 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 8, 1994

                                                 REGISTRATION NO. 33-51429

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                           CORESTATES FINANCIAL CORP
            (EXACT NAMES OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      PENNSYLVANIA                   6711                  23-1899716
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER
     JURISDICTION OF          CLASSIFICATION NO.)      IDENTIFICATION NO.)
    INCORPORATION OR
      ORGANIZATION)

                      PHILADELPHIA NATIONAL BANK BUILDING
                          BROAD AND CHESTNUT STREETS
                            PHILADELPHIA, PA 19107
                                (215) 973-5680
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                --------------

                                DAVID T. WALKER
                             DEPUTY CHIEF COUNSEL
                           CORESTATES FINANCIAL CORP
                                 F.C. 1-1-22-1
                                 P.O. BOX 7618
                     PHILADELPHIA, PENNSYLVANIA 19101-6187
                                (215) 973-5680

        (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                --------------

                                  COPIES TO:
         MARK J. MENTING, ESQ.                  DAVID J. HUGHES, ESQ.
          SULLIVAN & CROMWELL                         SECRETARY
           125 BROAD STREET                     CONSTELLATION BANCORP
          NEW YORK, NY 10004                       68 BROAD STREET
            (212) 558-4000                       ELIZABETH, NJ 07207
                                                   (908) 474-1000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after effective date of this Registration Statement and upon consummation of the merger of Constellation Bancorp ("Constellation") with and into the Registrant as described herein (the "Merger").

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                                --------------

                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                                        PROPOSED
                                          PROPOSED      MAXIMUM
 TITLE OF EACH CLASS OF     AMOUNT        MAXIMUM      AGGREGATE     AMOUNT OF
    SECURITIES TO BE         TO BE     OFFERING PRICE   OFFERING   REGISTRATION
       REGISTERED        REGISTERED(1)  PER SECURITY    PRICE(2)        FEE
- --------------------------------------------------------------------------------
Common Stock, $1.00 par
 value.................   11,585,256        n/a       $290,541,533 $99,232.88(3)

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

(1) Includes a maximum of 11,278,193 shares of Common Stock of the Registrant ("CoreStates Common Shares") issuable in connection with the Merger, and up to 307,063 shares issuable upon the exercise of options outstanding under stock option plans of Constellation, as well as such additional shares as may become issuable as a result of adjustments in the capital structure of the Registrant. The amount of CoreStates Common Shares to be registered has been determined on the basis of the exchange ratio for such shares in the Merger (0.4137 of a CoreStates Common Share for each share of common stock, no par value, of Constellation ("Constellation Common Shares")) and the maximum number of Constellation Common Shares that may be exchanged upon consummation of the Merger (28,004,003), assuming the exercise of all options for Constellation Common Shares. The exchange ratio has been adjusted to reflect the Registrant's 100% stock dividend paid on October 15, 1993 to shareholders of record on September 15, 1993.


(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(1) under the Securities Act of 1933, as amended, based on the last sale price per Constellation Common Share reported on the NASDAQ National Market System ($10.375) as of a specified date within five business days of the filing hereof, and the maximum number of Constellation Common Shares that may be exchanged upon consummation of the Merger (28,004,003). See Footnote 1 above.

(3) Of this amount, $99,121.36 was previously paid in connection with the registration of 11,554,085 CoreStates Common Shares, based upon an exchange ratio of 0.412 of a CoreStates Common Share for each Constellation Common Share, a last sale price per Constellation Common Share reported on the NASDAQ National Market System of $10.25 and a maximum number of Constellation Common Shares that may be exchanged upon consummation of the Merger of 28,043,895 shares. The registration fee of $111.52 transmitted herewith in connection with the registration of an additional 31,171 CoreStates Common Shares is calculated based upon an exchange ratio of 0.4137 of a CoreStates Common Share for each Constellation Common Share, a last sale price per Constellation Common Share reported on the NASDAQ National Market System of $10.375 and a maximum number of Constellation Common Shares that may be exchanged upon consummation of the Merger of 28,004,003 shares. See Footnotes 1 and 2 above.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                           CORESTATES FINANCIAL CORP

                             CROSS-REFERENCE SHEET

                                                 CAPTION IN PROXY STATEMENT-
ITEM NUMBER FORM S-4                                      PROSPECTUS
- --------------------                         ------------------------------------
 1. Forepart of Registration Statement and
      Outside Front Cover Page of
      Prospectus...........................  Forepart of Registration Statement
                                             and Cover Page of Proxy Statement-
                                             Prospectus
 2. Inside Front and Outside Back Cover
      Pages of Prospectus..................  Available Information; Incorporation
                                             of Documents by Reference
 3. Risk Factors, Ratio of Earnings to
      Fixed Charges and Other Information..  Summary
 4. Terms of the Transaction...............  Summary; The Merger; Pro Forma
                                             Financial Information; Description
                                             of CoreStates Capital Stock;
                                             Comparison of Shareholder Rights
 5. Pro Forma Financial Information........  Selected Pro Forma Consolidated
                                             Financial Information; Pro Forma
                                             Financial Information
 6. Material Contacts with Company Being
      Acquired.............................                   *
 7. Additional Information Required for
      Reoffering by Persons and Parties
      Deemed to Be Underwriters............                   *
 8. Interests of Named Experts and Counsel.  Legal Matters
 9. Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities..........................                   *
10. Information with Respect to S-3
      Registrants..........................  Summary; The Merger
11. Incorporation of Certain Information by
      Reference............................  Incorporation of Documents by
                                             Reference
12. Information with Respect to S-2 or S-3
      Registrants..........................                   *
13. Incorporation of Certain Information by
      Reference............................                   *
14. Information with Respect to Registrants
      Other Than S-3 or S-2 Registrants....                   *
15. Information with Respect to S-3
      Companies............................  Incorporation of Documents by
                                             Reference; Summary; Comparison of
                                             Shareholder Rights
16. Information with Respect to S-2 or S-3
      Companies............................                   *
17. Information with Respect to Companies
      Other Than S-3 or S-2 Companies......                   *
18. Information if Proxies, Consents or
      Authorizations are to be Solicited...  Summary; Information Regarding the
                                             Special Meeting; The Merger
19. Information if Proxies, Consents or
      Authorizations are not to be
      Solicited or in an Exchange Offer....                   *

- --------
* Omitted because the item is inapplicable or the answer thereto is negative.

                                                          February 11, 1994

Dear Constellation Shareholder:

  You are cordially invited to attend a Special Meeting of Shareholders of Constellation Bancorp ("Constellation") which will be held on Tuesday, March 15, 1994 at 2:00 p.m. at the Douglass College Student Center, Corner of George Street and Nichol Avenue, New Brunswick, New Jersey. At this meeting you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, as amended (the "Merger Agreement"), pursuant to which Constellation will merge with and into CoreStates Financial Corp (the "Merger"), and each share of your Constellation common stock will be converted in a tax-free exchange into 0.4137 (0.412 under certain circumstances) of a share of CoreStates common stock.

  The proposed Merger has been unanimously approved by your Board of Directors. Your Board of Directors has determined that the Merger is in the best interests of Constellation and its shareholders and recommends that you vote FOR approval of the Merger Agreement.

  Consummation of the Merger is subject to certain conditions, including the approval of the Merger Agreement by Constellation shareholders and the approval of the Merger by various regulatory agencies.

  The enclosed Notice of Special Meeting of Shareholders and Proxy Statement-Prospectus describe the Merger and provide specific information concerning the Special Meeting. Please read these materials carefully and consider the information contained in them.

  Directions to the Douglass College Student Center, the location of the Special Meeting, are printed on the back cover page of the enclosed Proxy Statement-Prospectus.

  It is very important that your shares be represented at the Special Meeting, regardless of whether you plan to attend in person. The affirmative vote of 66 2/3% of all of the outstanding shares of Constellation common stock is required to approve the Merger Agreement. Consequently, a failure to vote will have the same effect as a vote against the proposal. Therefore, I urge you to execute, date and return the enclosed proxy card in the enclosed postage-paid envelope as soon as possible to ensure that your shares will be voted at the Special Meeting. YOU SHOULD NOT SEND IN THE CERTIFICATE FOR YOUR CONSTELLATION SHARES AT THIS TIME.

  On behalf of the Board of Directors, I urge you to vote FOR approval of the Merger Agreement.

                                 Sincerely,


                                 George R. Zoffinger
                                 President and Chief Executive Officer

                 [LOGO OF CONSTELLATION BANCORP APPEARS HERE]

                             CONSTELLATION BANCORP
                                68 BROAD STREET
                          ELIZABETH, NEW JERSEY 07207

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                                          February 11, 1994

  Notice is hereby given that, pursuant to the call of its Directors, a Special Meeting of Shareholders of Constellation Bancorp ("Constellation") will be held at 2:00 p.m. on Tuesday, March 15, 1994 at the Douglass College Student Center, Corner of George Street and Nichol Avenue, New Brunswick, New Jersey, to consider and take action upon the following matters:

  1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of August 2, 1993, as amended (the "Merger Agreement"), attached as Appendix I to the accompanying Proxy Statement-Prospectus, providing for the merger of Constellation with and into CoreStates Financial Corp ("CoreStates") and the conversion of each outstanding share, with certain exceptions, of common stock, no par value, of Constellation ("Constellation Common Shares") into 0.4137 (0.412 under certain circumstances) of a share of common stock, par value $1.00 per share, of CoreStates (the "Merger" and such proposal, the "Merger Proposal").

  2. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Only shareholders of record of Constellation Common Shares at the close of business on February 9, 1994 are entitled to receive notice of and to vote at the meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ David J. Hughes

                                          David J. Hughes
                                          Secretary

Elizabeth, New Jersey

February 11, 1994

  THE BOARD OF DIRECTORS OF CONSTELLATION UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF CONSTELLATION COMMON SHARES VOTE TO APPROVE THE MERGER PROPOSAL.

  SINCE THE AFFIRMATIVE VOTE OF AT LEAST TWO-THIRDS (66 2/3%) OF THE OUTSTANDING CONSTELLATION COMMON SHARES IS REQUIRED TO APPROVE THE MERGER, WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT-PROSPECTUS. ANY SHAREHOLDER PRESENT AT THE SPECIAL MEETING, INCLUDING ANY ADJOURNMENT THEREOF, MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON THE MERGER PROPOSAL OR ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE SPECIAL MEETING.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION; DATED FEBRUARY 8, 1994

[LOGO OF CONSTELLATION APPEARS HERE]     [LOGO OF CORESTATES APPEARS HERE]
       PROXY STATEMENT                             PROSPECTUS


    CONSTELLATION BANCORP                  CORESTATES FINANCIAL CORP
       68 BROAD STREET                PHILADELPHIA NATIONAL BANK BUILDING
 ELIZABETH, NEW JERSEY 07202                BROAD & CHESTNUT STREETS
        (908) 474-1000                  PHILADELPHIA, PENNSYLVANIA 19107
                                                  215-973-3827

                                    COMMON STOCK (PAR VALUE $1.00 PER SHARE)

  This Proxy Statement-Prospectus is being furnished to the holders of common stock, no par value, of Constellation Bancorp ("Constellation Common Shares"), a New Jersey corporation ("Constellation"), in connection with the solicitation of proxies by the Board of Directors of Constellation for use at the special meeting of Constellation's shareholders to be held at the Douglass College Student Center, Corner of George Street and Nichol Avenue, New Brunswick, New Jersey, on Tuesday, March 15, 1994, at 2:00 p.m., and at any adjournments or postponements thereof (the "Special Meeting").

  At the Special Meeting, the shareholders of record of Constellation Common Shares as of the close of business on February 9, 1994 will consider and vote upon a proposal (the "Merger Proposal") to approve the Agreement and Plan of Merger, dated as of the 2nd day of August, 1993, as amended (the "Merger Agreement"), between Constellation and CoreStates Financial Corp ("CoreStates"), a Pennsylvania corporation, pursuant to which Constellation will merge with and into CoreStates (the "Merger"). Upon consummation of the Merger, each outstanding Constellation Common Share (other than shares held directly or indirectly by CoreStates, excluding shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), will be converted into 0.4137 shares of common stock of CoreStates, par value $1.00 per share ("CoreStates Common Shares") (0.412 CoreStates Common Shares under certain circumstances as described herein). For a description of the exchange ratio and other aspects of the Merger Agreement, which is included as Appendix I to this Proxy Statement-Prospectus, see "THE MERGER." This Proxy Statement-Prospectus and the accompanying proxy cards are first being mailed to shareholders of Constellation on or about February 11, 1994.

  THE EXCHANGE RATIO SET FORTH IN THIS PROXY STATEMENT-PROSPECTUS HAS BEEN ADJUSTED SUBSEQUENT TO THE EXECUTION OF THE MERGER AGREEMENT AND PURSUANT TO THE TERMS THEREOF TO REFLECT CORESTATES' 100% STOCK DIVIDEND PAID ON OCTOBER 15, 1993 TO SHAREHOLDERS OF RECORD ON SEPTEMBER 15, 1993 AND THE AGREEMENT BETWEEN CONSTELLATION AND CORESTATES TO INCREASE THE EXCHANGE RATIO SO LONG AS THE EFFECTIVE DATE OCCURS ON OR BEFORE MARCH 30, 1994. SEE "THE MERGER--GENERAL DESCRIPTION; EXCHANGE RATIO."

  This Proxy Statement-Prospectus also constitutes a prospectus of CoreStates with respect to the CoreStates Common Shares issuable to Constellation's shareholders pursuant to the Merger.

  The outstanding CoreStates Common Shares are reported on the New York Stock Exchange, Inc. (the "NYSE"). The last reported sale price of CoreStates Common Shares on the NYSE on February 9, 1994 was $ per share.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT- PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

     The date of this Proxy Statement-Prospectus is February  , 1994.

                             AVAILABLE INFORMATION

  CoreStates and Constellation are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement discussed below, as well as reports, proxy statements and other information filed by CoreStates and Constellation pursuant to the informational requirements of the Exchange Act, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the commission: the New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and the Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, the equity securities of CoreStates are listed on the NYSE, and such reports, proxy statements and other information concerning CoreStates also should be available for inspection at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

  CoreStates has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), covering the CoreStates Common Shares that may be issued in connection with the Merger. This Proxy Statement-Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For such information, reference is made to the Registration Statement and the exhibits filed as a part thereof or incorporated by reference therein.

  THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (NOT INCLUDING EXHIBITS THERETO, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN THE INFORMATION INCORPORATED HEREIN) ARE AVAILABLE WITHOUT CHARGE TO ANY SHAREHOLDER OF CONSTELLATION, INCLUDING ANY BENEFICIAL OWNER, UPON WRITTEN OR ORAL REQUEST DIRECTED IN THE CASE OF CORESTATES TO THE SECRETARY OF CORESTATES FINANCIAL CORP, CENTRE SQUARE WEST, 1500 MARKET STREET, PHILADELPHIA, PENNSYLVANIA 19101 (TELEPHONE: (215) 973-3827) AND IN THE CASE OF CONSTELLATION TO THE SECRETARY OF CONSTELLATION, 120 ALBANY STREET PLAZA, NEW BRUNSWICK, NEW JERSEY 08903-0831 (TELEPHONE: (908) 843-4076). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE SPECIAL MEETING OF SHAREHOLDERS OF CONSTELLATION TO WHICH THIS PROXY STATEMENT-PROSPECTUS RELATES, ANY REQUEST SHOULD BE MADE BY MARCH 8, 1994.

  No person is authorized to give information or to make any representation not contained in this Proxy Statement-Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by CoreStates or Constellation. This Proxy Statement-Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Proxy Statement-Prospectus, or the solicitation of a proxy, to or from any persons in any jurisdiction where it is unlawful to make such offer or solicitation of an offer or proxy solicitation. Neither the delivery of this Proxy Statement-Prospectus nor any distribution of the securities made under this Proxy Statement-Prospectus shall, under any circumstances, create an implication that there has been no change in the affairs of CoreStates or Constellation since the date of this Proxy Statement-Prospectus.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  The following documents previously filed by CoreStates with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this Proxy Statement-Prospectus:

    (1) the Annual Report on Form 10-K for the year ended December 31, 1992 (which includes portions of the 1992 Annual Report to Shareholders);

    (2) the Current Reports on Form 8-K dated January 20, 1993, March 12, 1993, March 18, 1993, April 20, 1993 (as amended), July 21, 1993, August 2,
  1993, October 12, 1993, October 21, 1993, November 19, 1993, December 13,
  1993 and January 19, 1994;

    (3) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993; and

    (4) the description of CoreStates Common Shares contained in CoreStates' Registration Statement on Form 8-A/A dated December 22, 1993.

  The following documents previously filed by Constellation with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this Proxy Statement-Prospectus:

    (1) the Annual Report on Form 10-K for the year ended December 31, 1992 (which includes portions of the 1992 Annual Report to Shareholders);

    (2) the Current Report on Form 8-K dated August 12, 1993; and

    (3) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993 (in the case of the Quarterly Report on Form 10-Q for the quarter ended September 30, 1993, as amended by Form 10-Q/A).

  All documents filed by CoreStates and Constellation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement-Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.

  All information regarding Constellation set forth herein or incorporated by reference herein has been furnished by Constellation. All information regarding CoreStates set forth herein or incorporated by reference herein has been furnished by CoreStates.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION.....................................................    2
INCORPORATION OF DOCUMENTS BY REFERENCE...................................    3
TABLE OF CONTENTS.........................................................    4
SUMMARY...................................................................    5
 The Parties..............................................................    5
 The Special Meeting......................................................    6
 Terms of the Merger Agreement and the Exchange Ratio.....................    6
 Management After the Merger..............................................    6
 Recommendation of Board of Directors; Reasons for the Merger.............    6
 Opinion of Financial Adviser.............................................    6
 Effective Date...........................................................    7
 Termination of the Merger Agreement......................................    7
 Tax Consequences.........................................................    7
 Vote Required; Record Date; Principal Shareholders.......................    8
 Dissenters' Rights.......................................................    8
 Regulatory Approvals.....................................................    8
 Conditions...............................................................    8
 Interests of Certain Persons in the Merger...............................    8
 Accounting Treatment.....................................................    9
 Stock Option Agreement...................................................    9
 Certain Differences in Shareholders' Rights..............................    9
 Recent Developments......................................................    9
 Independence Bancorp Proposed Combination................................   10
SELECTED FINANCIAL INFORMATION (UNAUDITED)................................   11
MARKET VALUE OF SECURITIES................................................   18
RECENT DEVELOPMENTS.......................................................   19
INFORMATION REGARDING THE SPECIAL MEETING.................................   23
 General..................................................................   23
 Matters to be Considered at the Special Meeting..........................   23
 Record Date; Voting Rights...............................................   23
 Proxies..................................................................   23
 Recommendation of The Board of Directors.................................   24
THE MERGER................................................................   24
 General Description; Exchange Ratio......................................   25
 Background of the Merger.................................................   25
 Reasons for Merger.......................................................   29
 Opinion of Financial Adviser.............................................   31
 Stock Option Agreement...................................................   36
 Operations and Management After the Merger...............................   38
 Interests of Certain Persons in the Merger...............................   38
 Effect on Constellation Employee Benefit Plans...........................   43
 Certain Federal Income Tax Considerations................................   43
 No Dissenters' Rights of Appraisal.......................................   44
 Regulatory Approvals.....................................................   44
 Representations and Warranties; Conditions Precedent.....................   45
 Effective Date; Effective Time; Amendments; Waiver; Termination..........   45
 Price Based Termination..................................................   46
 Operations of Constellation and CoreStates Pending the Merger............   46

                                                                            PAGE
                                                                            ----
 No Solicitation..........................................................   48
 Accounting Treatment.....................................................   48
 Status of CoreStates Common Shares under the Federal Securities Laws;
  Pooling of Interests....................................................   48
 Exchange of Certificates.................................................   49
 Expenses.................................................................   50
INDEPENDENCE BANCORP PROPOSED COMBINATION.................................   50
PRO FORMA FINANCIAL INFORMATION (UNAUDITED)...............................   51
LEGAL PROCEEDINGS.........................................................   61
CERTAIN REGULATORY CONSIDERATIONS.........................................   61
 General..................................................................   61
 Capital..................................................................   62
 Regulatory Agreements....................................................   63
 Potential Enforcement Actions............................................   64
 Dividends................................................................   64
 Support of Bank Subsidiaries.............................................   65
 Borrowings by Holding Companies..........................................   65
 FDICIA...................................................................   65
 Miscellaneous............................................................   67
DESCRIPTION OF CORESTATES CAPITAL STOCK...................................   68
 CoreStates Capital Stock.................................................   68
 CoreStates Common Shares.................................................   68
 CoreStates Series Preferred Stock........................................   68
COMPARISON OF SHAREHOLDER RIGHTS..........................................   70
 General..................................................................   70
 Authorized Capital.......................................................   70
 Voting and Other Rights..................................................   71
 Amendment of Certificate or
  Articles of Incorporation or
  Bylaws............................                                         71
 Size and Classification of Board of Directors............................   72
 Removal of Directors.....................................................   72
 Indemnification and Limitation of Liability..............................   72
 Shareholder Meetings.....................................................   74
 Merger or Other Fundamental Transactions.................................   75
 State Anti-Takeover Statutes.............................................   75
 Shareholder Protection Rights Plan.......................................   77
 Dissenters' Rights.......................................................   78
 Dividends and Other Distributions........................................   79
 Voluntary Dissolution....................................................   79
 Preemptive Rights........................................................   80
 Preferred Stock..........................................................   80
EXPERTS...................................................................   80
 CoreStates...............................................................   80
 Constellation............................................................   80
 Independence Bancorp.....................................................   81
LEGAL MATTERS.............................................................   81
APPENDIX I--Agreement and Plan of Merger
  Exhibit A--Stock Option Agreement
APPENDIX II--Opinion of Keefe, Bruyette
 & Woods, Inc.

                                    SUMMARY

  The following summary is not intended to be a complete description of all material facts regarding CoreStates, Constellation and the matters to be considered at the Special Meeting and is qualified in all respects by the information appearing elsewhere or incorporated by reference in this Proxy Statement-Prospectus, the Appendices hereto and the documents referred to herein. The exchange ratio set forth in this Proxy Statement-Prospectus has been adjusted subsequent to the execution of the Merger Agreement and pursuant to the terms thereof to reflect CoreStates' 100% stock dividend paid on October 15, 1993 to shareholders of record on September 15, 1993 and the agreement between Constellation and CoreStates to increase the Exchange Ratio so long as the Effective Date occurs on or before March 30, 1994. See "THE MERGER--General Description; Exchange Ratio."

THE PARTIES

  Constellation. Constellation Bancorp ("Constellation") is a registered bank holding company organized in 1984. Constellation's principal subsidiary is Constellation Bank, National Association (formerly The National State Bank, Elizabeth, New Jersey) ("NSB" or "Constellation Bank"), a national banking association organized in 1812, the deposits of which are insured by the Federal Deposit Insurance Corporation's (the "FDIC") Bank Insurance Fund ("BIF") up to applicable limits. Constellation Bank has 49 full service branch banking offices located in a seven county area of Central New Jersey between New York City and Philadelphia. Through Constellation Bank and its subsidiaries, Constellation provides commercial banking services, consumer banking services, financial and corporate services, trust services, mortgage origination services, mortgage administration services and equipment leasing services. Constellation Bank's assets comprise virtually all of the consolidated assets of Constellation. At September 30, 1993, Constellation had consolidated assets, deposits and shareholders' equity of $2.3 billion, $2.1 billion and $158 million, respectively. See "RECENT DEVELOPMENTS--Constellation." At December 31, 1992, Constellation was the sixth largest bank holding company headquartered in New Jersey based on deposits. Constellation's principal executive office is located at 68 Broad Street, Elizabeth, New Jersey 07207 and its telephone number is (908) 474-1000.

  CoreStates. CoreStates is a bank holding company registered under the Bank Holding Act of 1956, as amended (the "1956 Act"), and incorporated under the laws of Pennsylvania with executive offices at Philadelphia National Bank Building, Broad & Chestnut Streets, Philadelphia, Pennsylvania 19107 (telephone number 215-973-3827). At September 30, 1993, CoreStates had total consolidated assets, deposits and shareholders' equity of $22.8 billion, $16.2 billion and $1.9 billion, respectively, and, based on December 31, 1992 rankings of bank holding companies, was believed to be the 30th largest bank holding company in the United States at such date. See "RECENT DEVELOPMENTS--CoreStates."

  The principal banking subsidiaries of CoreStates are: CoreStates Bank, N.A. ("CoreStates Bank"), a national banking association with executive offices located in Philadelphia, Pennsylvania; New Jersey National Bank ("NJNB"), a national banking association with its executive offices located in Pennington, New Jersey; and CoreStates Bank of Delaware N.A. ("CBD"), a national banking association with its sole office located in New Castle County, Delaware ("Banking Subsidiaries"). Through CoreStates Bank, NJNB and CBD, CoreStates is engaged in the business of providing wholesale banking services, consumer financial services, including retail banking, trust and investment management services and electronic payment services.

  At September 30, 1993, on a pro forma basis after giving effect to the Merger and the Proposed Combination (each, as defined below), the percentage of total consolidated assets and shareholders' equity of CoreStates represented by Constellation would be 8.3% and 7.5%, respectively. For the nine months ended September 30, 1993, on a pro forma basis after giving effect to the Merger and the Proposed Combination, the percentage of net interest income and net income of CoreStates represented by Constellation would be 7.6% and 4.3%, respectively.

  CoreStates is continually evaluating acquisition opportunities and frequently conducts due diligence activities in connection with possible acquisitions both on an assisted and unassisted basis. Acquisitions that may be under consideration at any time include, without limitation, acquisitions of banking organizations and thrift or savings-type associations or their assets or liabilities or acquisitions of other financial service companies or their assets or liabilities.

THE SPECIAL MEETING

  The Special Meeting will be held on Tuesday, March 15, 1994 at 2:00 p.m. local time. At the Special Meeting, holders of Constellation Common Shares will be asked to consider and vote upon the approval and adoption of the Agreement and Plan of Merger, dated as of the 2nd day of August, 1993, as amended (the "Merger Agreement"), by and between CoreStates and Constellation providing for the merger of Constellation with and into CoreStates (the "Merger"). Constellation shareholders may conduct such other business as may properly come before the Special Meeting, or any postponement or adjournment thereof. As of the date of this Proxy Statement-Prospectus, the management of Constellation is aware of no such other business.

TERMS OF THE MERGER AGREEMENT AND THE EXCHANGE RATIO

  Pursuant to the Merger Agreement, Constellation will be merged with and into CoreStates, with CoreStates as the surviving entity thereof, and CoreStates will succeed to the business of Constellation and will continue operations under the name CoreStates. Upon the Merger becoming effective, each outstanding Constellation Common Share will be converted into 0.4137 (0.412 under certain circumstances as described herein) (the "Exchange Ratio") CoreStates Common Shares at a fixed exchange ratio. See "THE MERGER--General Description; Exchange Ratio."

MANAGEMENT AFTER THE MERGER

  Upon consummation of the Merger, Constellation will be merged with and into CoreStates, with CoreStates as the surviving entity thereof. CoreStates' current directors will serve as the directors of the surviving corporation following the Merger, and the current executive officers of CoreStates will comprise the senior management of CoreStates. See "THE MERGER--Operations and Management After the Merger." All subsidiaries of Constellation will become subsidiaries of CoreStates.

  It is planned that after the Merger, the banking subsidiary of Constellation, Constellation Bank, will be merged with and into NJNB, a national banking subsidiary of CoreStates. NJNB's current directors and three directors of Constellation will comprise the directors of NJNB. See "THE MERGER--Interests of Certain Persons in the Merger." It is anticipated that certain officers of Constellation Bank may be offered employment as officers of NJNB or at other entities in the CoreStates organization.

RECOMMENDATION OF BOARD OF DIRECTORS; REASONS FOR THE MERGER

  THE CONSTELLATION BOARD OF DIRECTORS (THE "CONSTELLATION BOARD") HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT CONSTELLATION'S SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT. The Constellation Board believes that the Merger will enable holders of Constellation Common Shares to realize significant value on a tax-free basis and also will enable shareholders to acquire a more liquid stock in a financially stronger organization. In addition, shareholders will receive a dividend on the CoreStates Common Shares. See "THE MERGER--Background of the Merger" and "THE MERGER--Reasons for Merger" for information about the negotiation of the Merger Agreement. See "THE MERGER--Interests of Certain Persons in the Merger" for interests of certain directors and officers of Constellation in the Merger.

OPINION OF FINANCIAL ADVISER

  Keefe, Bruyette & Woods, Inc. ("Keefe") has served as financial adviser to Constellation in connection with the Merger and rendered an oral opinion to the Constellation Board, that, as of August 2, 1993, the consideration to be received by the holders of Constellation Common Shares in the Merger was fair to the holders of Constellation Common Shares from a financial point of view. Keefe has also delivered an opinion, dated as of the date of this Proxy Statement-Prospectus, to the effect that the consideration to be received by the holders of Constellation Common Shares in the Merger is fair to the holders of Constellation Common Shares from a financial point of view. For additional information, see "THE MERGER--Opinion of Financial Adviser." The opinion of Keefe dated as of the date of this Proxy Statement-Prospectus is attached as Appendix II to this Proxy Statement-Prospectus. Shareholders are urged to read such opinion in its entirety for a description of the procedures followed, matters considered and limitations on the review undertaken in connection therewith.

EFFECTIVE DATE

  Constellation and CoreStates have agreed that the Merger will be consummated prior to the close of business on March 15, 1994 if the approval of the Merger and the Merger Agreement by Constellation's shareholders occurs on March 15, 1994 and all other conditions to closing can be satisfied or are waived by such time (the date of such consummation, the "Effective Date"). See "THE MERGER-- Effective Date; Effective Time; Amendments; Waiver; Termination."

TERMINATION OF THE MERGER AGREEMENT

  The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date, either before or after its approval by the shareholders of Constellation, by (i) mutual consent of CoreStates and Constellation; (ii) either CoreStates or Constellation if the shareholders of Constellation fail to approve the Merger Agreement or if there is a material breach by the other party of any representation, warranty, covenant or agreement in the Merger Agreement which has not been cured or is not curable within sixty days after written notice of such breach is given to the party causing such breach; (iii) either CoreStates or Constellation if the Merger has not been consummated by March 31, 1994 (subject to extension in certain circumstances); or (iv) either CoreStates or Constellation if governmental approvals required to permit consummation of the Merger are denied or if an order or decree is issued by a governmental authority of competent jurisdiction permanently restraining or prohibiting consummation of the transactions contemplated by the Merger. The occurrence of any of the events giving rise to a right of termination under the Merger Agreement would not in and of itself trigger the rights of CoreStates under the Option Agreement (as defined below).


  The Merger Agreement also contains a provision that would have permitted Constellation to terminate the Merger Agreement at any time during the ten-day period commencing January 22, 1994, the fifteenth day after the receipt of the required approval of the Merger by the Board of Governors of the Federal Reserve System ("FRB") (the "Determination Date"), by a majority vote of the members of the Constellation Board, if all of the following conditions had occurred: (i) the average closing price per share of CoreStates Common Shares over the twenty trading day pricing period prior to the Determination Date was less than $24.28; (ii) the decline in the price of CoreStates Common Shares exceeded by more than 15% the decline over such time period in an index composed of a group of common stocks of other bank holding companies; and (iii) CoreStates failed to elect to increase the Exchange Ratio as set forth in the Merger Agreement. Because the average closing price per share of CoreStates Common Shares over the twenty trading day pricing period prior to the Determination Date was greater than $24.28, Constellation was not permitted to exercise any termination rights under the provision set forth above. See "THE MERGER--Effective Date; Effective Time; Amendments; Waiver; Termination" and "THE MERGER--Price Based Termination."

TAX CONSEQUENCES

  It is intended that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that, accordingly, for federal income tax purposes: (i) no gain or loss will be recognized by either CoreStates or Constellation as a result of the Merger and (ii) no gain or loss will be recognized by holders of Constellation Common Shares upon the receipt of

CoreStates Common Shares in exchange for Constellation Common Shares in the Merger, except to the extent of cash received in lieu of fractional shares. Consummation of the Merger is conditioned upon receipt by each of CoreStates and Constellation of an opinion of Sullivan & Cromwell, dated the Effective Date, substantially to the foregoing effect. The tax consequences of the proposed transaction to shareholders of Constellation are summarized under "THE MERGER--Certain Federal Income Tax Considerations."

VOTE REQUIRED; RECORD DATE; PRINCIPAL SHAREHOLDERS

  Approval of the Merger requires the affirmative vote of 66 2/3% of the outstanding Constellation Common Shares. It is not necessary for the shareholders of CoreStates to approve the Merger. The Constellation Board has set February 9, 1994 as the record date (the "Record Date") for determining the shareholders entitled to notice of and to vote at the Special Meeting. On the Record Date, there were 27,261,769 Constellation Common Shares outstanding.


  As of the Record Date, Constellation's directors and executive officers and their affiliates beneficially owned 1,601,217 Constellation Common Shares, representing 5.9% of the outstanding Constellation Common Shares. As of the Record Date, Constellation Bank held of record or in the name of nominees 774,638 Constellation Common Shares, representing 2.8% of the outstanding Constellation Common Shares, in a fiduciary capacity, 325,801 of which shares Constellation Bank had sole or shared voting authority. As of the Record Date, CoreStates and CoreStates' directors, executive officers and subsidiaries owned 1,850 Constellation Common Shares of record, which amount included 200 shares owned beneficially. For additional information concerning voting by shareholders of Constellation on the proposed Merger, see "THE MERGER--General Description; Exchange Ratio."

DISSENTERS' RIGHTS

  Holders of Constellation Common Shares are not entitled to dissenters' rights in connection with the Merger. See "THE MERGER--No Dissenters' Rights of Appraisal."

REGULATORY APPROVALS

  In order for the proposed transaction to be completed, approval of CoreStates' acquisition of Constellation must be obtained from the FRB and the Pennsylvania Department of Banking. The approval of the FRB was received on January 7, 1994 and the management of CoreStates has no reason to believe that the required approval of the Pennsylvania Department of Banking will not be obtained.

CONDITIONS

  Consummation of the Merger is subject to satisfaction or waiver of various conditions, including compliance by Constellation and CoreStates with various covenants, the continuing accuracy of representations and warranties, the absence of any material adverse change in the financial condition or business of Constellation and CoreStates and other matters.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Certain members of Constellation's management and the Constellation Board may be deemed to have interests in the Merger in addition to their interests as shareholders of Constellation generally. These include, among other things, provisions in the Merger Agreement relating to indemnification and agreements made for the benefit of certain officers of Constellation Bank. The Merger Agreement provides that three members of the Constellation Board, one of whom shall be George R. Zoffinger, will become directors of NJNB. It is expected that the other two members of the Constellation Board who will become directors of NJNB will be Alvin J. Rockoff and Bruce G. Coe. Pursuant to the Merger Agreement, CoreStates has agreed to assume Constellation Bank's obligations under severance agreements with certain executive officers of Constellation Bank. See "THE MERGER--Interests of Certain Persons in the Merger."

ACCOUNTING TREATMENT

  It is intended that the Merger will be accounted for as a "pooling of interests" under generally accepted accounting principles. Consummation of the Merger is conditioned upon receipt by Constellation and CoreStates of a letter from CoreStates' independent public accountants that the Merger may be accounted for in such a manner. See "THE MERGER--Accounting Treatment."

STOCK OPTION AGREEMENT

  At the insistence of CoreStates and as a condition to CoreStates entering into the Merger Agreement and in consideration therefor, CoreStates and Constellation entered into a Stock Option Agreement, dated August 2, 1993 (the "Option Agreement"), pursuant to which CoreStates has an option (the "Option"), upon the occurrence of certain events (none of which has yet occurred to the best of CoreStates' and Constellation's knowledge), to purchase up to 5,300,000 Constellation Common Shares (representing approximately 19.5% of the outstanding Constellation Common Shares), at a price of $10.375 per share, subject to termination within certain periods. The Option Agreement may discourage competing offers to the Merger and is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement.

  In the event that Constellation's shareholders fail to approve the Merger Agreement, either CoreStates or Constellation may terminate the Merger Agreement in accordance with its terms. See "THE MERGER--Effective Date; Effective Time; Amendments; Waiver; Termination." If no Initial Triggering Event and Subsequent Triggering Event (each, as defined in the Option Agreement) has occurred prior to such termination or an Exercise Termination Event (as defined in the Option Agreement), the Option Agreement will automatically terminate at such time. If an Initial Triggering Event and Subsequent Triggering Event does occur prior to such termination, then CoreStates will be entitled to exercise the Option in accordance with its terms.

  A copy of the Option Agreement is attached to this Proxy Statement-Prospectus as Exhibit A to Appendix I. See "THE MERGER--Stock Option Agreement."

CERTAIN DIFFERENCES IN SHAREHOLDERS' RIGHTS

  On the Effective Date, shareholders of Constellation automatically will become shareholders of CoreStates. The rights of shareholders of CoreStates are determined by the Pennsylvania Business Corporation Law and by CoreStates' articles of incorporation and by-laws. The rights of shareholders of CoreStates differ from the rights of shareholders of Constellation with respect to certain matters. For a summary of these differences, see "COMPARISON OF SHAREHOLDER RIGHTS."

RECENT DEVELOPMENTS

  CoreStates. CoreStates recorded net income of $85.3 million or $0.73 per share in the fourth quarter of 1993, compared to $69.1 million or $0.59 per share for the same period in 1992. The 23.7% increase in fourth quarter net income per share was principally attributable to: a $7.4 million improvement in net interest income reflecting strengthened loan demand and an increase in the net financial margin; a $2.0 million reduction in the provision for losses on loans, mostly due to an improving outlook for credit quality, including a 14.7% reduction in nonperforming assets during the fourth quarter; and increases in income from fee-based services. The net financial margin for the fourth quarter of 1993 was 5.75%, compared to 5.72% for the prior year fourth quarter. Average loans outstanding for the fourth quarter of 1993 were $15,948 million, up 5.4% from the prior year. See "RECENT DEVELOPMENTS--CoreStates."

  Constellation. On January 28, 1994, Constellation reported preliminary earnings of $4.8 million for the fourth quarter of 1993, up from fourth quarter 1992 net income of $1.2 million. On a per share basis, fourth quarter 1993 preliminary earnings were $0.18 compared to net income of $0.10 for the fourth quarter of 1992. For the year ended December 31, 1993, Constellation reported preliminary earnings of $16.5 million or $0.61 per share compared to a net loss of $1.7 million or $0.19 per share for 1992. All 1993 earnings information is preliminary because it does not include any merger related charges (including charges for a potential change in asset disposition strategy and other merger related expenses) which may be taken in connection with the Merger. Constellation expects it would incur a net loss for 1993 after taking such charges as described above. See "RECENT DEVELOPMENTS--Constellation."

INDEPENDENCE BANCORP PROPOSED COMBINATION

  On November 19, 1993, CoreStates and Independence Bancorp, Inc. ("Independence") entered into a definitive agreement pursuant to which CoreStates expects to acquire Independence in an exchange of stock (the "Proposed Combination"). Independence is a bank holding company whose four banking subsidiaries serve seven eastern Pennsylvania counties through 54 community banking offices. At September 30, 1993, Independence had total consolidated assets, deposits and shareholders' equity of $2.6 billion, $2.2 billion and $220 million, respectively.

  Under the terms of the agreement, each of Independence's approximately 12.7 million (on a fully diluted basis) shares of common stock, par value $2.50 per share ("Independence Common Shares"), will be exchanged for (i) 1.5 CoreStates Common Shares if the average price of CoreStates Common Shares over a pricing period prior to the closing of the Proposed Combination is $27.00 or less, (ii)
1.45 CoreStates Common Shares if the average price of CoreStates Common Shares over a pricing period prior to the closing of the Proposed Combination is $28.00 or more, or (iii) a number of CoreStates Common Shares determined by dividing $40.50 by the average price of CoreStates Common Shares over the pricing period prior to the closing of the Proposed Combination if the price of CoreStates Common Shares during such period falls between $27.00 and $28.00 per share.

  The pro forma financial information included in this Proxy Statement-Prospectus has been presented to give effect to the Proposed Combination, unless otherwise indicated. The Proposed Combination is expected to be accounted for as a pooling of interests. The pro forma financial information that has been presented to show the effect of the Proposed Combination assumes that the exchange ratio for the Proposed Combination will be 1.45 CoreStates Common Shares for each Independence Common Share, which is the exchange ratio that would have been applicable on the date the agreement was executed.

                         SELECTED FINANCIAL INFORMATION
                                  (UNAUDITED)

  The tables on pages 12 and 13 set forth selected historical financial information for CoreStates and Constellation for each of the five years in the period ended December 31, 1992 and the nine month periods ended September 30, 1993 and 1992. Such information has been derived from and should be read in conjunction with the consolidated financial statements of CoreStates and Constellation, including the respective notes thereto and management's discussions and analyses of financial condition and results of operations contained therein, which are incorporated by reference in this Proxy Statement-Prospectus. The selected historical financial information for CoreStates and Constellation for the nine month periods ended September 30, 1993 and 1992 reflect, in the opinion of the managements of CoreStates and Constellation, respectively, all adjustments (comprising only normal recurring accruals) necessary for a fair presentation of the consolidated operating results and financial position of CoreStates and Constellation for such interim periods. Results for the interim periods are not necessarily indicative of results for the full year or any other period.

  The table on page 14 sets forth selected unaudited pro forma combined financial information giving effect to the Merger under the pooling of interests method of accounting. For a description of the pooling of interests accounting method with respect to the Merger, see "THE MERGER--Accounting Treatment." The selected unaudited pro forma combined financial information also give effect to the Proposed Combination. The Proposed Combination is expected to be accounted for as a pooling of interests. This information is derived from the unaudited pro forma condensed combined financial statements appearing elsewhere herein and should be read in conjunction with those statements. See "PRO FORMA FINANCIAL INFORMATION." The unaudited pro forma financial information is prepared based on an Exchange Ratio in the Merger of
0.412 of a CoreStates Common Share for each Constellation Common Share and 1.45 CoreStates Common Shares for each Independence Common Share. The pro forma condensed combined financial statements do not purport to be indicative of the combined financial position or results or operations of future periods or indicative of the results that actually would have been realized had the entities been a single entity during these periods.

     SELECTED HISTORICAL FINANCIAL INFORMATION OF CORESTATES FINANCIAL CORP
                                  (UNAUDITED)

                               NINE MONTHS
                           ENDED SEPTEMBER 30,                   YEAR ENDED DECEMBER 31,
                          ----------------------  ----------------------------------------------------------
                             1993        1992        1992        1991        1990        1989        1988
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED SUMMARY OF
 INCOME:
 Interest income........  $1,133,571  $1,202,775  $1,587,360  $2,021,857  $2,272,587  $2,316,416  $1,995,247
 Interest expense.......     297,008     419,646     530,314     935,464   1,214,200   1,304,927   1,046,479
 Net interest income....     836,563     783,129   1,057,046   1,086,393   1,058,387   1,011,489     948,768
 Provision for losses on
  loans(1)..............      75,000      92,300     119,300     190,601     327,300     306,600     122,800
 Securities gains (loss-
  es)...................       5,530      13,405      13,407     (17,546)      2,177        (257)     18,548
 Income before cumula-
  tive effect of a
  change in accounting
  principle.............     242,615     193,297     262,404     227,746     128,656     115,950     280,077
 Cumulative effect of a
  change in accounting
  principle(2)..........         --      (80,986)    (80,986)        --          --          --          --
 Net income(3)..........     242,615     112,311     181,418     227,746     128,656     115,950     280,077
 Dividends on preferred
  stock(4)(5)...........         --          --          --          --        1,662      20,973       9,350
 Net income attributable
  to common shares......     242,615     112,311     181,418     227,746     126,994      94,977     270,727
PER COMMON SHARE(6):
 Income before cumula-
  tive effect of a
  change in accounting
  principle(2)..........        2.07        1.68        2.27        2.00        1.11        0.83        2.35
 Net income(3)..........        2.07        0.97        1.57        2.00        1.11        0.83        2.35
 Cash dividends de-
  clared(7).............        0.84        0.75        1.02        0.97        0.96        0.87        0.77 1/4
 Book value.............       15.82       14.28       14.58       14.00       12.74       12.75       12.60
                                                        ($ IN MILLIONS)
CONSOLIDATED BALANCE
 SHEET
 (AVERAGE BALANCES):
 Total assets...........  $   22,791  $   22,181  $   22,349  $   23,049  $   23,625  $   23,659  $   22,220
 Loans, net of unearned
  income................      15,471      15,396      15,330      16,812      17,863      16,931      15,376
 Allowance for possible
  loan losses...........         340         343         340         382         299         362         326
 Deposits...............      16,365      16,510      16,612      16,619      16,199      16,260      15,637
 Long-term debt.........       1,311       1,197       1,211       1,075         734         722         773
 Common shareholders'
  equity................       1,783       1,591       1,614       1,522       1,526       1,561       1,344
 Total shareholders' eq-
  uity(4)(5)............       1,783       1,591       1,614       1,522       1,543       1,661       1,467
AVERAGE COMMON SHARES
 OUTSTANDING............     117,335     115,322     115,600     113,624     113,956     114,850     115,034
PERIOD-END COMMON SHARES
 OUTSTANDING............     117,521     116,114     116,830     114,182     113,314     114,500     114,956
SELECTED RATIOS:
 Return on average total
  assets(8).............        1.42%       1.16%       1.17%       0.99%       0.54%       0.40%       1.22%
 Return on average com-
  mon
  shareholders' equi-
  ty(8).................       18.19%      16.23%      16.26%      14.96%       8.32%       6.08%      20.14%
 Return on average total
  shareholders'
  equity(8).............       18.19%      16.23%      16.26%      14.96%       8.34%       6.98%      19.09%
 Average shareholders'
  equity to average
  assets................        7.82%       7.17%       7.22%       6.60%       6.53%       7.02%       6.60%
 Allowance for possible
  loan losses to loans
  (period-end)..........        2.15%       2.13%       2.08%       2.21%       2.31%       2.88%       2.17%
 Non-performing assets
  to total loans plus
  other real estate
  owned (period-end)....        1.85%       2.86%       2.49%       3.07%       2.55%       2.02%       2.15%

    See footnotes to selected financial information on pages 15 and 16.

       SELECTED HISTORICAL FINANCIAL INFORMATION OF CONSTELLATION BANCORP
                                  (UNAUDITED)

                           NINE MONTHS
                       ENDED SEPTEMBER 30,              YEAR ENDED DECEMBER 31,
                       --------------------   ---------------------------------------------------
                         1993       1992        1992       1991       1990       1989      1988
                       ---------  ---------   --------   --------   --------   --------  --------
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED SUMMARY
 OF OPERATIONS:
 Interest income...... $ 116,970  $ 134,868   $175,391   $232,616   $276,680   $292,235  $240,845
 Interest expense.....    42,002     70,872     89,087    151,141    168,163    172,441   135,699
 Net interest income..    74,968     63,996     86,304     81,475    108,517    119,794   105,146
 Provision for losses
  on loans............     7,500      8,500     10,000     81,995     97,344     15,566     8,285
 Securities gains
  (losses)............        36      1,633      1,678      3,371         31        418       566
 Net income (loss)(3).    11,656     (2,846)    (1,691)   (88,722)   (61,771)    26,942    25,261
PER COMMON SHARE:
 Net income (loss)(3).      0.43      (0.35)     (0.19)    (10.82)     (7.66)      3.40      3.29
 Cash dividends de-
  clared .............       --         --         --         --        1.44       1.34      1.16
 Book value...........      5.82       9.48       5.39       9.79      20.52      29.81     22.76
                                               ($ IN MILLIONS)
CONSOLIDATED BALANCE
 SHEET
 (AVERAGE BALANCES):
 Total assets......... $   2,364  $   2,624   $  2,584   $  2,986   $  3,063   $  3,001  $  2,783
 Loans, net of un-
  earned income.......     1,740      1,836      1,822      2,058      2,226      2,132     1,939
 Allowance for possi-
  ble loan losses.....        82         95         93        105         36         20        16
 Deposits.............     2,190      2,501      2,461      2,793      2,710      2,596     2,428
 Long-term debt.......       --          18         17         20         20         20        20
 Common shareholders'
  equity(9)...........       151         83         84        114        234        203       167
 Total shareholders'
  equity..............       151         83         84        114        234        203       167
AVERAGE COMMON SHARES
 OUTSTANDING(9).......    27,182      8,187      9,065      8,200      8,067      7,923     7,690
PERIOD-END COMMON
 SHARES OUTSTAND-
 ING(9)...............    27,234      8,184     27,132      8,207      8,173      8,010     7,752
SELECTED RATIOS:
 Return on average to-
  tal assets(8).......      0.66%     (0.15)%    (0.07)%    (2.97)%    (2.02)%     0.90%     0.91%
 Return on average
  common shareholders'
  equity(8)...........     10.29%     (4.61)%    (2.01)%   (77.94)%   (26.44)%    13.25%    15.10%
 Return on average to-
  tal shareholders'
  equity(8)...........     10.29%     (4.61)%    (2.01)%   (77.94)%   (26.44)%    13.25%    15.10%
 Average shareholders'
  equity to average
  assets..............      6.40%      3.15%      3.26%      3.81%      7.63%      6.78%     6.01%
 Allowance for
  possible loan losses
  to loans
  (period-end)........      4.28%      4.92%      4.84%      5.11%      3.69%      1.17%     0.92%
 Non-performing assets
  to total loans plus
  other real estate
  owned (period-end)..      8.26%     12.21%     11.43%     13.14%      8.41%      2.17%     0.39%

    See footnotes to selected financial information on pages 15 and 16.

              SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION
                               ALL TRANSACTIONS
                                  (UNAUDITED)

                               NINE MONTHS
                           ENDED SEPTEMBER 30,                   YEAR ENDED DECEMBER 31,
                          ----------------------  ----------------------------------------------------------
                             1993        1992        1992        1991        1990        1989        1988
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED SUMMARY OF
 INCOME:
 Interest income........  $1,384,879  $1,488,526  $1,961,838  $2,485,277  $2,799,141  $2,870,616  $2,482,410
 Interest expense.......     393,028     560,219     709,360   1,212,367   1,532,735   1,641,239   1,343,516
 Net interest income....     991,851     928,307   1,252,478   1,272,910   1,266,406   1,229,377   1,138,894
 Provision for losses on
  loans(1)..............      91,555     112,484     160,250     291,261     437,860     327,181     137,619
 Securities gains (loss-
  es)...................       5,461      14,767      13,805     (13,868)      2,412      (8,743)    (13,495)
 Income before
  cumulative effect of a
  change in accounting
  principle.............     268,551     204,528     268,134     180,317     105,200     158,296     301,694
 Cumulative effect of a
  change in accounting
  principle(2)..........         --      (84,946)    (84,946)        --          --          --          --
 Net income(3)..........     268,551     119,582     183,188     180,317     105,200     158,296     301,694
 Dividends on preferred
  stock (4)(5)..........         --          --          --          --        1,662      20,973       9,350
 Net income attributable
  to common shares......     268,551     119,582     183,188     180,317     103,538     137,323     292,344
PER COMMON SHARE(6):
 Income before
  cumulative effect of a
  change in accounting
  principle(2)..........        1.85        1.52        1.98        1.36        0.78        1.03        2.20
 Net income(3)..........        1.85        0.89        1.35        1.36        0.78        1.03        2.20
 Cash dividends de-
  clared(7).............        0.84        0.75        1.02        0.97        0.96        0.87        0.77 1/4
 Book value.............       14.56       14.68       14.59       14.46       13.83       14.18       13.57
                                                        ($ IN MILLIONS)
CONSOLIDATED BALANCE
 SHEET
 (AVERAGE BALANCES):
 Total assets...........  $   27,779  $   27,414  $   27,560  $   28,646  $   29,318  $   29,380  $   27,890
 Loans, net of unearned
  income................      18,886      18,902      18,817      20,524      21,751      20,745      18,835
 Allowance for possible
  loan losses...........         458         467         463         513         358         405         362
 Deposits...............      20,712      21,204      21,267      21,616      21,091      21,080      20,304
 Long-term debt.........       1,431       1,295       1,313       1,169         825         799         853
 Common shareholders'
  equity(9)(10).........       2,147       1,881       1,911       1,833       1,955       1,950       1,695
 Total shareholders' eq-
  uity(4)(5)............       2,147       1,881       1,911       1,833       1,972       2,050       1,818
AVERAGE COMMON SHARES
 OUTSTANDING(9).........     145,206     134,950     135,628     133,021     133,257     133,805     132,770
PERIOD-END COMMON SHARES
 OUTSTANDING(9).........     145,400     135,736     144,380     133,602     132,559     133,772     133,120
SELECTED RATIOS:
 Return on average total
  assets(8).............        1.29%       1.00%       0.97%       0.63%       0.35%       0.47%       1.05%
 Return on average
  common shareholders'
  equity(8).............       16.72%      14.52%      14.03%       9.84%       5.30%       7.04%      17.25%
 Return on average total
  shareholders'
  equity(8).............       16.72%      14.52%      14.03%       9.84%       5.33%       7.72%      16.60%
 Average shareholders'
  equity to average
  assets................        7.73%       6.86%       6.93%       6.40%       6.73%       6.98%       6.52%
 Allowance for possible
  loan losses to loans
  (period-end)..........        3.01%       2.37%       2.34%       2.44%       2.38%       2.58%       1.97%
 Non-performing assets
  to total loans plus
  other real estate
  owned (period-end)....        2.54%       3.83%       3.52%       4.11%       3.08%       1.93%       1.82%

    See footnotes to selected financial information on pages 15 and 16.

                  FOOTNOTES TO SELECTED FINANCIAL INFORMATION

(1) Included in the provision for losses on loans were additions to the allowance for possible losses on loans to less developed countries ("LDC") of $195 million and $24 million for 1989 and 1988, respectively. The provision for losses on loans in 1990 included a $220 million provision in the fourth quarter of that year made in response to declining real estate values and deteriorating economic conditions.

(2) Effective January 1, 1992, CoreStates adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("FAS 106"). FAS 106 requires that employers accrue the costs associated with providing postretirement benefits during the active service periods of employees, rather than the previously accepted accounting practice of recognizing these costs on a pay-as-you-go basis. As permitted under FAS 106, CoreStates elected to recognize immediately a one-time, non-cash charge equal to the January 1, 1992 transitional liability of $122.7 million, $81.0 million after-tax, as the cumulative effect of a change in accounting principle.

    Constellation adopted FAS 106 on January 1, 1993, the date required under that statement. Constellation elected not to recognize immediately its $6.0 million transitional liability, but to amortize that liability over 20 years. As permitted under FAS 106 and pooling of interests accounting, the pro forma financial information is prepared as if Constellation adopted FAS 106 effective January 1, 1992 and immediately recognized the $6.0 million, $4.0 million after-tax, transitional liability.

    The impact of FAS 106 on Independence is immaterial.

(3) In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109"), which has superseded FAS 96. Although FAS 109 was not required to be adopted until the first quarter of 1993, in the first quarter of 1992 CoreStates retroactively adopted FAS 109 as of January 1, 1987.

    Constellation adopted FAS 109 on January 1, 1993. However, the pro forma financial information is prepared as if CoreStates and Constellation retroactively adopted FAS 109 as of January 1, 1987 on a combined basis. The impact of retroactively applying FAS 109 to Constellation has the following effects on pro forma net income and period-end common shareholders' equity (in thousands, except per share):

                                           INCREASE
                                          (DECREASE)           CUMULATIVE
                                         IN NET INCOME    INCREASE (DECREASE)
                                       ------------------      IN COMMON
                                       AMOUNT   PER SHARE SHAREHOLDERS' EQUITY
                                       -------  --------- --------------------
   Nine months ended September 30,
    1993.............................. $(2,922)  $(0.02)        $42,078
   Year ended:
     December 31, 1992................     702     0.01          45,000
     December 31, 1991................  23,602     0.20          44,298
     December 31, 1990................  21,746     0.19          20,696
     December 31, 1989................   --         --           (1,050)
     December 31, 1988................   --         --           (1,050)

    Independence prospectively adopted FAS 109 on January 1, 1992, recognizing a cumulative benefit of $4.4 million as the cumulative effect of a change in accounting principle. However, the pro forma financial information is prepared as if Independence retroactively adopted FAS 109 as of January 1, 1987. The impact of retroactively applying FAS 109 to Independence has the following effects on pro forma net income and period-end common shareholders' equity (in thousands, except per share):

                                    INCREASE (DECREASE)         CUMULATIVE
                                       IN NET INCOME       INCREASE (DECREASE)
                                    ---------------------       IN COMMON
                                      AMOUNT    PER SHARE  SHAREHOLDERS' EQUITY
                                    ----------  ---------  --------------------
   Nine months ended September 30,
    1993..........................        --         --             --
   Year ended:
     December 31, 1992............     $(4,378)    $(0.03)          --
     December 31, 1991............      (1,265)     (0.01)        $4,378
     December 31, 1990............        (533)        *           5,643
     December 31, 1989............        (613)        *           6,176
     December 31, 1988............       6,789       0.05          6,789

  --------
  * Decrease less than $.01 per share.

(4) On May 3, 1988, CoreStates called for redemption all outstanding shares of its Series A Preferred Stock, $25 stated value. The redemption price was $25.75 per share.

(5) During the third quarter of 1989, First Pennsylvania Corporation ("FPC"), acquired by CoreStates on March 5, 1990, paid to Marine Midland Banks, Inc. ("Marine Midland"), the sole holder of FPC's Series D Preferred Stock, a $12.7 million special dividend. This special dividend was paid in connection with the termination of a previous merger agreement with Marine Midland. On March 5, 1990, all outstanding Series D Preferred Shares were redeemed at their $100 per share stated value plus accrued regular dividends.

(6) Restated to reflect the impact of CoreStates' 100% stock dividend declared on August 17, 1993 and paid on October 15, 1993 to shareholders of record on September 15, 1993 (the "Stock Dividend"). CoreStates, Constellation, Independence and pro forma earnings per common share for the nine months ended September 30, 1993 and 1992 and for the years ended December 31, 1992, 1991 and 1990 were based on weighted average common shares outstanding as dilution from potentially dilutive common stock equivalents was less than 3% for each period.

(7) Cash dividends declared per share for the respective periods prior to CoreStates' acquisition of FPC, First Peoples Corporation (on September 3,
     1992), Constellation and Independence assume that CoreStates would have declared cash dividends per share equal to the cash dividends per share actually declared by CoreStates.

(8) Return on average total assets and return on average common shareholders' equity are calculated on income from continuing operations, net of income taxes, after total preferred dividends. Return on average total shareholders' equity is calculated on income from continuing operations, net of income taxes. The interim data is calculated on an annualized basis for purposes of comparability with full year data.

(9) On December 18, 1992, Constellation completed the sale of 13.3 million Constellation Common Shares in a rights offering to existing shareholders and the sale of 5.5 million additional Constellation Common Shares to various standby purchasers for an aggregate net increase in shareholders' equity of $67.5 million.

(10) While Constellation has utilized a long term workout strategy for all of its assets in the belief that value could be maximized over time, CoreStates' strategy is to seek to dispose of certain assets via bulk sale, individual credit direct negotiation or foreclosure in an accelerated manner. It is CoreStates' philosophy that this change maximizes the total value of the Merger and allows the ongoing institution to concentrate upon new franchise initiatives and revenue generation. In CoreStates' experience, a strategy that involves the accelerated resolution of problem assets has been more economical than a long-term work out approach. It has been CoreStates' experience that the costs of working out assets as well as other carrying costs typically outweigh any improvement in an asset's realized value. Furthermore, resources and management time and attention are diverted from building the business and creating long-term franchise value. CoreStates currently estimates that in connection with the change in strategic direction and to conform Constellation's loan, accrual and reserve policies to those of CoreStates, it will take an addition to the allowance for possible loan losses of approximately $107.0 million and an addition to the reserve against other real estate owned ("OREO") of approximately $38.0 million. Accordingly, pro forma common shareholders' equity at September 30, 1993 has been reduced by $94.3 million, the after-tax effect of the estimated provisions. CoreStates currently estimates that the assets related to $134.5 million of the $145.0 million in estimated aggregate provisions will be disposed of within eighteen months of the Effective Date. The carrying value of these assets is approximately $340 million and the estimated provisions represent 40% of this amount. It is also estimated that the conforming adjustments, mostly related to consumer lending charge-off policies, will comprise approximately $10.5 million of the aggregate $145.0 million in estimated provisions. Pro forma common shareholders' equity at September 30, 1993 also reflects charges of approximately $27.6 million, after the related tax effects, which include expenses directly attributable to the Merger, and certain other costs and expenses.

     Pro forma shareholders' equity at September 30, 1993 has also been reduced by $35.2 million, the combined after-tax effect of additions to Independence's allowance for possible loan losses and reserve against OREO of $25.0 million and $5.0 million, respectively, for CoreStates' planned strategic initiatives regarding Independence's problem assets, and charges of approximately $24.2 million, which include expenses directly related to the Proposed Combination. CoreStates currently estimates that the assets related to the $30.0 million in estimated aggregate provisions will be disposed of within eighteen months of the effective date of the Proposed Combination. The carrying value of these assets is approximately $120 million and the estimated provisions represent 25% of this amount.

                     COMPARATIVE PER SHARE DATA (UNAUDITED)

  The following table presents book value per common share, cash dividends declared per share and net income per share: (i) on an historical basis for CoreStates and Constellation; (ii) on a pro forma basis for CoreStates, giving effect to the Merger, assuming the Merger had been effective for all periods presented; (iii) on a pro forma basis for CoreStates assuming the Merger and the Proposed Combination had been effective for all periods presented; (iv) on a pro forma equivalent basis per common share for Constellation, assuming that the Merger had been effective for all periods presented; and (v) on a pro forma equivalent basis per Constellation Common Share, assuming that the Merger and the Proposed Combination had been effective for all periods presented. Pro forma per share amounts are based on an exchange ratio of 0.412 of a CoreStates Common Share for each Constellation Common Share and 1.45 CoreStates Common Shares for each Independence Common Share.

                                                      NINE MONTHS
                                                         ENDED      YEAR ENDED
                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1993          1992
                                                     ------------- ------------
PER COMMON SHARE
BOOK VALUE:
CoreStates(1):
 Historical book value per share....................    $15.82        $14.58
 CoreStates & Constellation pro forma book value per
  share.............................................     15.02         14.77
 All transactions pro forma book value per share....     14.56         14.59
Constellation:
 Historical book value per share....................      5.82          5.39
 Pro forma equivalent book value per share(1)(2):
  CoreStates and Constellation......................      6.19          6.09
  All transactions..................................      6.00          6.01

                                             NINE MONTHS      YEAR ENDED
                                                ENDED        DECEMBER 31,
                                            SEPTEMBER 30, --------------------
                                                1993      1992    1991   1990
                                            ------------- ----    ----   ----
CASH DIVIDENDS DECLARED:
CoreStates(1):
 Historical cash dividends per share(3)....     $0.84     $1.02  $ 0.97  $0.96
 CoreStates & Constellation pro forma cash
  dividends per share(4)...................      0.84      1.02    0.97   0.96
 All transactions pro forma cash dividends
  per share(4).............................      0.84      1.02    0.97   0.96
Constellation:
 Historical cash dividends per share.......        --        --      --   1.44
 Pro forma equivalent cash dividends per
  share(1)(2)..............................      0.35      0.42    0.40   0.40
NET INCOME:
CoreStates(1):
 Historical earnings per share(5)..........      2.07      2.27    2.00   1.11
 CoreStates & Constellation pro forma earn-
  ings per share(5)........................      1.96      2.19    1.39   0.74
 All transactions pro forma net income per
  share(5).................................      1.85      1.98    1.36   0.78
Constellation:
 Historical earnings (losses) per share....      0.43     (0.19) (10.82) (7.66)
 Pro forma equivalent earnings per
  share(1)(2)(5):
  CoreStates and Constellation.............      0.81      0.90    0.57   0.30
  All transactions.........................      0.76      0.82    0.56   0.32

- --------
(1) Restated to reflect the impact of the Stock Dividend.

(2) Constellation pro forma equivalent per share data is computed by multiplying CoreStates' pro forma per share data (giving effect to the Merger or both the Merger and the Proposed Combination, as applicable) by the 0.412 Exchange Ratio.
(3) On August 17, 1993, CoreStates increased the quarterly dividend rate on CoreStates Common Shares from 54 cents per share to 60 cents per share before the Stock Dividend. Adjusted to reflect the impact of the Stock Dividend, the current quarterly dividend rate is 30 cents per CoreStates Common Share.
(4) Pro forma amounts assume that CoreStates would have declared cash dividends per share equal to its historical cash dividend per share declared.
(5) Based on income before cumulative effect of a change in accounting principle.

                           MARKET VALUE OF SECURITIES

  CoreStates Common Shares are traded on the NYSE under the symbol "CFL." Until December 28, 1993, CoreStates Common Shares were traded in the over-the-counter market and the price quotations were reported on the NASDAQ National Market System. Constellation Common Shares are traded in the over-the-counter market and price quotations are reported on the NASDAQ National Market System under the symbol "CSTL". The table below sets forth, for the periods indicated, the high and low sales prices for CoreStates Common Shares as reported on the New York Stock Exchange, Inc. (the "NYSE") or as quoted on the NASDAQ National Market System, as applicable, and the cash dividends declared per share (retroactively adjusted for the Stock Dividend), and the high and low sales prices for Constellation Common Shares as quoted by the NASDAQ National Market System. Constellation has not declared any cash dividends since 1990. For information concerning restrictions on Constellation's ability to declare dividends, see "CERTAIN REGULATORY CONSIDERATIONS" and Note 17 of Constellation's Notes to Year-End Consolidated Financial Statements.

                                           CORESTATES           CONSTELLATION
                                  ---------------------------- ----------------
                                                      DIVIDEND
                                    HIGH       LOW    DECLARED   HIGH     LOW
                                  --------- --------- -------- -------- -------
Year ended December 31, 1992:
  First Quarter.................. $25 3/16  $21 15/16  $0.25   $ 7 1/8  $2
  Second Quarter.................  27        21         0.25     7 1/4   3 1/4
  Third Quarter..................  28 5/16   23 5/8     0.25     7 1/2   3 5/16
  Fourth Quarter.................  28 15/16  24 1/16    0.27     5 7/16  3 5/8
Year ended December 31, 1993:
  First Quarter..................  29 3/4    26 3/8     0.27     8 3/4   4 3/4
  Second Quarter.................  30 3/16   25 1/8     0.27     9       6 7/8
  Third Quarter..................  29 13/16  26 3/4     0.30    11 1/4   8 3/8
  Fourth Quarter.................  29 3/4    25 3/8     0.30    11 1/2   9 7/8
Year ended December 31, 1994:
  First Quarter (through February
   4, 1994)......................  26 5/8    25 3/4     0.30    10 7/8  10 3/8

  The last sale price of CoreStates Common Shares (retroactively adjusted for the Stock Dividend) and Constellation Common Shares as quoted on the NASDAQ National Market System as reported by the consolidated trading system on July 30, 1993, the last trading day preceding public announcement of the execution of the Merger Agreement, and the last sale price of CoreStates Common Shares as reported on the NYSE and the last sale price of Constellation Common Shares as quoted on the NASDAQ National Market System as reported by the consolidated trading system on February 9, 1994, a day shortly prior to the mailing of this Proxy Statement-Prospectus is set forth below. The equivalent Constellation Common Share market value of a CoreStates Common Share is based on the Exchange Ratio of 0.4137.

                                              CORESTATES       CONSTELLATION
                                             COMMON SHARES     COMMON SHARES
                                             ------------- ---------------------
                                              HISTORICAL   HISTORICAL EQUIVALENT
                                             ------------- ---------- ----------
July 30, 1993...............................   $28 9/16     $10 3/8     $11.82
February 9, 1994............................

  Shareholders are advised to obtain current market quotations for CoreStates Common Shares and Constellation Common Shares. Since the Exchange Ratio is fixed, Constellation shareholders are not assured of receiving a specific market value of CoreStates Common Shares at the Effective Date. The market price of Constellation Common Shares at the Effective Date may be higher or lower than the market price at the time the Merger Agreement was executed, at the date of mailing this Proxy Statement-Prospectus or at the time of the Special Meeting.

                            RECENT DEVELOPMENTS

CORESTATES

  CoreStates recorded net income of $85.3 million or $0.73 per share in the fourth quarter of 1993, compared to $69.1 million or $0.59 per share for the same period in 1992.

  The 23.7% increase in fourth quarter net income per share was principally attributable to: a $7.4 million improvement in net interest income reflecting strengthened loan demand and an increase in the net financial margin; a $2.0 million reduction in the provision for losses on loans, mostly due to an improving outlook for credit quality, including a 14.7% reduction in non-performing assets during the fourth quarter; and increases in income from fee-based services. The net financial margin for the fourth quarter of 1993 was 5.75%, compared to 5.72% for the prior year fourth quarter. Average loans outstanding for the fourth quarter of 1993 were $15,948 million, up 5.4% from the prior year.

  Total non-interest income for the fourth quarter of 1993 decreased $27.0 million from the prior year fourth quarter mostly due to the late 1992 restructuring of CoreStates' consumer electronic payment services business into Electronic Payment Services, Inc. ("EPS"), a joint venture formed with three other banking companies. Included in non-interest income for the fourth quarter of 1993 was $2.5 million for dividends on EPS preferred stock and CoreStates' 31% equity share in fourth quarter net income of EPS. The prior year fourth quarter included fee income from the electronic payment services business and a pre-tax gain of $41.1 million, $25.7 million after tax, resulting from the formation of EPS.

  Excluding the impact of securities gains and the formation of EPS, non-interest income for the fourth quarter of 1993 grew 16% over the fourth quarter of 1992. The improvement in income from fee-based services was mostly due to: an increase in service charges on deposits of $4.1 million, or 11.0%, reflecting volume increases and commercial and correspondent customers' decisions to pay fees for banking services in place of maintaining deposit balances; an increase in trust income of $5.4 million, or 31.2%, due to growth in assets and related fees in the Personal Trust, Investment Services and Employee Benefits areas; and an increase in fees for international services of $1.3 million, or 8.1%, principally due to increased volume from new foreign branches opened over the past year. Also contributing to the growth in non-interest income was the inclusion of $17.5 million of fees earned by Financial Telesis, a third-party provider of lockbox processing and data management services, which was acquired by CoreStates on December 31, 1992.

  Non-financial expenses for the fourth quarter of 1993 totaled $266.4 million, a decrease of $37.1 million from the fourth quarter of 1992. Comparability of fourth quarter 1993 and 1992 expenses was impacted by: the formation of the EPS joint venture; the acquisition of Financial Telesis; and certain significant expenses recorded in the fourth quarter of 1992, including $16.2 million for systems enhancements and operations consolidations, $7.4 million of expenses associated with personnel related initiatives; and $4.5 million for streamlining business operations. Excluding the impact of EPS, Financial Telesis and the significant expenses in the fourth quarter of 1992, total non-financial expenses increased less than 3% for the fourth quarter of 1993.

  The following is unaudited consolidated financial information for CoreStates and its subsidiaries for the three-month periods ended December 31, 1993 and 1992 and the years ended December 31, 1993 and 1992.

                                    THREE MONTHS
                                   ENDED DECEMBER        YEAR ENDED
                                         31,            DECEMBER 31,
                                  ----------------- ------------------------
                                    1993     1992      1993          1992
                                  -------- -------- ----------    ----------
                                      (IN THOUSANDS, EXCEPT PER SHARE
                                                 AMOUNTS)
Selected income data:
  Net interest income............ $281,338 $273,917 $1,117,901    $1,057,046
  Provision for losses on loans..   25,000   27,000    100,000       119,300
  Income before cumulative effect
   of a change in
   accounting principle..........   85,312   69,107    327,927       262,404
  Net income.....................   85,312   69,107    314,917(a)    181,418(b)
Per share (c):
  Income before cumulative effect
   of a change in
   accounting principle..........     0.73     0.59       2.80          1.57
  Net income.....................     0.73     0.59       2.69          2.27

- --------

(a) Reflects the adoption of Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" ("FAS 112"). As required under FAS 112, CoreStates recognized the January 1, 1993 transitional liability of $20.0 million pre-tax, $13.0 million after-tax, as the cumulative effect of a change in accounting principle in the first quarter of 1993.

(b) Reflects the adoption of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("FAS 106"). As permitted under FAS 106, CoreStates elected to recognize immediately the January 1, 1992 transitional liability of $122.7 million pre- tax, $81.0 million after-tax, as the cumulative effect of a change in accounting principle in the first quarter of 1992.

(c) Per share data has been restated as appropriate to reflect the impact of the Stock Dividend.

CONSTELLATION

  General. On January 28, 1994, Constellation reported preliminary earnings of $4.8 million for the fourth quarter of 1993, up from fourth quarter 1992 net income of $1.2 million. On a per share basis, fourth quarter 1993 preliminary earnings were $0.18 compared to net income of $0.10 for the fourth quarter of 1992. For the year ended December 31, 1993, Constellation reported preliminary earnings of $16.5 million or $0.61 per share compared to a net loss of $1.7 million or $0.19 per share for 1992. Total average shares outstanding were 27.2 million for the fourth quarter of 1993, compared to 11.7 million for the fourth quarter of 1992. All 1993 earnings information is preliminary because it does not include any merger related charges (including charges for a potential change in asset disposition strategy and other merger related expenses) which may be taken in connection with the Merger. Constellation expects it would incur a net loss for 1993 after taking such charges as described above.

  Asset Quality. Non-performing loans, which include all loans on a non-accrual status, including non-accrual loans that are troubled debt restructurings, declined $3.6 million or 4.9% during the fourth quarter of 1993 to $69.6 million from $73.2 million at the end of the third quarter of 1993 and were down $46.2 million or 39.9% from a year earlier. Other real estate owned/In-substance foreclosures ("OREO") totaled $69.6 million at quarter-end compared to $73.7 million at the end of the third quarter of 1993 before reserves. Total non-performing assets, net of a $1.4 million reserve for OREO, were $137.8 million at December 31, 1993, down $7.7 million or 5.3% compared to $145.5 million, net of a $1.3 million reserve for OREO, at September 30, 1993. Compared to the fourth quarter of 1992, total non-performing assets, net of the OREO reserve, have declined $74.3 million or 35.0%.

  The provision for loan losses was $2.5 million for the fourth quarter of 1993, compared to $2.5 million for the previous quarter and $1.5 million for the fourth quarter of 1992. Net charge-offs in the fourth quarter were $4.6 million, representing 1.10% of average loans on an annualized basis, down from net charge-offs of

$9.4 million or 2.17% of average loans on an annualized basis in the third quarter of 1993 and up from $4.1 million or 0.91% of average loans on an annualized basis in the prior year's fourth quarter. Charge-offs during the fourth quarter of 1993 declined as compared to the third quarter of 1993 and fourth quarter of 1992. Net charge-offs for the fourth quarter of 1993 were slightly lower as a result of higher recoveries during that period.

  At December 31, 1993, the allowance for loan losses totaled $70.2 million, compared to $72.4 million at September 30, 1993 and $85.1 million at December 31, 1992, and represented 4.22% of loans, compared to 4.28% at September 30, 1993 and 4.84% at December 31, 1992. The ratio of the reserve to non-performing loans was 101% at December 31, 1993 as compared to 99% at September 30, 1993 and 74% at December 31, 1992.

  Net Interest Income. Taxable equivalent net interest income was $26.0 million for the fourth quarter of 1993, down slightly from $26.3 million in the third quarter of 1993 and up $3.4 million from the $22.6 million earned in the fourth quarter of 1992. The net interest margin was 4.89%, as compared to 4.91% and 4.04% from the third quarter of 1993 and fourth quarter of 1992, respectively. The continued strength in the net interest margin was the result of a low interest rate environment and an increase in net interest earning assets. Average net earning assets of $321 million during the fourth quarter of 1993 increased from $301 million and $225 million during the third quarter of 1993 and fourth quarter of 1992, respectively. Total average earning assets in the fourth quarter of 1993 of $2.1 billion equaled the previous quarter and were down $0.1 billion from $2.2 billion in the fourth quarter of 1992. The decline in average earning assets resulted from reductions in loans outstanding and U.S. treasury and U.S. government securities offset by increased short-term investments.

  Non-Interest Income. Non-interest income in the fourth quarter of 1993 was $8.6 million, compared to $12.2 million for the third quarter of 1993 and $9.1 million in the fourth quarter of 1992. The fourth quarter of 1993 as compared to the third quarter of 1993 reflected lower gains on sales of OREO, lower profits from the mortgage securitization and sale activities which benefitted from the sharp decline in long-term interest rates during the third quarter of 1993, reduced levels of service fees on deposit accounts and lower mortgage origination and servicing fees. Fourth quarter of 1992 results included higher levels of mortgage origination and servicing fees, service fees on deposit accounts and gains on sales of OREO offset by lower gains on sales of mortgages.

  Service fees on deposit accounts were $2.4 million in the fourth quarter of 1993, a decrease of $0.1 million from the third quarter of 1993 and down from $2.7 million in the fourth quarter of 1992, primarily due to continued run-off of deposits as a result of the low rate environment. Trust income was $0.8 million in the fourth quarter of 1993 as compared to $0.9 million in the third quarter of 1993 and $0.7 million in the fourth quarter of 1992. Mortgage origination and servicing fees, other service fees and other income totaled $5.4 million in the fourth quarter of 1993 as compared to the previous quarter's $8.8 million and $5.6 million for the fourth quarter of 1992. The reduction of mortgage origination and servicing fees, other service fees and other income in the fourth quarter of 1993 as compared to the third quarter of 1993 resulted primarily from lower levels of mortgage sales and related gain on sales of mortgages of $2.3 million, lower gains on sales of OREO of $0.9 million and lower fees on escrow deposits of $0.1 million. The decrease in the fourth quarter of 1993 as compared to the fourth quarter of 1992 resulted primarily from a decrease of $0.9 million on mortgage origination and servicing fees offset by an increase in gains on sales of mortgages of $0.8 million.

  Non-Interest Expense. Non-interest expense totaled $26.8 million in the fourth quarter of 1993 down from $29.6 million in the third quarter of 1993 and $28.7 million in the fourth quarter of 1992. The fourth quarter of 1993 included a $2.7 million provision for OREO, as compared to $3.8 million for the third quarter of 1993 and $0.8 million for the fourth quarter of 1992. The third quarter of 1993 and fourth quarter of 1992 also included additional provisions for purchase mortgage servicing rights ("PMSRs") due to higher levels of mortgage loan prepayments during those periods.

  Salaries and benefits expense in the fourth quarter of 1993 was $9.9 million, compared to $10.2 million in the third quarter of 1993 and $11.1 million in the fourth quarter of 1992. At December 31, 1993 full time equivalent staff totaled 1,013 compared to 1,105 at December 31, 1992.

  Operating expenses related to occupancy and equipment costs were down for the fourth quarter of 1993 at $3.3 million from $3.6 million and $4.0 million for the quarters ending September 30, 1993 and December 31, 1992, respectively. Excluding the OREO provision, all other operating expenses totaled $10.9 million in the fourth quarter of 1993, as compared to $12.0 million for the third quarter of 1993 and $12.7 million for the fourth quarter of 1992. The decrease between the fourth quarter and third quarter of 1993 resulted primarily from a reduction of $0.6 million of additional write-offs needed in the fourth quarter of 1993 for PMSRs and a decrease of $0.2 million in non-performing asset related expenses. The decrease in all other operating expenses during the fourth quarter of 1993 as compared to the fourth quarter of 1992 was primarily due to decreases in amortization of PMSRs and other intangibles of $1.0 million, legal fees of $1.0 million and restructuring charges of $0.7 million, offset by higher non-performing asset related expenses of $0.8 million.

  Balance Sheet Trends and Capital. At December 31, 1993, Constellation had total assets of $2.3 billion, unchanged from September 30, 1993 and down $0.1 billion from December 31, 1992. Total deposits at December 31, 1993 of $2.1 billion were unchanged from September 30, 1993 and down $0.2 billion from December 31, 1992. Loans at December 31, 1993 were $1.7 billion, unchanged from September 30, 1993 and down $0.1 billion from December 31, 1992. Total equity capital at December 31, 1993 was $166.5 million. At December 31, 1993, Constellation implemented FAS 115, "Accounting for Certain Investments in Debt and Equity Securities." As a result, Constellation classified approximately $133 million of investment securities as securities available for sale and recorded an unrealized gain net of taxes of $3.5 million on securities available for sale to shareholders' equity. Under regulatory guidelines, at December 31, 1993, Constellation's total capital to risk-adjusted assets ratio was approximately 11.33%; Tier 1 capital to risk-adjusted assets ratio was approximately 10.04% and the Tier 1 capital leverage ratio was approximately 6.95%. At December 31, 1993, Constellation Bank's total capital to risk-adjusted assets ratio was approximately 10.85%, Tier 1 risk-adjusted assets ratio was approximately 9.56% and Tier 1 capital leverage ratio, based on period-end assets, was approximately 6.71%. Constellation and Constellation Bank are in full compliance with all applicable regulatory capital requirements.

                   INFORMATION REGARDING THE SPECIAL MEETING

GENERAL

  This Proxy Statement-Prospectus is being furnished to the holders of Constellation Common Shares in connection with the solicitation of proxies by the Board of Directors of Constellation for use at the Special Meeting of Shareholders to be held on Tuesday, March 15, 1994, at the Douglass College Student Center, Corner of George Street and Nichol Avenue, New Brunswick, New Jersey at 2:00 p.m. local time, and at any adjournments thereof (the "Special Meeting").

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

  At the Special Meeting, shareholders of Constellation will be asked to consider and vote upon a proposal recommended by the Board of Directors to approve and adopt the Agreement and Plan of Merger, dated as of August 2, 1993, as amended (the "Merger Agreement"), between Constellation and CoreStates. The Merger Agreement provides for the merger of Constellation with and into CoreStates, with CoreStates as the surviving corporation (the "Merger"). Shareholders of Constellation will receive for each Constellation Common Share,
0.4137 (0.412 under certain circumstances, as described below) of a CoreStates Common Share. There will be no change in the CoreStates Common Shares outstanding immediately prior to the Merger as a result of the Merger. See "THE MERGER--General Description; Exchange Ratio."

RECORD DATE; VOTING RIGHTS

  Constellation's Board of Directors (the "Constellation Board") has fixed February 9, 1994 as the record date for the determination of Constellation shareholders entitled to notice of and to vote at the Special Meeting (the "Record Date"). Accordingly, only holders of record of Constellation Common Shares at the close of business on such date will be entitled to vote at the Special Meeting. At the close of business on the Record Date, there were 27,261,769 Constellation Common Shares outstanding, each of which is entitled to one vote on each matter properly submitted to a vote at the Special Meeting. On the Record Date, there were approximately 3,936 holders of record of Constellation Common Shares. Pursuant to Constellation's certificate of incorporation, as amended ("Constellation's Certificate of Incorporation"), the affirmative vote of 66 2/3% of the outstanding Constellation Common Shares is required to approve the Merger Agreement. Broker non-votes and abstentions will have the same effect as a negative vote with respect to the proposal to approve the Merger Agreement.

  If a quorum is not obtained, or if fewer Constellation Common Shares are voted in favor of approval of the Merger than the number required for approval, it is expected that the Special Meeting will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes, and, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn).

  As of the Record Date, Constellation's directors and executive officers and their affiliates beneficially owned 1,601,217 Constellation Common Shares, representing 5.9% of the outstanding Constellation Common Shares. As of the Record Date, Constellation Bank held of record or in the name of nominees 774,638 Constellation Common Shares representing 2.8% of the outstanding Constellation Common Shares, in a fiduciary capacity, 325,801 of which shares Constellation Bank has sole or shared voting authority. As of the Record Date, CoreStates and CoreStates' directors, executive officers and subsidiaries owned 1,850 Constellation Common Shares of record, which amount included 200 shares owned beneficially. All such persons have informed Constellation that they intend to vote their Constellation Common Shares in favor of the Merger.

PROXIES

  All Constellation Common Shares entitled to vote at the Special Meeting which are represented by properly executed proxies received prior to or at the Special Meeting and not revoked will be voted in accordance with instructions indicated in such proxies. If no instructions are indicated on properly executed proxies, Constellation Common Shares represented by proxies solicited by the Constellation Board will be voted "FOR" approval of the Merger Agreement and otherwise in the discretion of proxy holders as to any other matter which may come before the Special Meeting or any adjournment or postponement thereof including, among other things, a motion to adjourn or postpone the Special Meeting to another time and/or place, for the purpose of soliciting additional proxies or otherwise; provided, however, that no proxy which is voted against the proposal to approve the Merger Agreement will be voted in favor of any such adjournment or postponement.

  Shareholders of Constellation executing and returning a proxy have the power to revoke it at any time before it is voted by delivering a written revocation to the Secretary of Constellation. Shareholders of Constellation may also revoke a proxy by executing a later dated proxy and returning such later dated proxy to the Secretary of Constellation. Attendance at the Special Meeting will not by itself constitute revocation of a proxy. However, a shareholder attending the Special Meeting may revoke a proxy by notifying the Secretary of Constellation in writing prior to the voting of such proxy and may then vote in person if the shareholder desires to do so.

  The Constellation Board knows of no business which will be presented for consideration at the Special Meeting other than the matters described in this Proxy Statement-Prospectus. If, however, other matters are duly brought before the Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

  The cost of soliciting the proxies to which this Proxy Statement-Prospectus relates will be borne by Constellation. In addition to the use of the mails, proxies may be solicited by officers and other employees of Constellation and its subsidiaries by personal meetings or telephone, for which no additional compensation will be paid. Constellation will reimburse brokers or other persons holding shares in their names or in the names of their nominees for out-of-pocket expenses in mailing proxy soliciting materials to beneficial owners of Constellation Common Shares. Constellation has retained Morrow & Co., Inc., New York, New York to assist in the solicitation of proxies from brokers and nominees for a fee of approximately $7,000 plus expenses.

  HOLDERS OF CONSTELLATION COMMON SHARES ARE REQUESTED PROMPTLY TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

  HOLDERS OF CONSTELLATION COMMON SHARES SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS OF CONSTELLATION BELIEVES THAT THE MERGER ISIN THE BEST INTERESTS OF CONSTELLATION AND ITS SHAREHOLDERS AND, ACCORDINGLY, RECOMMENDS THAT HOLDERS OF CONSTELLATION COMMON SHARES VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT. See "THE MERGER--Reasons for Merger."

                                   THE MERGER

  The following information, insofar as it relates to matters contained in the Merger Agreement and the Option Agreement (as defined below), is qualified in its entirety by reference to the Merger Agreement and the Option Agreement which are incorporated herein by reference and attached hereto as Appendix I and Exhibit A to Appendix I, respectively. Constellation shareholders are urged to read the Merger Agreement and the Option Agreement carefully.

GENERAL DESCRIPTION; EXCHANGE RATIO

  The terms of the Merger are set forth in the Merger Agreement, which was executed and delivered on August 2, 1993. The Merger Agreement provides that on the date that the Merger is effective, Constellation shall be merged with and into CoreStates, with CoreStates as the surviving corporation. In the Merger, shareholders of Constellation will receive, for each Constellation Common Share, 0.4137 (0.412 under certain circumstances, as described below) of a CoreStates Common Share. Such fraction is referred to in this Proxy Statement-Prospectus as the "Exchange Ratio." The specific exchange ratio provided for in the Merger Agreement was 0.206. The Exchange Ratio set forth herein reflects an adjustment for the Stock Dividend paid on October 15, 1993 and the agreement between Constellation and CoreStates to increase the Exchange Ratio to 0.4137 CoreStates Common Shares for each Constellation Common Share so long as the Effective Date occurs on or before March 30, 1994, as set forth below. There will be no change in the CoreStates Common Shares outstanding immediately prior to the Merger as a result of the Merger.

  The Merger Agreement provides that in the event that, prior to the Effective Date, CoreStates issues a dividend in CoreStates Common Shares, then an appropriate adjustment will be made to the number of CoreStates Common Shares to be received for each Constellation Common Share in the Merger. The Stock Dividend resulted in a holder of CoreStates Common Shares holding two shares for every one share previously held. Accordingly, the initial 0.206 exchange ratio was adjusted by multiplying it by two to represent the fact that after giving effect to the Stock Dividend twice as many CoreStates Common Shares would be outstanding. The Exchange Ratio to be received for each Constellation Common Share in the Merger, as set forth in the preceding paragraph and elsewhere in this Proxy Statement-Prospectus, has been adjusted for the Stock Dividend paid on October 15, 1993.

  On February 8, 1994, CoreStates modified the Exchange Ratio from 0.412 CoreStates Common Shares for each Constellation Common Share to 0.4137 CoreStates Common Shares for each Constellation Common Share so long as the Effective Date occurs on or before March 30, 1994. The modification is intended to reflect a partial dividend for the first quarter of 1994. Holders of Constellation Common Shares will not receive the CoreStates' first quarter dividend. If the Effective Date occurs on or after March 31, 1994, the Exchange Ratio shall be 0.412 CoreStates Common Shares for each Constellation Common Share. If the Effective Date does not occur on or before March 31, 1994, a majority of the Board of Directors of Constellation or CoreStates may terminate the Merger Agreement, unless the failure to so consummate by such time is due to a breach of any representation, warranty or covenant contained in the Merger Agreement by the party seeking to terminate. See "THE MERGER--Effective Date; Effective Time; Amendments; Waiver; Termination."

  The determination of the Exchange Ratio resulted from arm's-length negotiations between CoreStates and Constellation.

  No fractional shares will be issued in the Merger. Each Constellation shareholder will receive cash in lieu of any fraction of a CoreStates Common Share.

BACKGROUND OF THE MERGER

  As a result of a weakening economy in New Jersey, Constellation's exposure to deteriorating real estate markets, volatile real estate markets and declining real estate values, Constellation experienced a severe decline in its financial condition and results of operations and a sharp increase in non-performing assets during 1990. During 1990, Constellation incurred a net loss of $61.8 million, or $7.66 per share, which reduced its shareholders' equity from $238.8 million, or $29.81 per share, at December 31, 1989 to $167.7 million, or $20.52 per share, at December 31, 1990. This loss reflected a provision for loan losses of $97.3 million, $65.3 million of which was added in the fourth quarter of 1990, in contrast to a provision for loan losses of $15.6 million for fiscal year 1989. During 1990, Constellation's non-performing assets increased from $48.3 million to $188.7 million.

  These negative trends continued into 1991. In the first quarter of 1991, Constellation's non-performing assets increased from $188.7 million to $217.6 million and Constellation incurred a net loss of $61.8 million, or $7.56 per share, which reflected a provision for loan losses of $63.5 million. These first quarter events further reduced Constellation's shareholders' equity from $167.7 million at December 31, 1990 to $106.2 million at March 31, 1991. The capital ratios of Constellation and NSB experienced a commensurate decline, as the leverage, tier 1 risk-based capital and total risk-based capital ratios of Constellation declined to 3.29%, 4.76% and 6.55%, respectively, and those of NSB to 0.96%, 1.79% and 3.59%, respectively, at March 31, 1991. Except for Constellation's tier 1 risk-based capital ratio, these ratios were significantly below the general minimum capital requirements imposed by the FRB and the Office of the Comptroller of the Currency ("OCC") at such date. In addition, in the first quarter of 1991 Constellation suspended the payment of dividends on its Constellation Common Shares.

  In response to the trend of financial deterioration, in April 1991 the Constellation Board, in consultation with the OCC, determined that Constellation's strategic objectives would best be served by a new management perspective. At that time, the Constellation Board accepted the resignation of John J. Connolly, the President and Chief Executive Officer of Constellation and NSB, and appointed Joel D. Siegel as President and Chief Executive Officer of Constellation and NSB on a full-time interim basis pending the search and selection of a permanent successor. Mr. Siegel remained president and chief executive officer of Constellation and NSB until December of 1991 when George
R. Zoffinger was chosen to become the President and Chief Executive Officer of Constellation and NSB. Before joining Constellation, Mr. Zoffinger served as New Jersey State Commissioner for Commerce and Economic Development from 1990 to 1991 and prior to 1990 in various capacities with First Fidelity Bancorporation, including Executive Vice President.

  Although Constellation recorded a net loss of $88.7 million, or $10.82 per share, for all of 1991, it began to institute and undergo significant changes to its operations, business focus and activities during the latter part of 1991 and continuing into 1992. These changes included (i) entering into a Consent Order between NSB and the OCC and a Written Agreement between Constellation and the Federal Reserve Bank of New York ("FRBNY"), which imposed on Constellation and NSB significant and material operating restrictions and required each to take various remedial steps to restore its financial condition and results of operations, including raising substantial amounts of additional capital, (ii) the replacement of virtually all members of senior management including in the restructuring of management, lending administration, operations and staffing areas, (iii) a refocusing of its product and market orientation from an emphasis on commercial lending to retail banking and consumer and residential mortgage lending and (iv) a plan to raise additional equity capital so that Constellation and NSB would both satisfy all applicable capital requirements.

  During the spring, summer and early fall of 1992, Constellation pursued various capital raising alternatives and explored its strategic alternatives. In September of 1992, Constellation announced that it was considering raising approximately $70 million in new capital through a rights offering to existing shareholders and other transactions in order to increase its and NSB's capital ratios to required minimums and retire Constellation's outstanding indebtedness. In November of 1992, Constellation formally announced the decision to proceed with such a rights offering and other transactions, which were consummated in December of 1992. As a result, Constellation's shareholders' equity increased by approximately $67.5 million and Constellation and NSB achieved compliance with applicable regulatory capital requirements by December 31, 1992.

  In connection with the Constellation Board's consideration of its strategic alternatives and as part of the proposed rights offering process, several bank holding companies were contacted by Keefe, Constellation's investment banker and financial adviser, to determine whether any of such bank holding companies were interested in participating in the proposed rights offering as a standby purchaser or were otherwise interested in pursuing a strategic transaction with Constellation. CoreStates, as well as the other bank holding companies described below, were so contacted. As a result of this contact, CoreStates signed a confidentiality agreement with Constellation in July of 1992 and was provided certain non-public information regarding Constellation. After a review of such information, CoreStates indicated that it would be interested in acquiring Constellation for consideration consisting of CoreStates Common Shares and a security with a value that would be contingent upon the performance over a period of time of Constellation's non-performing assets. In connection with the foregoing, CoreStates conducted due diligence on Constellation and its representatives met with Mr. Zoffinger and other representatives of Constellation and representatives of Keefe to discuss the possibility of CoreStates acquiring Constellation on such basis. These discussions were terminated in November of 1992 when the Constellation Board determined to pursue the rights offering option after determining that this alternative was preferable at that time. One of the other two bank holding companies referred to below, as well as others, also executed confidentiality agreements and received non-public information but did not pursue a transaction with Constellation. The Other Interested Party (as defined below) did not execute a confidentiality agreement or receive non-public information.

  Subsequent to the completion of the rights offering, Constellation received informal indications of interest from several bank holding companies with respect to the acquisition of Constellation, including an indication of interest from CoreStates. In March of 1993, Mr. Zoffinger and other executive officers of Constellation met with certain executive officers of CoreStates to discuss, among other things, the progress that Constellation had made since the completion of the rights offering.

  As a result of Constellation's improved financial performance and condition and the indications of interest previously received, the Constellation Board met on May 17, 1993 with its financial adviser, Keefe, and Constellation's legal advisors to initiate the consideration of the strategic alternatives available to Constellation, including a possible sale of Constellation. During this meeting, the Constellation Board requested Keefe to begin to explore the alternatives available to Constellation, but no definitive decision was made by the Constellation Board among the strategic alternatives. Although Constellation's financial condition had improved, its level of non-performing assets was still high.

  Subsequent to May 17, 1993, Mr. Zoffinger continued to receive indications of interest from a number of bank holding companies, including CoreStates and the two other bank holding companies referred to below, regarding the possibility of acquiring Constellation. Mr. Zoffinger met, accompanied by representatives of Keefe, with representatives of the bank holding companies that had expressed the most serious interest in a possible transaction. On July 14, 1993, the Constellation Board held a telephonic meeting at which the indications of interests that had been received and the process by which Constellation might be sold were reviewed. Based upon the level of interest expressed by each of such banking holding companies and a determination of each such bank holding company's capacity to effect an acquisition, Constellation scheduled due diligence with CoreStates and the other two bank holding companies referred to below.

  On July 21, 1993, the Constellation Board met in a regularly scheduled meeting and, among other things, further reviewed the status of the indications of interest, the progress of the due diligence by the interested parties and the possible process by which Constellation might be sold. At this meeting, the Constellation Board authorized Keefe to solicit offers for the acquisition of Constellation from CoreStates and the other two bank holding companies. In making the solicitation, each party was provided with a proposed form of merger agreement and requested to indicate changes. Subsequent to the receipt of responses from such bank holding companies, Constellation, with the assistance of Keefe and Constellation's legal advisors, conducted further negotiations with such three bank holding companies. On July 28, 1993 the Constellation Board met, and reviewed the status of the negotiations. Thereafter, Constellation, with the assistance of Keefe and Constellation's legal advisors, continued to conduct negotiations and, in anticipation of a Board meeting on the evening of August 1, 1993, requested that each interested party submit its best and final proposal prior to such meeting. As a result of such request, Constellation received a proposal from CoreStates and one of the other two bank holding companies completing due diligence (the "Other Interested Party").

  The CoreStates proposal ("CoreStates Proposal") provided that all of the Constellation Common Shares would be exchanged for CoreStates Common Shares in a tax-free transaction that would be accounted for as a pooling of interests. The Exchange Ratio would be 0.412 (adjusted for the Stock Dividend, but not the increase in the Exchange Ratio described under "THE MERGER--General Description; Exchange Ratio.") of a CoreStates Common Share for each Constellation Common Share. Based on the CoreStates Common Share closing price of $28.56 on July 30, 1993 (adjusted for the Stock Dividend), the last trading day prior to the August 1, 1993 Constellation Board meeting, 0.412 of a CoreStates Common Share had a market value of $11.77. Under the CoreStates Proposal the exchange ratio was fixed and would not be adjusted for any change in the market price of CoreStates Common Shares. In addition, under the CoreStates Proposal, Constellation would have the right to terminate the Merger Agreement in the event that the market price of CoreStates Common Shares over a pricing period prior to closing declined by more than 15% from the CoreStates Common Share price at the time of the signing of the Merger Agreement and such decline exceeded by more than 15% the percentage decline over the same pricing period from the time of the signing of the Merger Agreement of an index of common stocks of various bank holding companies unless CoreStates increased the exchange ratio. The CoreStates Proposal also provided certain severance benefits to employees of Constellation who might lose their jobs as a result of the Merger. In addition, the CoreStates Proposal had all required corporate authorizations, CoreStates had relatively few outstanding changes that it required be made to the proposed form of Merger Agreement and CoreStates indicated that it was ready to execute the Merger Agreement within hours after the Constellation Board meeting. The CoreStates Proposal required Constellation to issue to CoreStates an option to purchase under certain circumstances Constellation Common Shares in an amount up to 19.9% of the outstanding Constellation Common Shares. The CoreStates Proposal also by its terms expired at midnight on August 1, 1993.

  The Other Interested Party's proposal (the "Other Interested Party's Proposal") also consisted of a tax-free all-common stock transaction accounted for as a pooling of interests with an exchange ratio that, based on the closing price per share of the Other Interested Party's common stock on July 30, 1993, the last trading day prior to the August 1, 1993 Constellation Board meeting, represented a market value virtually identical to the market value under the CoreStates Proposal. The exchange ratio, however, under the Other Interested Party's Proposal, would automatically be reduced in the event that the Other Interested Party's common stock increased in market value over a pricing period prior to closing so that, based on such market value, holders of Constellation Common Shares would not receive on a per share basis Other Interested Party common stock with a value in excess of $15.50. The exchange ratio, however, would automatically be increased on a substantially similar basis if the Other Interested Party's common stock declined so that holders of Constellation Common Shares would not receive on a per share basis Other Interested Party common stock with a value below $8.50. Constellation would not, however, have any right to terminate the Merger Agreement for any such decline under the Other Interested Party's Proposal. The Other Interested Party's Proposal also required a 19.9% stock option. The Other Interested Party's Proposal was subject to the approval of its Board of Directors and the Other Interested Party appeared to have more substantial changes that it required be made to the proposed form of Merger Agreement than CoreStates. The Other Interested Party's Proposal also contained a proposal for severance benefits less favorable than under the CoreStates Proposal.

  On the evening of August 1, 1993, a special meeting of the Constellation Board was held, with representatives of Keefe and Constellation's legal advisors in attendance, to consider the CoreStates Proposal and the Other Interested Party's Proposal. Keefe made a presentation on the financial aspects of the proposals.

  After an extensive discussion, the Constellation Board determined, based upon consideration of the various factors discussed below, that the CoreStates Proposal was superior to the Other Interested Party's Proposal. Keefe rendered its oral opinion that, as of such date, the consideration to be received in the Merger was fair to the holders of Constellation Common Shares from a financial point of view. Based upon that review and opinion, the Constellation Board determined that it could best enhance shareholder value and provide service to its customers and communities by accepting the CoreStates Proposal. All Constellation directors present voted in favor of the Merger. The two directors who were not present subsequently have endorsed the Merger.

  The Constellation Board was considering the possibility of a sale of Constellation as one of the various strategic alternatives available to Constellation since it initiated its consideration of its strategic alternatives in May of 1993. In addition, as described above, from May of 1993, the Constellation Board took various actions to explore such strategic alternatives. A definitive determination, however, to sell Constellation was not made until the August 1, 1993 Constellation Board meeting and then only after the consideration of the factors described below, including the value of the consideration contained in the CoreStates Proposal. The three parties that performed due diligence were each informed prior to such meeting that it was possible that a definitive decision would be made regarding the sale of Constellation at such Constellation Board meeting and that, in light of the negotiations that had occurred, it was unlikely that any further bidding opportunities would be provided and, therefore, they were requested to provide their "best" offer.

REASONS FOR MERGER

Constellation.

  THE CONSTELLATION BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF CONSTELLATION AND ITS SHAREHOLDERS. THE CONSTELLATION BOARD THEREFORE UNANIMOUSLY RECOMMENDS THAT HOLDERS OF CONSTELLATION COMMON SHARES VOTE FOR THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT. The Constellation Board believes that the Merger will enable holders of Constellation Common Shares to realize significant value on a tax-free basis and also will enable shareholders to acquire a more liquid stock in a financially stronger organization. In addition, the shareholders would receive a dividend on the CoreStates Common Shares. See "THE MERGER--Background of the Merger" and "--Opinion of Financial Adviser."

  In reaching its determination that the Merger Agreement is in the best interests of Constellation and holders of Constellation Common Shares, the Constellation Board considered a number of factors, both from a short-term and a long-term perspective, including, without limitation, the following:

    (i) The Constellation Board's familiarity with and review of Constellation's business, financial condition, results of operations and prospects, including, but not limited to, its level of non-performing assets, the quality of its loan portfolio and its potential growth, development, productivity and profitability;

    (ii) The current and prospective environment in which Constellation operates, including national and local economic conditions, the continued weakness in the New Jersey real estate markets, the competitive environment for banks and other financial institutions generally, the increased regulatory burden on financial institutions generally and the trend toward consolidation in the financial services industry;

    (iii) The Constellation Board's review with its legal and financial advisers of alternatives to the Merger (including the alternatives of remaining independent and growing internally, remaining independent for a period of time and then selling the company and a "merger of equals" type transaction with a banking organization of similar size), the range of possible values to holders of Constellation Common Shares obtainable through implementation of such alternatives and the timing and likelihood of actually receiving such values;

    (iv) The Constellation Board's review with its legal and financial advisers of the results of discussions with possible affiliation partners for Constellation;

    (v) The expectation that the Merger will provide holders of Constellation Common Shares with the opportunity to receive a substantial premium over the recent market prices for their shares and that the Merger will be tax-free for federal income tax purposes to Constellation and its shareholders (other than in respect of cash paid in lieu of fractional shares) and will be accounted for under the pooling of interests method of accounting and, therefore, will not give rise to goodwill (see "Certain Federal Income Tax Considerations" and "Accounting Treatment");

    (vi) The review by the Constellation Board with its legal and financial advisers of the provisions of the Merger Agreement and the Option Agreement;

    (vii) Information concerning the business, financial condition, results of operations and prospects of CoreStates and the Other Interested Party, the recent performance of CoreStates Common Stock and the common stock of the Other Interested Party and the pro forma impact of the acquisition of Constellation on each of CoreStates and the Other Interested Party;

    (viii) The financial and other significant terms of the CoreStates Proposal compared to those of the Other Interested Party's Proposal, including the provision in the Other Interested Party's Proposal that would limit the market value of the consideration for Constellation Common Shares to $15.50 based on the Other Interested Party's common stock over a pricing period at or near the closing by means of a reduction in the exchange ratio and the absence of any such limit in the CoreStates Proposal;

    (ix) The CoreStates Proposal having all requisite corporate authorizations and fewer outstanding contractual changes and CoreStates being in a position to execute a definitive Merger Agreement shortly after the acceptance of its offer, while the Other Interested Party's Proposal was subject to subsequent Constellation Board authorization, and the resolution of some substantial changes to the proposed form of Merger Agreement;

    (x) The oral presentation by Keefe and the oral opinion of Keefe that the consideration to be received by holders of Constellation Common Shares is fair to the holders of Constellation Common Shares from a financial point of view (see "Opinion of Financial Adviser");

    (xi) The more substantial severance and severance type benefits for employees contained in the CoreStates Proposal compared to those in the Other Interested Party's Proposal; and

    (xii) The expectation that CoreStates will continue to provide quality service to the communities and customers served by Constellation.

  The Constellation Board did not assign any specific or relative weights to the factors under consideration. The Constellation Board's analysis of these factors, however, addressed two major issues. The first issue was whether a sale of Constellation was appropriate at such time in light of available sale opportunities and other strategic alternatives. The second issue was that if Constellation was to be sold, what was the best reasonably available and acceptable sale opportunity.

  Notwithstanding that the Constellation Board had concluded that Constellation had made substantial progress in resolving the extremely serious financial and managerial problems that first arose in 1990 and that Constellation had very favorable prospects as a stand alone banking organization, in analyzing Constellation's business, financial condition, results of operations and prospects, the current and prospective environment in which it operates and its strategic alternatives as described above in items (i), (ii) and (iii), the Constellation Board concluded that Constellation faced various challenges and restraints and a variety of risks. The challenges and restraints included, among others: (i) the limited scope of its existing business (and related products and services) which consisted primarily of a relatively new retail banking effort and a middle market and real estate commercial lending business;
(ii) the growth prospects in such business in light of existing economic conditions and competition; (iii) its size; and (iv) its capability to continue to generate increasing levels of revenue. The risks facing Constellation that the Constellation Board analyzed and considered included the risks resulting from a high level of non-performing assets and monitored loans, operational risk, the risk of continued weakness in the economy and relevant real estate markets, competitive risk and regulatory risk. In light of such challenges and restraints and risks and the level of value obtainable as evidenced by the CoreStates Proposal and the Other Interested Party's Proposal as described above, the Constellation Board concluded that the sale of Constellation at such time at the level of values obtainable was a more favorable alternative to the alternatives to a sale as described in item (iii) above of remaining independent and growing internally, remaining independent for a period of time and then selling and a

"merger of equals" type of transaction. Accordingly, and in light of the substantial financial benefit to Constellation's shareholders from a transaction such as the Merger as described in item (v) above and Keefe's advice and ability to render a fairness opinion regarding such a transaction, the Constellation Board concluded at such time that a sale of Constellation at such time was the most favorable strategic alternative available and in the best interests of Constellation and its shareholders.

  Having concluded at such time that a sale of Constellation was in the best interests of Constellation and its shareholders, the Constellation Board analyzed and compared the CoreStates Proposal and the Other Interested Party's Proposal based on the factors set forth in items (vi) through (xii) above. Although the Constellation Board considered the current value of the two proposals to be substantially similar, it determined that the CoreStates Proposal was superior for a variety of reasons, including: (i) the absence of a limit on the exchange ratio which existed in the Other Interested Party's Proposal; (ii) the ability to terminate the merger agreement provided for in the CoreStates Proposal in the event of a certain decline in the market value of the CoreStates Common Shares; (iii) the CoreStates Proposal having all requisite corporate authorizations and fewer outstanding contractual changes and CoreStates being in a position to enter into the Merger Agreement shortly after the acceptance of the offer, whereas the Other Interested Party's Proposal had a variety of contingencies and uncertainties; and (iv) the CoreStates Proposal being more favorable in terms of employees and the communities that Constellation served.

CoreStates.

  The CoreStates Board of Directors approved the Merger Agreement and the Option Agreement and determined that the Merger and the issuance of CoreStates Common Shares pursuant thereto to be in the best interests of CoreStates and its shareholders.

  In reaching its determination to approve the Merger Agreement, the CoreStates Board of Directors considered a number of factors, including, without limitation, the following:

    (i) a review of Constellation, including a presentation by CoreStates management regarding its due diligence review of Constellation, including the asset quality of its loan portfolio, operations, earnings and financial condition on an historical, prospective and pro forma basis, as well as the opportunities for both cost savings and revenue enhancements that are expected to result from the Merger and the respective contributions the parties would bring to the combined institution;

    (ii) a review of the advice of management and legal counsel regarding the terms of the Merger Agreement and the Option Agreement;

    (iii) CoreStates' existing position in New Jersey and its desire to strengthen and expand its presence in that state, particularly in the markets broadly served through the Constellation franchise; and

    (iv) the expectation that the Merger will be tax-free for federal income tax purposes to CoreStates and its shareholders and that the Merger will likely be accounted for under the pooling of interests method of accounting and, therefore, will not give rise to intangible assets.

  The CoreStates Board of Directors did not assign any specific or relative weight to the factors under its consideration.

OPINION OF FINANCIAL ADVISER

  General. Pursuant to an engagement letter dated as of July 12, 1993 (the "Keefe Engagement Letter"), the Constellation Board retained Keefe to render financial advisory and investment banking services to Constellation in connection with a possible sale of Constellation (the "Transaction").

  Keefe is a recognized investment banking firm and as part of its investment banking business is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, Keefe has experience in, and knowledge of, the valuation of banking enterprises. The Constellation Board selected Keefe on the basis of its ability to evaluate the fairness of the Exchange Ratio, from a financial point of view, as set forth in the Merger Agreement, its qualifications, its previous experience and its reputation in the banking and investment communities. Keefe has acted exclusively for the Constellation Board in rendering its fairness opinion and will receive a fee from Constellation for its services.

  Keefe has rendered a written opinion to the Constellation Board, dated as of the date of this Proxy Statement-Prospectus, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of the Constellation Common Shares. The full text of Keefe's opinion is attached as Appendix II to this Proxy Statement-Prospectus and is incorporated herein by reference. The description of the opinion set forth herein is qualified in its entirety by reference to Appendix II. Constellation shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken, by Keefe in connection therewith.

  Keefe's written opinion attached as Appendix II to this Proxy Statement-Prospectus is based upon the Exchange Ratio of 0.4137 CoreStates Common Shares for each Constellation Common Share, which is applicable so long as the Effective Date occurs on or before March 30, 1994, as well as the Exchange Ratio of 0.412 CoreStates Common Shares for each Constellation Common Share, which will be applicable thereafter. The oral opinion delivered to the Constellation Board on August 1, 1993 was based upon the Exchange Ratio of
0.412 CoreStates Common Shares for each Constellation Common Share, which was the Exchange Ratio set forth in the Merger Agreement, adjusted to give effect to the Stock Dividend. Keefe's written opinion attached as Appendix II to this Proxy Statement-Prospectus and the oral opinion delivered to the Constellation Board on August 1, 1993 are to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of Constellation Common Shares.

  Keefe's opinion is directed only to the Exchange Ratio and does not constitute a recommendation to any Constellation shareholder as to how such shareholder should vote at the Special Meeting.

  In connection with its opinion, Keefe reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Constellation and CoreStates, including, among other things, (i) the Merger Agreement and related Option Agreement, (ii) the Registration Statement (including this Proxy Statement-Prospectus for the Special Meeting dated February 11, 1994), (iii) Annual Reports to Shareholders and Annual Reports on Form 10-K for the three years ended December 31, 1992 of Constellation and CoreStates; (iv) certain interim reports to shareholders and Quarterly Reports on Form 10-Q of Constellation and CoreStates and certain other communications from Constellation and CoreStates to their respective shareholders, such as press releases and letters to shareholders; (v) other financial information concerning the businesses and operations of Constellation and CoreStates furnished to Keefe by Constellation and CoreStates for purposes of its analysis, including certain internal financial analyses and forecasts for Constellation and CoreStates prepared by the senior management of Constellation and CoreStates; (vi) certain publicly available information concerning the trading of, and the trading market for, Constellation Common Shares and CoreStates Common Shares; and (vii) certain publicly available information with respect to banking companies and the nature and terms of certain other transactions that Keefe considered relevant to its inquiry. In addition, Keefe held discussions with senior management of Constellation and CoreStates concerning their past and current operations, financial condition and prospects, and results of regulatory examinations.

  In conducting its review and arriving at its opinion, Keefe relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and Keefe did not attempt independently to verify such information. Keefe relied upon the management of Constellation and of CoreStates as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to it, and assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. Keefe also assumed, without independent verification, the aggregate allowances for loan losses for Constellation and CoreStates as set forth in such financial statements and projections to be adequate to cover such losses. Keefe did not make or obtain any evaluation or appraisals of the property of Constellation or CoreStates, nor did Keefe examine any individual loan credit files. Keefe was informed by Constellation and assumed for purposes of its opinion that the Merger will be recorded as a pooling of interests under generally accepted accounting principles.

  Keefe considered such financial and other factors as it deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of Constellation and CoreStates; (ii) the assets and liabilities of Constellation and CoreStates; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. Keefe also took into account Keefe's assessment of general economic, market and financial conditions and Keefe's experience in other transactions, as well as Keefe's experience in securities valuation and Keefe's knowledge of the banking industry generally. Keefe's opinion is necessarily based upon conditions as they existed and can be evaluated on the date of the aforementioned fairness opinion and the information made available to Keefe through the date of the fairness opinion.

  Prior to rendering its written opinion, Keefe rendered an oral opinion to the Constellation Board on August 1, 1993, to the effect that, as of such date, the Exchange Ratio of 0.412 was fair, from a financial point of view, to the holders of Constellation Common Shares. Set forth below is a brief summary of selected analyses prepared by Keefe in connection with its oral opinion adjusted for the CoreStates Stock Dividend, but not the increase in the Exchange Ratio described under "THE MERGER--General Description; Exchange Ratio."

  Analysis of the CoreStates Proposal. Keefe reviewed certain historical financial information for Constellation and CoreStates and calculated the imputed value of the CoreStates Proposal to holders of Constellation Common Shares. This analysis showed a value of $11.77 (the "Transaction Value") per Constellation Common Share based upon the Exchange Ratio of 0.412 and the closing price of CoreStates Common Shares on July 30, 1993 of $28.5625 per share (in each case as adjusted to give effect to the Stock Dividend).

  Keefe also calculated the multiple which the Exchange Ratio, based on a Transaction Value of $11.77 per share, reflected of (i) the market price of the Constellation Common Shares of $7.50 (based upon average last sale prices recorded during the month of April 1993), (ii) Constellation's March 31, 1993 book value per share of $5.48, (iii) Constellation's 1993 estimated earnings per share of $0.45 (based on Keefe's published estimate), and (iv) Constellation's 1994 estimated earnings per share of $0.75 (based on Keefe's published estimate). The Transaction Value to April 1993 market value represented a 60% premium, the Transaction Value to March 31, 1993 book value multiple was 219%, the Transaction Value to 1993 estimated earnings multiple was 26.2 times and the Transaction Value to 1994 estimated earnings multiple was 15.7 times.

  Analysis of "Acquired Peer Group." Keefe compared the financial performance of Constellation based on various financial measures of earnings performance, capital adequacy and asset quality, to that of a group of bank holding companies that were acquired in recent transactions, including First Eastern Corp., Commonwealth Bancshares Corp., National Community Banks, Inc., First Pennsylvania Corporation, Peoples Westchester Savings Bank, Multibank Financial Corp. and Equimark Corp. This analysis showed, among other things, that the group had preannouncement price to trailing 12-month earnings ratios from 8.7 to 32.8 with an average of 20.9 compared to Constellation's ratio of 16.5 as of July 30, 1993, preannouncement price to book value ratios from 1.23 to 2.5 with an average of 2.05 compared to a 1.34 ratio for Constellation as of July 30, 1993, equity to asset ratios of 4.81% to 9.25% with an average of 6.79% compared to

Constellation's ratio of 6.22% as of March 31, 1993, nonperforming assets to assets ratios of 1.37% to 4.78% with an average of 3.08% compared to Constellation's ratio of 8.01% as of March 31, 1993, and loan loss reserve to nonperforming loans ratios from 33% to 105% with an average of 75% compared to Constellation's ratio of 85% as of March 31, 1993.

  Keefe compared the financial performance of CoreStates based on various financial measures of performance and dividend yield to that of a peer group of bank holding companies that are active or potential acquirors of banks in Constellation's region including The Bank of New York Company, Inc., First Fidelity Bancorporation, Chemical Banking Corp., The Chase Manhattan Corp., Fleet Financial Group, Inc., Meridian Bancorp, Inc., Summit Bancorporation and UJB Financial Corp. This analysis showed, among other things, that using financial data as of March 31, 1993 and market data as of July 27, 1993, CoreStates had a price-to-book value multiple of 1.94 times compared to a range of multiples from 1.01 times to 1.80 times for the peer group, a price-to-earnings multiple based on 1994 estimated earnings of 10.27 times compared to a range of 6.99 times to 11.81 times for the peer group and a dividend yield of 3.72% compared to a range of 2.42% to 4.13% for the peer group.

  Analysis of Selected Merger Transactions. Keefe reviewed certain financial data relating to seven bank merger transactions which had occurred since January 1990. The selection of bank mergers included the following transactions (acquiror/acquiree): PNC Bank Corp./First Eastern Corp., Meridian Bancorp Inc./Commonwealth Bancshares Corp., The Bank of New York Company, Inc./National Community Banks, Inc., CoreStates Financial Corp/First Pennsylvania Corporation, First Fidelity Bancorporation/Peoples Westchester Savings Bank, Bank of Boston Corp./Multibank Financial Corp. and Integra Financial Corp./Equimark Corp. In each case, Keefe calculated the price as a multiple to current earnings, book value, preannouncement market price and projected next year earnings. For this analysis, it was assumed that the CoreStates Proposal represented approximately $11.77 per CoreStates Common Share for each Constellation Common Share. In the selected transactions, the calculations yielded a range of (i) price to this year's earnings multiples of 11.9 to 132.5, with an average of 44.8 compared with a multiple of 16.5 for the CoreStates Proposal; (ii) price to next year's earnings multiples of 13.3 to 22.1, with an average of 18.0 compared with a multiple of 16.0 for the CoreStates Proposal; (iii) price to book value multiples of 1.23 to 2.87 (which
2.87 multiple would have been 2.07 after giving effect to certain FAS 109 benefits), with an average of 2.08 (which multiple would have been 2.00 after giving effect to certain FAS 109 benefits) compared with a multiple of 2.19 associated with the CoreStates Proposal; and (iv) price to preannouncement market price multiples of 1.02 to 1.56, with an average of 1.30 compared with a multiple of 1.60 (based on the April 1993 average market price of Constellation Common Shares) associated with the CoreStates Proposal.

  No company or transaction used in the above analysis as a comparison is identical to Constellation, CoreStates or the contemplated transaction. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

  Contribution Analysis. Keefe analyzed the relative contribution of each of Constellation and CoreStates to certain balance sheet and income statement items, including assets, common equity and 1994 estimated earnings. Keefe then compared the ownership percentages of the combined company implied by the relative contributions of such balance sheet and income statement items, with an approximately 8.7% ownership percentage for Constellation shareholders resulting from the Exchange Ratio of 0.412 contained in the CoreStates Proposal. The contribution analysis showed that under the CoreStates Proposal, Constellation would contribute approximately 6% of the combined assets, 4% of the combined common equity and 3% of the estimated 1994 earnings of the two companies (before cost savings).

  Discounted Cash Flow Analysis. Keefe estimated the present value of the future streams of after-tax cash flows that Constellation could produce through 1996. The analysis was based on several assumptions, including no dividend payments through 1994, a $0.25 dividend per share in 1995 (a 20% payout ratio), a

$0.62 dividend in 1996 (a 40% payout ratio), an earnings per share of $1.55 in 1996 and a book value per share of $8.64 in 1996. A terminal value was calculated for 1996 by multiplying Constellation's projected 1997 earnings by a price to earnings multiple of 16 times and a price to book value multiple of
2.0 times, chosen to reflect possible acquisition premiums. The terminal values were then discounted to present value using a 16% discount rate chosen to reflect an assumed required rate of return of prospective buyers of Constellation Common Shares. This discounted terminal valuation analysis indicated a reference range of between $10.12 and $11.64 per share of Constellation Common Shares.

  Keefe also provided a sensitivity analysis showing the range of discounted values that would result if discount rates ranging from 12% to 20% were utilized and a terminal price-to-earnings multiple of 14 times to 18 times, and terminal book value multiples of 1.60 times to 2.40 times, were applied. This analysis showed a range of values based upon the terminal price earnings multiples of $8.06 to $12.56 and a range of values based upon the terminal book value multiples of $8.52 to $15.39.

  Keefe compared these values to the potential value provided to Constellation shareholders in the Merger. This analysis was based upon varying assumptions concerning required reserve levels, earnings growth rates and exit multiples, which assumptions are themselves based upon many factors and assumptions, many of which are beyond the control of Constellation and CoreStates. This analysis also assumed that Constellation shareholders received CoreStates stock at the proposed exchange ratio, held the stock and received the appropriate CoreStates dividend (reinvested at 5% per annum) and sold CoreStates stock into the open market at year-end 1996. This analysis showed a range of value for Constellation shareholders of $9.89 to $16.20.

  As indicated below, this analysis is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present time or at any time in the future.

  Merger Impact Analysis. Keefe illustrated the earnings dilution that would be incurred by CoreStates based upon the proposed exchange ratio. The analysis showed that CoreStates would incur approximately 2.7% dilution in earnings per share based upon 1994 estimated earnings. This analysis also showed that CoreStates would have to eliminate approximately 23% of Constellation's non-interest expense in 1994 in order to eliminate any earnings per share dilution.

  Exchange Ratio Impact. Keefe also illustrated the immediate impact the 0.412 exchange ratio would have on each Constellation Common Share's underlying earnings, book value and dividends. The analysis compared Constellation's stand alone 1994 earnings per share estimate of $0.75 to approximately $1.12 earnings estimate per Constellation Common Share if exchanged into CoreStates Common Shares (based on Keefe's estimate of $2.78 per share for CoreStates). The change in earnings per share estimate represented an approximately 50% increase. Keefe's analysis also showed that the 0.412 exchange ratio would increase the stated March 31, 1993 book value per share from $5.48 to approximately $6.05, or an increase of about 10% per Constellation shareholder, based upon ownership in CoreStates. Keefe's analysis noted that CoreStates paid a dividend in excess of $1.00 per share, as compared with no dividend per Constellation Common Share and with no contemplation by Constellation that dividends would be paid in the near future.

  The summary contained herein provides a summary description of analyses prepared by Keefe in connection with its oral opinion. The summary does not purport to be a complete description of the analyses performed by Keefe in connection with the rendering of its oral fairness opinion. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Keefe believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or selecting part or all of the above summary, without considering all factors and analyses, would create an incomplete view of the process underlying the analyses set forth in the Keefe presentations and opinions. The ranges of valuations resulting from any particular analysis described above should not be taken to be Keefe's view of the actual value of Constellation or CoreStates. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given more weight than any other analyses.

  In performing its analyses, Keefe made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Constellation or CoreStates. The analyses performed by Keefe are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Keefe's opinion and presentation to the Constellation Board is just one of many factors taken into consideration by the Constellation Board.

  Pursuant to the Keefe Engagement Letter, Constellation agreed to pay Keefe a cash fee of $250,000 concurrently with the first to be executed of an agreement in principle or a definitive agreement contemplating the consummation of a Transaction and a cash fee of $250,000 promptly after the mailing of any proxy statement in connection with the Transaction. Finally, Constellation has agreed to pay Keefe at the time of closing a cash fee ("Contingent Fee") equal to 0.90% of the market value of the aggregate consideration offered in the Transaction. Based on the Transaction Value, such Contingent Fee would be approximately $3,000,000. The fees paid prior to the Contingent Fee payment will be credited against the Contingent Fee. Constellation has also agreed to indemnity Keefe against certain liabilities. Keefe also received a fee for financial services rendered to Constellation in December of 1992 in connection with a restructuring which included a debt-to-equity conversion and a rights offering with standby purchasers and Keefe acting as standby underwriter. Keefe received aggregate fees and reimbursement of expenses of $2,207,252 for the aforementioned December of 1992 services.

STOCK OPTION AGREEMENT

  At the insistence of CoreStates and as a condition to CoreStates entering into the Merger Agreement and in consideration therefor, Constellation and CoreStates entered into a Stock Option Agreement (the "Option Agreement") entitling CoreStates, under certain circumstances, to purchase from Constellation up to 5,300,000 Constellation Common Shares (the "Option Shares"), representing approximately 19.5% of the outstanding Constellation Common Shares, at an exercise price of $10.375 per share, subject to termination within certain periods, in cash (the "Option").

  CoreStates or any other holder or holders of the Option (collectively, the "Holder") may exercise the Option, in whole or in part, subject to applicable law and regulatory restrictions, if both an "Initial Triggering Event" and a "Subsequent Triggering Event" have occurred prior to the occurrence of an "Exercise Termination Event." The term "Initial Triggering Event" is defined as the occurrence of any of the following events:

    (i) Constellation or Constellation Bank, without having received CoreStates' prior written consent, enters into an agreement to engage in an Acquisition Transaction with any person other than CoreStates or any CoreStates subsidiary or the Constellation Board recommends that the shareholders of Constellation approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement. "Acquisition Transaction" means (x) a merger or consolidation, or any similar transaction, involving Constellation or Constellation Bank, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Constellation or Constellation Bank, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 20% or more of the voting power of Constellation or Constellation Bank;

    (ii) Any person other than CoreStates, any CoreStates subsidiary or any Constellation subsidiary acting in a fiduciary capacity acquires beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding Constellation Common Shares;

    (iii) Any person other than CoreStates or any CoreStates subsidiary makes a bona fide proposal to Constellation or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

    (iv) After a third party makes a proposal to Constellation or its shareholders to engage in an Acquisition Transaction, Constellation breaches specified provisions of the Merger Agreement and such breach entitles CoreStates to terminate the Merger Agreement and is not cured prior to the date that CoreStates sends notice of its exercise of the Option; or

    (v) Any person other than CoreStates or any CoreStates subsidiary, and other than in connection with a transaction to which CoreStates has given its prior written consent, files an application or notice with the FRB or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

  "Subsequent Triggering Event" is defined as either (i) the acquisition by any person or group of beneficial ownership of 25% or more the then outstanding Constellation Common Shares or (ii) the occurrence of an Initial Triggering Event described in clause (i) above, except that the percentage reference in subclause (z) thereof shall be 25%.

  "Exercise Termination Event" is defined as the following events: (i) the Effective Time (as defined below) of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event; or (iii) the passage of nine months after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event (provided that if an Initial Triggering Event continues or occurs beyond such termination, the Exercise Termination Event shall be nine months from the expiration of the Last Triggering Event but in no event more than twelve months after such termination). The "Last Triggering Event" shall mean the last Initial Triggering Event to occur.

  Under applicable law and in connection with the Option Agreement, CoreStates may be required to obtain the prior approval of the FRB prior to acquiring 5% or more of the issued and outstanding Constellation Common Shares. Certain other regulatory approvals may also be required before such an acquisition could be completed.

  After a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, CoreStates (on behalf of itself or any subsequent Holder) may demand that Constellation promptly prepare, file and keep current a shelf registration statement under the Securities Act covering Constellation Common Shares issued or issuable pursuant to the Option and use its reasonable efforts to cause such registration statement to become effective and remain current in order to permit the disposition of the Option Shares. CoreStates is entitled to two such registration statements.

  Neither Constellation nor CoreStates may assign any of its respective rights and obligations under the Option Agreement or the Option to any other person without the other party's written consent, except that if a Subsequent Triggering Event occurs prior to an Exercise Termination Event, CoreStates may assign in whole or in part its rights and obligations thereunder within 30 days following such Subsequent Triggering Event. Until 30 days after the FRB approves an application by CoreStates to acquire the Option Shares, CoreStates may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Constellation,
(iii) an assignment to a single party for the purpose of conducting a widely dispersed public distribution on CoreStates's behalf or (iv) any other manner approved by the FRB.

  Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, at the request of the holder, Constellation will be obligated to repurchase the Option and any Option Shares theretofore purchased pursuant to the Option at a price determined as set forth in the Option Agreement.

  The Option Agreement provides that in the event that prior to an Exercise Termination Event, Constellation enters into an agreement (i) to consolidate with or merge into any entity other than CoreStates or one of its subsidiaries and will not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any entity other than CoreStates or one of its subsidiaries to merge into Constellation with Constellation as the continuing or surviving corporation, but, in connection therewith, the then outstanding Constellation Common Shares are changed into or exchanged for securities of any other person or cash or any other property, or the then outstanding Constellation Common Shares after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company or (iii) to sell or transfer all or substantially all of its assets to any entity other than CoreStates or one of its subsidiaries, then, the agreement governing such transaction must provide that the Option will be converted into or exchanged for an option (a "Substitute Option") to purchase shares of common stock of, at the Holder's election, either the continuing or surviving corporation of a merger or a consolidation or the transferee of all or substantially all of Constellation's assets. The number of shares subject to the Substitute Option and the exercise price per share will be determined in accordance with a formula in the Option Agreement. To the extent possible, the Substitute Option will contain other terms and conditions that are the same as those in the Option.

  In the event that Constellation's shareholders fail to approve the Merger Agreement, either CoreStates or Constellation may terminate the Merger Agreement in accordance with its terms. See "--Effective Date; Effective Time; Amendments; Waiver; Termination." If no Initial Triggering Event and Subsequent Triggering Event has occurred prior to such termination or an Exercise Termination Event, the Option Agreement will automatically terminate at such time. If an Initial Triggering Event and Subsequent Triggering Event do occur prior to such termination, then CoreStates will be entitled to exercise the Option in accordance with its terms.

  A copy of the Option Agreement is attached as Exhibit A to the Merger Agreement and included in Appendix I to this Proxy Statement-Prospectus.

OPERATIONS AND MANAGEMENT AFTER THE MERGER

  Upon consummation of the Merger, Constellation will be merged with and into CoreStates, with CoreStates as the surviving entity thereto. CoreStates' current directors will serve as the directors of the surviving corporation following the Merger, and the current executive officers of CoreStates will comprise the senior management of CoreStates. All subsidiaries of Constellation will become subsidiaries of CoreStates.

  It is planned that after the Merger, the banking subsidiary of Constellation, Constellation Bank, will be merged with and into New Jersey National Bank, a national banking subsidiary of CoreStates located in Pennington, New Jersey ("NJNB"). The Merger must be approved by the OCC. An application for such approval has been filed.

  Information concerning the directors and executive officers of CoreStates is included in the CoreStates 1993 Annual Meeting Proxy Statement and the CoreStates 1992 Annual Report on Form 10-K which are incorporated herein by reference. See "INCORPORATION OF DOCUMENTS BY REFERENCE."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Certain members of Constellation's management and the Constellation Board may be deemed to have interests in the Merger in addition to their interests, if any, as shareholders of Constellation generally. The Constellation Board was aware of these factors and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

  Election to Board of Directors. The Merger Agreement provides that three members of the Constellation Board, one of whom shall be George R. Zoffinger, will become directors of NJNB. It is expected that the other two members of the Constellation Board who will become directors of NJNB will be Alvin J. Rockoff and Bruce G. Coe. In addition, it is expected that after the consummation of the Merger, Mr. Zoffinger will become Chairman of the Board of NJNB. As directors of NJNB, Messrs. Rockoff and Coe will be entitled to directors' fees consisting of an annual retainer of $7,500 and a $750 per meeting fee.

  Indemnification. CoreStates has agreed, among other things, to (i) indemnify and advance costs and expenses (including reasonable attorney's fees, disbursements and expenses) and hold harmless each present and former director and officer of Constellation or its subsidiaries against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, settlements or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising within six years of the Effective Time and out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Constellation would have been permitted under New Jersey law and its Certificate of Incorporation or By-laws to indemnify such person (and also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification) and (ii) for a period of three years following the Effective Time, subject to certain cost-based limitations, use reasonable efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Constellation (or policies containing terms which are substantially no less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time.

  Severance Agreements. Pursuant to the Merger Agreement, CoreStates has agreed to assume Constellation Bank's obligations under severance agreements with the following seven executive officers (the "Executive Agreements"): George R. Zoffinger, President and Chief Executive Officer of Constellation and Constellation Bank, Michael A. Marinelli, Executive Vice President and Chief Financial Officer of Constellation and Constellation Bank, Robert M. Craig, Executive Vice President of Constellation and Constellation Bank, David J. Hughes, Secretary of Constellation and Executive Vice President and Secretary of Constellation Bank, James P. McKee, Executive Vice President of Constellation and Constellation Bank, and Alfred L. Teti, Executive Vice President of Constellation and Constellation Bank. The Executive Agreements provide for a severance payment equal to the amount (or two times the amount in the case of Mr. Zoffinger) of the executive's (x) annual base salary in effect just prior to the time of the change in control of Constellation plus (y) highest annual bonus received by the executive from Constellation Bank prior to the time of the change in control of Constellation. A severance payment is triggered if the executive terminates his employment for "good reason" or if CoreStates terminates the executive's employment without "cause", in either case within 24 months following a change in control of Constellation Bank. The Merger will constitute such a change in control. Based on their annual base salaries in effect as of the date of this Proxy Statement-Prospectus and their highest annual bonuses received to date (which in all cases are the bonuses paid in 1993), the executive officers of Constellation would be entitled to the severance payments set forth below opposite their names:

                                                            EXECUTIVE
                                                             OFFICER  SEVERANCE
                              NAME                            SINCE    PAYMENT
                              ----                          --------- ----------
      George R. Zoffinger..................................   1991    $1,112,100
      Michael A. Marinelli.................................   1991       203,850
      Alfred L. Teti.......................................   1991       259,700
      Robert M. Craig......................................   1991       199,300
      James P. McKee.......................................   1991       207,350
      David J. Hughes......................................   1984       171,350

The Executive Agreements also provide for the continuation of certain benefits. See "Executive Incentive Compensation Plans."

  The receipt of any severance payment by any such executive officer under an Executive Agreement will be in lieu of any severance obligation Constellation or Constellation Bank may have under any other agreement, including the employment agreements described below.

  Employment Agreements. CoreStates has agreed to honor without modification all contracts, agreements and commitments of Constellation or any of its subsidiaries authorized by Constellation or any of its subsidiaries prior to date of the Merger Agreement which apply to any current or former employee or current or former director of Constellation or any of its subsidiaries, including employment agreements with Messrs. Zoffinger, Marinelli, Craig and Teti.

  Mr. Zoffinger's employment agreement provides for a salary of $312,000 a year and an annual bonus at the sole discretion of the Boards of Directors of Constellation and Constellation Bank. The agreement expires December 31, 1994 unless sooner terminated upon Mr. Zoffinger's death or continuous disability for a period of six months. If Mr. Zoffinger's employment is terminated prior to December 31, 1994, he will be entitled to receive his salary through the date of termination. Upon the occurrence of certain events, Mr. Zoffinger will also be entitled to receive from Constellation a severance payment of $300,000, which shall be due and payable simultaneously with the occurrence thereof.

  Mr. Marinelli's employment agreement provides for a salary of $125,000 a year and an annual bonus at the sole discretion of the Boards of Directors of Constellation and Constellation Bank. If Mr. Marinelli's employment is terminated for reasons other than cause, the agreement provides that he is entitled to receive severance payments for a period of six months following termination.

  Mr. Craig's employment agreement provides for a salary of $120,000 a year and an annual bonus at the sole discretion of the Boards of Directors of Constellation and Constellation Bank. If Mr. Craig's employment is terminated for reasons other than cause, the agreement provides that he is entitled to receive severance payments for a period of six months following termination.

  Mr. Teti's employment agreement provides for a salary of $162,000 a year and an annual bonus at the sole discretion of the Board of Directors of Constellation Bank. The term of the agreement commenced March 20, 1992 for a period of two years, which term will automatically be extended unless sooner terminated upon Mr. Teti's death or continuous disability for a period of three months or upon thirty days' written notice of intention to terminate. If Mr. Teti's employment is terminated for reasons other than resignation, death, disability or cause, the agreement provides that he is entitled to receive severance payments for a period of six months following termination.

  Stock Option Plans. Constellation maintains a 1987 Stock Incentive Compensation Plan (the "1987 Plan"), 1989 Stock Incentive Compensation Plan (the "1989 Plan"), the Stock Option Plan for Outside Directors of New Brunswick Savings Bank and 1992 Stock Option and Stock Appreciation Right Plan (the "1992 Plan"). Pursuant to Constellation's stock option plans, 742,234 options to purchase Constellation Common Shares were outstanding as of the date of this Proxy Statement-Prospectus. Of these outstanding stock options, 169,001 stock options were exercisable by their terms as of the date of this Proxy Statement-Prospectus. Pursuant to the terms of certain outstanding options issued under the 1987 Plan and the 1992 Plan, 495,374 stock options become exercisable upon a change of control of Constellation.

  In connection with the Merger, Constellation stock options will be converted into options to purchase CoreStates Common Shares on the same terms and conditions as are in effect immediately prior to the Merger, based upon the Exchange Ratio. See "Effect on Constellation Employee Benefit Plans" below. Certain Constellation stock options issued under the 1987 Plan and the stock options issued under the 1992 Plan that are not otherwise exercisable will become exercisable at the time of the Merger pursuant to provisions providing for immediate exercise upon the occurrence of a change of control, such as the Merger, will become exercisable at the time of such conversion.

  The following table sets forth (i) the number of options held by each of Constellation's executive officers, (ii) the number of options held by such executive officers that will become exercisable as a result of the Merger,
(iii) the weighted average exercise price for the options held by each of Constellation's executive officers, and (iv) the aggregate value of such exercisable options based upon the value (i.e., stock price less option exercise price) of 0.4137 of a CoreStates Common Share on July 30, 1993, the last trading day prior to the execution of the Merger Agreement:

                                                            WEIGHTED
                                                             AVERAGE
                              EXECUTIVE                     EXERCISE
                               OFFICER  OPTIONS   OPTIONS   PRICE PER AGGREGATE
   NAME                         SINCE    HELD   EXERCISABLE   SHARE     VALUE
   ----                       --------- ------- ----------- --------- ----------
George R. Zoffinger..........   1991    173,334   173,334     $3.28   $1,479,600
Michael A. Marinelli.........   1991     70,000    60,000      3.77      482,800
Alfred L. Teti...............   1991     72,500    60,000      3.80      481,000
Robert M. Craig..............   1991     70,000    60,000      3.77      482,800
James P. McKee...............   1991     70,000    60,000      3.75      484,000
David J. Hughes..............   1984     49,000    22,500      8.31      240,800

  Executive Advisory Board. CoreStates has agreed to cause all of the members of the Constellation Board and Constellation Bank's Board of Directors who are nominated by Constellation and are willing to so serve to be elected or appointed as members of a newly formed executive advisory board, which will advise CoreStates on deposit and lending activities in Constellation's former market area. The executive advisory board will meet once every calendar quarter and terminate on the second anniversary of the Effective Time. CoreStates may elect, at its sole option, to continue the executive advisory board in existence after the second anniversary date of the Effective Time. Each member of the executive advisory board will receive $750 for each meeting of the executive advisory board that such director attends.

  Director Retainer Agreements. Constellation and Constellation Bank have entered into retainer agreements with each of Elliot Cohen, Louis T. DiFazio and Alvin J. Rockoff, directors of Constellation and Constellation Bank. The retainer agreements provide for compensation in the event that such person is removed from his position as a director of Constellation. These agreements were entered into in 1989 in connection with Constellation's acquisition of New Brunswick Savings Bank. Under the retainer agreements, each such individual would be entitled to a severance payment under his retainer agreement of approximately $19,000 upon consummation of the Merger.

  Deferred Compensation Programs for Directors. Certain directors of Constellation and Constellation Bank have previously deferred directors fees under the Constellation Bancorp Deferred Compensation Program, the Constellation Bank Deferred Compensation Program and the New Brunswick Savings Bank Deferred Compensation Program. Under the terms of the programs, accounts reflecting the deferred amounts are maintained for each director deferring fees and such accounts accrue interest or earnings based on either Constellation Bank's 60-day certificate of deposit rate or the value of "phantom" units of Constellation Common Shares.

  In connection with the Merger, each of the foregoing programs have been or will be amended to provide that the programs shall terminate on the Effective Date and that each participant shall promptly be paid the value as of the Effective Date of such participant's account in cash. The value of each "phantom" unit of Constellation Common Shares held in such account will for purposes of such payment be equal to the Exchange Ratio multiplied by the average of the high and low reported sales prices of CoreStates Common Shares on the Effective Date. The amendments have been or will be made to terminate the plans for the purpose of avoiding the administrative time and expense related thereto. As described above, amounts payable reflect previously deferred directors fees and the accrued interest or earnings thereon and do not reflect any special or additional payments as a result of the Merger.

  Executive Incentive Compensation Plans. During 1993, Constellation Bank maintained the 1993 Executive Variable Compensation Plan (the "1993 Incentive Plan") pursuant to which certain officers of Constellation Bank were granted cash bonus awards for 1993. Set forth below are the arrangements with respect to the 1993 Incentive Plan as agreed by Constellation and CoreStates. The arrangements with respect to the 1993 Incentive Plan described below provided for in the Merger Agreement did not result, and are not expected to result, in any of Messrs. Zoffinger, Marinelli, Craig, Hughes, McKee or Teti receiving any amount in excess of what such person would have otherwise received for 1993 had the Merger Agreement not been entered into with CoreStates or any other party.

  Under the arrangements as agreed to by Constellation and CoreStates, Constellation Bank would maintain the 1993 Incentive Plan through December 31, 1993 or, if the Effective Date was earlier than December 31, 1993, through the Effective Date. If the Effective Date was after December 31, 1993, Constellation Bank would establish a plan for cash bonus awards similar to the 1993 Incentive Plan for 1994 (the "1994 Incentive Plan"), which has been established. In the event that the Effective Date was prior to December 31, 1993, Constellation Bank would pay cash bonus awards for 1993 under the 1993 Incentive Plan a short period of time before the Effective Date and such cash bonus awards would be calculated by pro-rating the award goals and criteria, but not the corresponding full year potential cash bonus award amounts, for each participant based on the number of days that had elapsed in 1993. Notwithstanding any term of the 1993 Incentive Plan to the contrary, Constellation Bank expected that, if the Effective Date was after December 31, 1993, it would pay cash bonus awards for 1993 pursuant to the 1993 Incentive Plan shortly prior to December 31, 1993 based on Constellation Bank's estimate at such time of the satisfaction of the award goals and criteria. The maximum amount payable pursuant to the 1993 Incentive Plan was $787,000 (which was paid out). In addition to the foregoing, Constellation Bank retained the discretion to award discretionary cash bonus awards for performance for 1993 at the time the foregoing cash bonus awards were paid under the 1993 Incentive Plan in an additional amount up to $250,000. If the Effective Date was after December 31, 1993, Constellation Bank would establish the 1994 Incentive Plan similar to the 1993 Incentive Plan to remain in effect until the Effective Date and to pay cash bonus awards thereunder for performance prior to the Effective Time in an aggregate amount not to exceed an amount equal to $70,000 multiplied by the number of whole or partial months in 1994 prior to the Effective Date.

  The executive officers of Constellation received the incentive awards set forth opposite their names below under the 1993 Incentive Plan:

                                                            EXECUTIVE
                                                             OFFICER  INCENTIVE
           NAME                                               SINCE     AWARD
           ----                                             --------- ---------
     George R. Zoffinger...................................   1991    $202,200
     Michael A. Marinelli..................................   1991      60,750
     Alfred L. Teti........................................   1991      77,400
     Robert M. Craig.......................................   1991      59,400
     James P. McKee........................................   1991      62,550
     David J. Hughes.......................................   1984      51,750

  The executive officers of Constellation may receive awards under the 1994 Incentive Plan that they may otherwise not have received had the Merger Agreement not been entered into with CoreStates or any other party.

  Retirement Program for Directors. Constellation and Constellation Bank maintain a Directors' Retirement Program. Under the Directors' Retirement Program, a director of Constellation or Constellation Bank whose benefits are vested is entitled to receive an annual retirement benefit of $10,000, beginning at the time such director reaches the mandatory retirement age of 72, unless such director has retired prior to reaching age 72, in which case the director is entitled to receive retirement benefits under the Directors' Retirement Program at the later of age 70 or the time of such director's retirement. Benefits under the Directors' Retirement Program vest after five years of service on any of the Constellation Board, Constellation Bank's Board of Directors or New Brunswick Savings Bank's Board of Directors. As of the date of this Proxy Statement-Prospectus, all of the existing directors of Constellation and Constellation Bank, except for Mr.

Zoffinger, were vested under the Directors' Retirement Program and will receive such benefits in accordance with the program.

EFFECT ON CONSTELLATION EMPLOYEE BENEFIT PLANS

  CoreStates has agreed to, and to cause its subsidiaries to, honor without modification, all contracts, agreements and commitments of Constellation or any of its subsidiaries prior to the date of the Merger Agreement which apply to any current or former employee or current or former director of Constellation or any of its subsidiaries, including without limitation, the Executive Agreements and similar arrangements with ten other officers of Constellation Bank. CoreStates has also agreed to, and to cause its subsidiaries to, provide to officers and employees of Constellation who become or remain regular (full-time) employees of CoreStates or any of its subsidiaries employee benefits no less favorable than those provided by CoreStates and its subsidiaries to their similarly situated officers or employees. Any employee of Constellation or any of its subsidiaries who becomes a participant in any employee benefit plan, program, policy, or arrangement of CoreStates shall be given credit under such plan, program, policy, or arrangement for all service (prior to becoming such a participant) with Constellation or any of its subsidiaries for purposes of eligibility and vesting.

  At the Effective Time, each outstanding and unexercised option to purchase shares of Constellation Common Shares issued pursuant to Constellation's stock option plans will be converted into an option to purchase CoreStates Common Shares on the same terms and conditions as are in effect immediately prior to the Merger as adjusted as set forth below. Each such option that is converted shall be converted into an option to purchase such number of CoreStates Common Shares at such exercise price as is determined as provided below:

    (i) the number of shares of CoreStates Common Shares to be subject to the new option shall be equal to the product of (A) the number of Constellation's Common Shares subject to the original option and (B) the Exchange Ratio, the product being rounded, if necessary, up or down, to the nearest whole share; and

    (ii) the exercise price per share of CoreStates Common Shares under the new option shall be equal to (A) the exercise price per share of Constellation Common Shares under the original option divided by (B) the Exchange Ratio, rounded, if necessary, up or down, to the nearest cent.

  CoreStates has agreed that if the employment of any employee of Constellation or any of its subsidiaries is terminated after the Merger and such employee has options to purchase Constellation Common Shares that are not exercisable at the Effective Time, such employee will be permitted to exercise the option to purchase CoreStates Common Shares received in respect thereof for a 30-day period after the time at which such options would have otherwise become exercisable if such employee had remained employed by CoreStates or any of its subsidiaries notwithstanding the terms of any plan, grant or agreement relating to such option.

  CoreStates will provide a severance program for employees of Constellation and Constellation Bank hired prior to the date the Merger Agreement was executed and who are displaced as a result of the Merger on or after the Effective Time. Under the severance program, Constellation and Constellation Bank employees whose jobs are eliminated and who do not receive a bona fide job offer from CoreStates will receive separation and contingency pay subject to certain minimum and maximum amounts, based on salary levels and length of service. CoreStates will also provide inplacement and outplacement assistance to displaced employees and may offer retention bonuses to key individuals considered critical in the integration process.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The federal income tax discussion set forth below is included for general information only. It may not be applicable to certain classes of taxpayers, including insurance companies, securities dealers, financial institutions, foreign persons and persons who acquired Constellation Common Shares pursuant to the exercise of employee stock options or rights or otherwise as compensation. Constellation shareholders are urged to consult their own tax adviser as to the specific tax consequences to them of the Merger, including the applicability and effect of federal, state, local and other tax laws.

  General. It is intended that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that, accordingly, for federal income tax purposes:
(i) no gain or loss will be recognized by either CoreStates or Constellation as a result of the Merger; (ii) no gain or loss will be recognized by holders of Constellation Common Shares upon the receipt of CoreStates Common Shares in exchange for Constellation Common Shares in the Merger, except as discussed below with respect to cash received in lieu of a fractional share interest in CoreStates Common Shares; (iii) the aggregate adjusted tax basis of the CoreStates Common Shares to be received by the holders of Constellation Common Shares in the Merger will be the same as the aggregate adjusted tax basis in Constellation Common Shares surrendered in exchange therefor (reduced by any amount allocable to fractional share interests for which cash is to be received); and (iv) the holding period of the CoreStates Common Shares to be received by the holders of Constellation Common Shares in the Merger will include the holding period of Constellation Common Shares surrendered in exchange therefor, provided that such Constellation Common Shares are held as capital assets at the Effective Time.

  Consummation of the Merger is conditioned upon receipt by each of CoreStates and Constellation of an opinion of Sullivan & Cromwell, dated the Effective Date, substantially to the foregoing effect. Such an opinion of Sullivan & Cromwell, counsel to Constellation, dated the date of this Proxy Statement-Prospectus, has been filed as an exhibit to the Registration Statement of which this Proxy Statement-Prospectus is a part.

  Consequences of Receipt of Cash in Lieu of Fractional Shares. A holder of Constellation Common Shares who receives cash in the Merger in lieu of a fractional share interest in CoreStates Common Shares will be treated for federal income tax purposes as having received cash in redemption of such fractional share interest. Assuming the shares are held as a capital asset, the receipt of such cash should result in capital gain or loss, in an amount equal to the difference between the amount of cash received and the portion of such shareholder's adjusted tax basis in Constellation Common Shares allocable to the fractional share interest. Such capital gain or loss will be long-term capital gain or loss if the holding period for the fractional CoreStates Common Shares deemed to be received and then redeemed is more than one year.

NO DISSENTERS' RIGHTS OF APPRAISAL

  Pursuant to Section 14A:11-1 of the New Jersey Business Corporation Act, holders of Constellation Common Shares will not have any dissenters' rights of appraisal in connection with the Merger.

REGULATORY APPROVALS

  Consummation of the Merger is conditioned on the approval of the Merger by the FRB under the Bank Holding Company Act of 1956, as amended (the "1956 Act"). This approval was received on January 7, 1994. The 1956 Act provides that a transaction approved by the FRB generally may not be consummated until 30 days after FRB approval. This waiting period has elapsed.

  The approval of the Pennsylvania Department of Banking must also be obtained before the Merger can be consummated. The Pennsylvania Department of Banking is required to approve or disapprove a proposed acquisition within 60 days after receipt of an application or within 30 days after receipt of additional information submitted in response to a request by the Department. The Pennsylvania Department of Banking must evaluate factors similar to those considered by the FRB in determining whether to approve the Merger. An application has been submitted seeking the approval of the Pennsylvania Department of Banking.

  THE MANAGEMENT OF CORESTATES HAS NO REASON TO BELIEVE THAT THE REQUIRED APPROVAL OF THE PENNSYLVANIA DEPARTMENT OF BANKING WILL NOT BE OBTAINED. THERE CAN BE NO ASSURANCE THAT SUCH REGULATORY APPROVALS WILL

BE OBTAINED, AND, IF THE MERGER IS APPROVED, THERE CAN BE NO ASSURANCE AS TO THE DATE OF SUCH APPROVAL. THERE CAN ALSO BE NO ASSURANCE THAT SUCH APPROVAL WILL NOT CONTAIN A CONDITION OR REQUIREMENT WHICH CAUSES SUCH APPROVAL TO FAIL TO SATISFY THE CONDITIONS SET FORTH IN THE MERGER AGREEMENT AND DESCRIBED BELOW UNDER "REPRESENTATIONS AND WARRANTIES; CONDITIONS PRECEDENT". THERE CAN LIKEWISE BE NO ASSURANCE THAT THE U.S. DEPARTMENT OF JUSTICE WILL NOT OBJECT TO THE MERGER.

REPRESENTATIONS AND WARRANTIES; CONDITIONS PRECEDENT

  The Merger Agreement contains representations and warranties by the parties regarding, among other things, CoreStates' and Constellation's organization, financial statements, capitalization, pending and threatened litigation and enforceability of the Merger Agreement. These representations and warranties will not survive the Effective Date.

  The obligations of CoreStates and Constellation to consummate the Merger are subject to the satisfaction, or, where permissible, waiver of the following conditions, among others: (i) approval and adoption of the Merger Agreement by the requisite vote of Constellation's shareholders; (ii) receipt of the necessary approvals by the FRB under the 1956 Act and the Pennsylvania Department of Banking and the expiration of any applicable waiting periods;
(iii) the absence of any proceeding, pending or threatened, to suspend the effectiveness of the Registration Statement of which this Proxy Statement-Prospectus forms a part; (iv) the receipt by CoreStates and Constellation of a letter from CoreStates' independent public accountants to the effect that the Merger will qualify for pooling of interests accounting treatment if closed and consummated in accordance with the Merger Agreement; (v) the receipt of satisfactory "agreed upon procedures" letters from the independent public accountants of CoreStates and Constellation; (vi) the receipt by the Constellation Board of a letter from Keefe, in form and substance satisfactory to Constellation and dated the date on which the Securities and Exchange Commission has declared the Registration Statement effective, in which Keefe expresses its opinion that the consideration to be received by Constellation's shareholders is fair from a financial point of view; and (vii) the absence of any injunction restraining or prohibiting consummation of the Merger.

  In addition, unless waived, each party's obligation to effect the Merger is subject to performance by the other party of its obligations under the Merger Agreement, the accuracy of the representations and warranties of the other party contained therein and the receipt of certain certificates from the other party.

EFFECTIVE DATE; EFFECTIVE TIME; AMENDMENTS; WAIVER; TERMINATION

  The Merger Agreement provides that on the third business day after the expiration of all applicable waiting periods in connection with approvals of governmental authorities (see "Regulatory Approvals" above) and all conditions to the consummation of the Merger are satisfied or waived, or on such earlier or later date as may be agreed by Constellation and CoreStates, Constellation and CoreStates will file Articles of Merger with the Department of State of the Commonwealth of Pennsylvania and a Certificate of Merger with the Secretary of State of the State of New Jersey. The Merger will become effective upon such filing or on such date (which may not be later than such third business day) as may be specified in such Articles or Certificate of Merger. The date of such filing or such later effective date is the "Effective Date" of the Merger. The "Effective Time" of the Merger is such time of effectiveness on the Effective Date, which may be agreed by the parties. Pursuant to the Merger Agreement, Constellation and CoreStates have agreed that the Merger will be consummated prior to the close of business on March 15, 1994 if the approval of the Merger and the Merger Agreement by Constellation's shareholders occurs on March 15, 1994 and all other conditions to closing can be satisfied or are waived by such time.

  Constellation and CoreStates may amend, modify or waive any term or condition of the Merger Agreement by action taken on behalf of their respective Boards of Directors, at any time before or after approval of the Merger by the shareholders of the Constellation; provided, however, that after such approval no such amendment or modification, without further shareholder approval, shall reduce the amount or change the form and amount of the consideration payable pursuant to the Merger Agreement.

  The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date either before or after approval by the shareholders of Constellation, by (i) mutual consent of CoreStates and Constellation if the Board of Directors of each so determines by vote of a majority of its members;
(ii) a majority vote of the Board of Directors of either Constellation or CoreStates, in the event of the failure of the shareholders of Constellation to approve the Merger Agreement or a material breach by the other party to the Merger Agreement of any representation, warranty, covenant or agreement contained in the Merger Agreement which is not cured or not curable within 60 days after written notice of such breach is given to the party committing such breach by the other party; (iii) Constellation or CoreStates by written notice to the other party if either (x) any approval, consent or waiver of a governmental authority required to permit consummation of the transactions contemplated by the Merger Agreement is denied or (y) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by the Merger Agreement; (iv) a majority of the Board of Directors of either Constellation or CoreStates, in the event that the Merger is not consummated by March 31, 1994, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in the Merger Agreement by the party seeking to terminate.

PRICE BASED TERMINATION

  The Merger Agreement contains a provision that would have permitted Constellation to terminate the Merger Agreement at any time during the ten-day period commencing January 22, 1994, the fifteenth day after the receipt of the required approval of the Merger by the FRB (the "Determination Date"), by a majority vote of the members of the Constellation Board, if all of the following conditions had occurred: (i) the average closing price per share of CoreStates Common Shares over the twenty trading day pricing period prior to the Determination Date was less than $24.28; (ii) the decline in the price of CoreStates Common Shares exceeded by more than 15% the decline over such time period in an index composed of a group of common stocks of other bank holding companies; and (iii) CoreStates failed to elect to increase the Exchange Ratio as set forth in the Merger Agreement. Because the average closing price per share of CoreStates Common Shares over the twenty trading day pricing period prior to the Determination Date was greater than $24.28, Constellation was not permitted to exercise any termination rights under the provision set forth above.

OPERATIONS OF CONSTELLATION AND CORESTATES PENDING THE MERGER

  The Merger Agreement contains certain restrictions on the conduct of Constellation's business prior to the Effective Time of the Merger. In particular, except as expressly provided in the Merger Agreement, prior to the Effective Time, Constellation will, and will cause its subsidiaries to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) use its best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees, and (iii) take no action which would adversely affect or delay the ability of the parties to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated in the Merger Agreement or to perform its covenants and agreements on a timely basis under the Merger Agreement. In addition, the Merger Agreement prohibits Constellation and any of its subsidiaries from engaging in certain transactions without the prior written consent of CoreStates. Specifically, without such consent, Constellation may not: (i) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance;
(ii) adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock except pursuant to the Constellation Rights Agreement (as defined below) and except for dividends paid by any of the wholly-owned subsidiaries of Constellation to Constellation or any of its wholly-owned subsidiaries; or issue any additional shares of capital stock except pursuant to (x) the exercise of stock options outstanding as of the date hereof or (y) the Constellation Rights Agreement; (iii) other than in the ordinary course of business consistent with past practice, sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a direct or indirect wholly owned subsidiary of Constellation, or cancel, release or assign any indebtedness of any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of the Merger Agreement; (iv) other than in the ordinary course of business consistent with past practice, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly-owned subsidiary of Constellation; (v) other than in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms; (vi) except as may be required by law, increase in any manner the compensation or fringe benefits of any of its employees (other than increases not greater than 6% over the current level of compensation and in accordance with past practice) or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees, or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee (other than with respect to new employees in the ordinary course of business), or adopt, amend or modify any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit agreements, trusts, plans, funds, employee stock ownership, consulting, severance or fringe benefit plan, formal or informal, written or oral, or other arrangements for the benefit or welfare of any director, officer or employee;
(vii) other than in the ordinary course of business consistent with past practice, settle any claim, action or proceeding involving any liability of Constellation or any of its subsidiaries for material money damages or restrictions upon the operations of Constellation or any of its subsidiaries;
(viii) modify in any material respect the manner in which it and its subsidiaries have heretofore conducted or accounted for their business; (ix) except as contemplated by the Merger Agreement, amend its articles of incorporation, its by-laws or the Constellation Rights Agreement; (x) elect or appoint any new director or officer of Constellation or any of its subsidiaries; or (xi) agree to, or make any commitment to, take any of the foregoing actions.

  The Merger Agreement also provides that without the prior written consent of Constellation, CoreStates will not declare or pay any extraordinary or special dividend on the CoreStates Common Shares or take any action that would (i) delay or adversely affect in any material respect the ability of Constellation or CoreStates to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or
(ii) adversely affect its ability to perform its covenants and agreements on a timely basis under the Merger Agreement. CoreStates declared the Stock Dividend on August 17, 1993, payable on October 15, 1993 to shareholders of record on September 15, 1993.

  Modification of Certain Constellation Policies. The Merger Agreement provides that, notwithstanding that Constellation believes that it has established all reserves and taken all provisions for possible loan losses required by generally accepted accounting principles and applicable laws, rules and regulations, Constellation and CoreStates will consult and cooperate with each other with respect to (i) conforming Constellation's loan, accrual and reserve policies to those policies of CoreStates to the extent appropriate, (ii) new extensions of credit or material revisions to existing terms of credits by Constellation Bank in each case where the aggregate exposure exceeds $1,000,000 and (iii) conforming the composition of the investment portfolio and overall asset/liability management position of Constellation and Constellation Bank to the extent appropriate.

  In addition, the Merger Agreement provides that Constellation and CoreStates will consult and cooperate with each other with respect to determining appropriate accruals, reserves and charges to establish and take in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments taking into account CoreStates' plan of integration and the Merger. The Merger Agreement requires Constellation to use its best efforts to (i) establish and take such reserves and accruals as CoreStates shall request to conform, on a mutually satisfactory basis, Constellation's loan, accrual and reserve policies to CoreStates' policies,
(ii) establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and (iii) recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger; provided, however, that (a) Constellation shall not be obligated to take any such action unless and until CoreStates specifies its request in writing and acknowledges that all conditions to its obligations to consummate the Merger have been waived or satisfied and (b) Constellation acknowledges that the conditions to its obligation to consummate the Merger have been satisfied or waived by Constellation. Pursuant to the foregoing, Constellation will not be obligated to take any such action that is inconsistent with (i) any requirement applicable to Constellation or Constellation Bank by any bank regulatory agency or (ii) generally accepted accounting principles.

NO SOLICITATION

  Constellation has agreed in the Merger Agreement that (i) neither it nor any of its subsidiaries nor any of their respective officers, employees, or directors (including Constellation and its subsidiaries, "Restricted Parties") will, directly or indirectly, solicit or encourage any inquiries or proposals with respect to a business combination, tender offer, exchange offer, merger, consolidation, recapitalization or similar transaction regarding any purchase of all or a substantial portion of the assets of, or any equity interest in, Constellation or any of its subsidiaries (an "Acquisition Proposal") and (ii) except as may be legally required for the discharge by the Constellation Board of its fiduciary duties, a Restricted Party will not itself, or otherwise authorize, permit or instruct Constellation's investment bankers or other third parties, to solicit or encourage an Acquisition Proposal or cooperate, discuss or negotiate with, or furnish non-public information concerning the Company or any of its subsidiaries to, any person in connection with, or otherwise facilitate, an Acquisition Proposal.

ACCOUNTING TREATMENT

  Consummation of the Merger is conditioned upon the receipt by Constellation and CoreStates of a letter from Ernst & Young, CoreStates' independent accountants, to the effect that the Merger qualifies for "pooling of interests" accounting treatment if consummated in accordance with the terms of the Merger Agreement. Under the pooling of interests method of accounting, the historical basis of the assets, liabilities and shareholders' equity of Constellation and CoreStates will be combined at the Effective Date and carried forward at their previously recorded amounts and no goodwill or intangible assets will be created. CoreStates will include in its Consolidated Statement of Income the consolidated income of Constellation, as modified for intercompany transactions, for the entire fiscal year and quarterly period of Constellation in which the Effective Date occurs and will combine and restate as its income for prior periods the reported consolidated income of Constellation for prior periods, as modified for intercompany transactions.

  All unaudited pro forma financial information contained in this Proxy Statement-Prospectus has been prepared using the pooling of interests method to account for the Merger. See "PRO FORMA FINANCIAL INFORMATION."

STATUS OF CORESTATES COMMON SHARES UNDER THE FEDERAL SECURITIES LAWS; POOLING OF INTERESTS

  The CoreStates Common Shares issuable in connection with the Merger have been registered under the Securities Act. Accordingly, there will be no restrictions upon the resale or transfer of such shares by shareholders of Constellation except for those shareholders who are deemed to be "affiliates" of Constellation as such term is used in Rule 144 and Rule 145 under the Securities Act. With respect to those shareholders who may be deemed to be affiliates of Constellation, Rule 144 and Rule 145 place certain restrictions on the transfer of CoreStates Common Shares which may be received by them pursuant to the Merger. As a condition to consummation of the Merger, each person who may be deemed to be an affiliate of Constellation will be required to deliver a letter under which the affiliate agrees not to sell, transfer or otherwise dispose of the Constellation Common Shares or CoreStates Common Shares, as applicable, except (i) in compliance with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder and (ii) during the period ending 30 days prior to the Merger and recommencing at the time of publication of financial results covering at least 30 days of combined operations of CoreStates and Constellation.

  This Proxy Statement-Prospectus does not cover resales of CoreStates Common Shares received by any person who may be deemed to be an affiliate of Constellation. Persons who may be deemed to be affiliates of Constellation generally include individuals who, or entities which, directly or indirectly control, are controlled by or are under common control with Constellation and would include certain officers and directors of Constellation as well as principal shareholders of Constellation.

EXCHANGE OF CERTIFICATES

  As soon as practicable after the Effective Time, an Exchange Agent to be appointed by CoreStates will mail to all persons who held Constellation Common Shares immediately prior to the Effective Time a letter of transmittal, together with instructions on how to effect the exchange of certificates representing such shares for certificates representing CoreStates Common Shares as provided by the Merger Agreement. HOLDERS OF CONSTELLATION COMMON SHARES SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE INSTRUCTIONS FROM THE EXCHANGE AGENT. Upon receiving these instructions, each holder of an outstanding certificate, which prior to the Effective Time represented Constellation Common Shares, should surrender such certificate to the Exchange Agent and each such holder will be entitled on such surrender to receive in exchange therefor certificates representing CoreStates Common Shares in accordance with the Exchange Ratio provided in the Merger Agreement and a check representing the amount of cash in lieu of any fractional shares, plus unpaid dividends and distributions, if any, each holder has the right to receive. All CoreStates Common Shares issued in connection with the Merger will be deemed issued as of the Effective Time. Whenever the Record Date for a dividend or other distribution with respect to CoreStates Common Shares is at or after the Effective Time, the declaration will include dividends or other distributions on all CoreStates Common Shares issuable pursuant to the Merger; provided that after the 90th day following the Effective Date no dividend or other distribution declared will be paid to the holder of any unsurrendered certificate with respect to the CoreStates Common Shares represented thereby until the holder of such certificate duly surrenders such certificate to the Exchange Agent. Following such surrender the holder will be paid, without interest, (i) at the time of surrender, the amount of the dividends or other distributions having a record date after the Effective Time theretofore payable and not yet paid and (ii) at the appropriate payment date, the amount of dividends or other distributions having a record date after the Effective Time but prior to surrender, and a payment date subsequent to surrender. Former holders of Constellation Common Shares will be entitled to exercise all rights of holders of CoreStates Common Shares, except the right to receive dividends or distributions, without having to surrender their stock certificates for exchange. For a period of 90 days after the Effective Date holders of Constellation Common Shares will be entitled to vote as holders of CoreStates Common Shares notwithstanding that certificates representing Constellation Common Shares shall not have been exchanged.

  As of the Effective Time, CoreStates will deposit with the Exchange Agent certificates representing CoreStates Common Shares and the cash in lieu of fractional shares, together with any dividends or distributions with respect thereto, to be issued and paid pursuant to the Merger. Any portion of the deposit that remains unclaimed by holders of Constellation Common Shares for six months after the Effective Time shall be repaid to CoreStates. If outstanding certificates for Constellation Common Shares are not surrendered or payment is not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of CoreStates, free and clear of all claims or interests. Neither CoreStates, the Exchange Agent or any other person shall be liable to any former holder of Constellation Common Shares for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

EXPENSES

  The Merger Agreement provides, in general, that CoreStates and Constellation will each pay its own expenses incurred in connection with the Merger other than printing expenses, which will be shared equally by CoreStates and Constellation.

                 INDEPENDENCE BANCORP PROPOSED COMBINATION

  On November 19, 1993, CoreStates and Independence Bancorp, Inc. ("Independence") entered into a definitive agreement pursuant to which CoreStates expects to acquire Independence in an exchange for stock (the "Proposed Combination"). Independence is a bank holding company whose four banking subsidiaries serve seven eastern Pennsylvania counties through 54 community banking offices. At September 30, 1993, Independence had total consolidated assets, deposits and shareholders' equity of $2.6 billion, $2.2 billion and $220 million, respectively.

  Under the terms of the agreement, each of the approximately 12.7 million (on a fully diluted basis) Independence Common Shares will be exchanged for (i) 1.5 CoreStates Common Shares if the average price of CoreStates Common Shares over a pricing period prior to the closing of the Proposed Combination is $27.00 or less, (ii) 1.45 CoreStates Common Shares if the average price of CoreStates Common Shares over a pricing period prior to the closing of the Proposed Combination is $28.00 or more, or (iii) a number of CoreStates Common Shares determined by dividing $40.50 by the average price of CoreStates Common Shares over the pricing period prior to the closing of the Proposed Combination if the price of CoreStates Common Shares during such period falls between $27.00 and $28.00 per share.

                        PRO FORMA FINANCIAL INFORMATION
                                  (UNAUDITED)

  The following unaudited pro forma condensed combined financial statements reflect the Merger and the Proposed Combination under the application of the pooling of interests method of accounting. Under this method of accounting, the historical book values of the assets, liabilities and shareholders' equity of Constellation and Independence, as reported on their respective Consolidated Balance Sheets, will be carried over onto the Consolidated Balance Sheet of CoreStates and no goodwill or other intangible assets will be created. CoreStates will include in its Consolidated Statements of Income the consolidated results of operations of Constellation and Independence for the entire fiscal year in which the Effective Date of each transaction occurs and will combine and restate as its results of operations for prior periods to include the reported consolidated results of operations of Constellation and Independence for prior periods. See "INDEPENDENCE BANCORP PROPOSED COMBINATION." The Pro Forma Statements of Income for the years ended December 31, 1992, 1991 and 1990 and the nine months ended September 30, 1993 and 1992 include adjustments which reflect retroactive adoption of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (FAS 109) on a combined basis, as of January 1, 1987. See footnote (4) to the Pro Forma Condensed Combined Statements of Income.

  This pro forma financial information is based on the estimates and assumptions set forth in the notes to such statements. The pro forma adjustments made in connection with the development of the pro forma information are preliminary and have been made solely for purposes of developing such pro forma information as necessary to comply with the disclosure requirements of the Commission. Where applicable, the pro forma adjustments have been separately tax effected at the following statutory tax rates: 1993--35%; and 1992--34%. The pro forma information has been prepared using the historical consolidated financial statements and notes thereto, which are incorporated herein by reference. The unaudited pro forma condensed combined financial statements do not purport to be indicative of the combined financial position or results of operations of future periods or indicative of the results that actually would have been realized had the entities been a single entity during these periods.

  On December 17, 1993, CoreStates consummated the purchase of Inter Community Bancorp ("Inter Community"), a New Jersey bank holding company, with $133 million in assets and $110 million in deposits at the time of its acquisition. The effects of the Inter Community acquisition are not included in the pro forma financial information because the Inter Community acquisition is not material to the Pro Forma Condensed Combined Balance Sheet or to the Pro Forma Condensed Combined Statements of Income.

  The Merger Agreement provides for an Exchange Ratio of 0.412 of a CoreStates Common Share for each Constellation Common Share, which has been increased to
0.4137 CoreStates Common Shares for each Constellation Common Share so long as the Effective Date occurs on or before March 30, 1994. See "THE MERGER--General Description; Exchange Ratio." The accompanying unaudited pro forma financial information reflects an equivalent per Constellation Common Share value at an Exchange Ratio of 0.412. The accompanying unaudited pro forma financial information also reflects an equivalent per Independence Common Share value of
1.45 CoreStates Common Shares for each Independence Common Share.

  Pro forma cash dividends declared for the periods presented assume that CoreStates would have declared cash dividends per share equal to the cash dividends per share declared by CoreStates prior to September 30, 1993.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                  (UNAUDITED)

                               SEPTEMBER 30, 1993

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  CORESTATES
                     CORESTATES   INDEPENDENCE                       AND        CORESTATES     CONSTELLATION
                        AND       BANCORP AND   PRO FORMA        INDEPENDENCE      AND          BANCORP AND
                    SUBSIDIARIES  SUBSIDIARIES ADJUSTMENTS        PRO FORMA    SUBSIDIARIES    SUBSIDIARIES
                    ------------  ------------ -----------       ------------  ------------    -------------
ASSETS
Cash and due from
banks.............  $ 2,080,698    $  116,762   $ (63,527)(1)    $ 2,133,933   $ 2,080,698      $  117,429
Time deposits.....    1,087,804        34,877                      1,122,681     1,087,804             300
Investment
securities........    2,790,056       621,081                      3,411,137     2,790,056         251,265
Loans, net of
unearned
discounts.........   15,901,454     1,721,122                     17,622,576    15,901,454       1,689,009
Allowance for loan
losses............     (341,221)      (33,736)    (25,000)(3)       (399,957)     (341,221)        (72,355)
Federal funds sold
and securities
purchased under
agreements to
resell............       35,894        49,600     (12,500)(1)         72,994        35,894         140,500
Trading account
securities........        3,991                                        3,991         3,991
Due from customers
on acceptances....      461,061                                      461,061       461,061
Premises and
equipment and
other assets......      823,082        93,787      13,970 (3)(6)     930,839       823,082         150,539
                    -----------    ----------   ---------        -----------   -----------      ----------
  Total assets....  $22,842,819    $2,603,493   $ (87,057)       $25,359,255   $22,842,819      $2,276,687
                    ===========    ==========   =========        ===========   ===========      ==========
LIABILITIES
 Deposits:
 Domestic:
  Non-interest
  bearing.........  $ 5,605,801    $  355,879   $ (63,527)(1)    $ 5,898,153   $ 5,605,801      $  307,141
  Interest
  bearing.........    9,811,443     1,799,707                     11,611,150     9,811,443       1,785,859
 Overseas branches
 and subsidiaries.      819,655                                      819,655       819,655
                    -----------    ----------   ---------        -----------   -----------      ----------
  Total deposits..   16,236,899     2,155,586     (63,527)        18,328,958    16,236,899       2,093,000
Funds borrowed....    2,076,655        67,875     (12,500)(1)      2,132,030     2,076,655          10,646
Bank acceptances
outstanding.......      469,168                                      469,168       469,168
Other liabilities.    1,020,672        26,123      24,200 (6)      1,070,995     1,020,672          14,608
Long-term debt....    1,180,679       134,285                      1,314,964     1,180,679
                    -----------    ----------   ---------        -----------   -----------      ----------
  Total
  liabilities.....   20,984,073     2,383,869     (51,827)        23,316,115    20,984,073       2,118,254
                    -----------    ----------   ---------        -----------   -----------      ----------
SHAREHOLDERS'
EQUITY
Common stock......      117,858        29,104     (12,445)(10)       134,135       117,858(7)      136,171
                                                     (382)(12)
Capital surplus...      509,992        90,512      12,445 (10)       611,762       509,992(7)       45,886
                                                   (1,187)(12)
Retained earnings.    1,238,234       102,398        (821)(12)     1,304,581     1,238,234         (23,624)
                                                  (35,230)(3)(6)
Treasury stock....       (7,338)       (2,390)      2,390 (12)        (7,338)       (7,338)
                    -----------    ----------   ---------        -----------   -----------      ----------
  Total
  shareholders'
  equity..........    1,858,746       219,624     (35,230)         2,043,140     1,858,746         158,433
                    -----------    ----------   ---------        -----------   -----------      ----------
  Total
  liabilities and
  shareholders'
  equity..........  $22,842,819    $2,603,493   $ (87,057)       $25,359,255   $22,842,819      $2,276,687
                    ===========    ==========   =========        ===========   ===========      ==========
Book value per
share(11).........       $15.82        $19.12                         $15.23        $15.82           $5.82
                         ======        ======                         ======        ======           =====
                                             CORESTATES    PRO FORMA
                                                 AND        COMBINED
                     PRO FORMA              CONSTELLATION     ALL
                    ADJUSTMENTS               PRO FORMA   TRANSACTIONS
                    ----------------------- ------------- ----------------
ASSETS
Cash and due from
banks.............                           $ 2,198,127  $ 2,251,362
Time deposits.....   $    (300)(1)             1,087,804    1,122,681
Investment
securities........                             3,041,321    3,662,402
Loans, net of
unearned
discounts.........                            17,590,463   19,311,585 (4)
Allowance for loan
losses............    (107,000)(2)              (520,576)    (579,312)(4)
Federal funds sold
and securities
purchased under
agreements to
resell............     (15,000)(1)               161,394      198,494
Trading account
securities........                                 3,991        3,991
Due from customers
on acceptances....                               461,061      461,061
Premises and
equipment and
other assets......      56,868 (2)(5)(7)(8)    1,030,489    1,138,246
                    ----------------------- ------------- ----------------
  Total assets....   $ (65,432)              $25,054,074  $27,570,510
                    ======================= ============= ================
LIABILITIES
 Deposits:
 Domestic:
  Non-interest
  bearing.........                           $ 5,912,942  $ 6,205,294
  Interest
  bearing.........   $    (300)(1)            11,597,002   13,396,709
 Overseas branches
 and subsidiaries.                               819,655      819,655
                    ----------------------- ------------- ----------------
  Total deposits..        (300)               18,329,599   20,421,658
Funds borrowed....     (15,000)(1)             2,072,301    2,127,676
Bank acceptances
outstanding.......                               469,168      469,168
Other liabilities.      33,871 (5)(8)          1,069,151    1,119,474
Long-term debt....                             1,180,679    1,314,964
                    ----------------------- ------------- ----------------
  Total
  liabilities.....      18,571                23,120,898   25,452,940
                    ----------------------- ------------- ----------------
SHAREHOLDERS'
EQUITY
Common stock......    (124,951)(9)               129,078      145,355
Capital surplus...     124,951 (9)               680,829      782,599
Retained earnings.     (84,003)(2)(5)(7)(8)    1,130,607    1,196,954
Treasury stock....                                (7,338)      (7,338)
                    ----------------------- ------------- ----------------
  Total
  shareholders'
  equity..........     (84,003)                1,933,176    2,117,570
                    ----------------------- ------------- ----------------
  Total
  liabilities and
  shareholders'
  equity..........   $ (65,432)              $25,054,074  $27,570,510
                    ======================= ============= ================
Book value per
share(11).........                                $15.02       $14.56
                                                  ======       ======

See footnotes to the Pro Forma Condensed Combined Balance Sheet on page 53.

            FOOTNOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  (UNAUDITED)
 (1) Elimination of intercompany deposits and Federal funds transaction.

 (2) While Constellation has utilized a long-term work out strategy for all of its assets in the belief that value could be maximized over time, CoreStates' strategy is to seek to dispose of certain assets via bulk sale, individual credit direct negotiation or foreclosure, in an accelerated manner. It is CoreStates' philosophy that this change maximizes the total value of the Merger and allows the ongoing institution to concentrate upon new franchise initiatives and revenue generation. In CoreStates' experience, a strategy that involves the accelerated resolution of problem assets has been more economical than a long-term work out approach. It has been CoreStates' experience that the costs of working out assets as well as other carrying costs typically outweigh any improvement in an asset's realized value. Furthermore, resources and management time and attention are diverted away from building the business and creating long-term franchise value. CoreStates currently estimates that in connection with the change in strategic direction and to conform Constellation's loan, accrual and reserve policies to those of CoreStates, it will take an addition to the allowance for possible loan losses of approximately $107.0 million and an addition to the reserve against other real estate owned ("OREO") of approximately $38.0 million. Accordingly, pro forma common shareholders' equity has been reduced by $94.3 million, the after-tax effect of the estimated provisions. CoreStates currently estimates that the assets related to $134.5 million of the $145.0 million in estimated aggregate provisions will be disposed of within eighteen months of the Effective Date. The carrying value of these assets is approximately $340 million and the estimated provisions represent 40% of this amount. It is also estimated that the conforming adjustments, mostly related to consumer lending charge-off policies, will comprise approximately $10.5 million of the aggregate $145.0 million in estimated provisions.

 (3) In connection with CoreStates' planned strategic initiatives regarding Independence's problem assets, CoreStates currently estimates that with regard to the Proposed Combination it will take a $25.0 million addition to Independence's allowance for possible loan losses and a $5.0 million addition to Independence's reserve against OREO. Accordingly, pro forma common shareholders' equity has been reduced by $19.5 million, the after-tax effect of the estimated provisions. CoreStates currently estimates that the assets related to the $30.0 million in estimated aggregate provisions will be disposed of within eighteen months of the effective date of the Proposed Combination. The carrying value of these assets is approximately $120 million and the estimated provisions represent 25% of this amount.

 (4) The following asset quality and allowance for loan losses coverage ratios as of September 30, 1993 are presented on a pro forma combined basis considering the impacts of the change in strategy and conforming adjustments discussed in notes (2) and (3) above (in thousands):

      Non-performing loans............................................ $398,196
      OREO............................................................  109,892
                                                                       --------
      Total non-performing assets..................................... $508,088
                                                                       ========
      Selected Ratios:
       Non-performing loans to total loans............................     2.08%
       Allowance for possible loan losses to non-performing loans.....   129.79%
       Allowance for possible loan losses to total loans..............     2.69%
       Non-performing assets to total loans plus OREO.................     2.63%

 (5) Reflects charges of approximately $42.5 million, $27.6 million after the related tax effects, which include expenses directly attributable to the Merger, and certain other costs and expenses.

 (6) Reflects charges of approximately $24.2 million, $15.7 million after the related tax effects, which include expenses directly attributable to the Proposed Combination.

 (7) Reflects the $42.1 million cumulative benefit of applying FAS 109 as if both CoreStates and Constellation had retroactively adopted FAS 109 on a combined basis. See footnote 4 on page 59.

 (8) Reflects the pro forma adoption by Constellation of the FAS 106 transitional liability of $6.0 million, $4.0 million after-tax, effective January 1, 1992. See footnote 3 on page 59.

 (9) Reflects the conversion of 27.234 million outstanding Constellation Common Shares on September 30, 1993 into 11.220 million CoreStates Common Shares.


(10) Reflects the conversion of 11.489 million outstanding Independence Common Shares on September 30, 1993 into 16.659 million CoreStates Common Shares.


(11) Reflects the impact of the Stock Dividend.

(12) Reflects the cancellation of 153 thousand Independence Common Shares held as treasury stock.

             PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                                  (UNAUDITED)

                      NINE MONTHS ENDED SEPTEMBER 30, 1993

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             CORESTATES
                    CORESTATES  INDEPENDENCE                    AND       CORESTATES  CONSTELLATION
                       AND      BANCORP AND    PRO FORMA    INDEPENDENCE     AND       BANCORP AND    PRO FORMA
                   SUBSIDIARIES SUBSIDIARIES ADJUSTMENTS(1)  PRO FORMA   SUBSIDIARIES SUBSIDIARIES  ADJUSTMENTS(1)
                   ------------ ------------ -------------- ------------ ------------ ------------- --------------
INTEREST INCOME
Interest and fees
on loans.........   $ 977,371     $106,907                   $1,084,278   $ 977,371     $101,660
Interest on in-
vestment securi-
ties.............     121,317       25,847       $ (82)(2)      147,082     121,317       12,758
Interest on time
deposits in
banks............      33,066          951                       34,017      33,066            7       $    (7)(2)
Interest on
federal funds
sold and
securities
purchased under
agreements to
resell...........       1,777          786         (45)(2)        2,518       1,777        2,545           (19)(2)
Other interest
income...........          40                                        40          40
                    ---------     --------       -----       ----------   ---------     --------       -------
 Total interest
 income..........   1,133,571      134,491        (127)       1,267,935   1,133,571      116,970           (26)
                    ---------     --------       -----       ----------   ---------     --------       -------
INTEREST EXPENSE
Interest on de-
posits...........     202,453       45,806                      248,259     202,453       41,872            (7)(2)
Interest on funds
borrowed.........      46,078        2,288         (45)(2)       48,321      46,078          130           (19)(2)
Interest on long-
term debt........      48,477        6,077         (82)(2)       54,472      48,477
                    ---------     --------       -----       ----------   ---------     --------       -------
 Total interest
 expense.........     297,008       54,171        (127)         351,052     297,008       42,002           (26)
                    ---------     --------       -----       ----------   ---------     --------       -------
Net interest in-
come.............     836,563       80,320           0          916,883     836,563       74,968
Provision for
losses on loans..      75,000        9,055                       84,055      75,000        7,500
                    ---------     --------       -----       ----------   ---------     --------       -------
Net interest in-
come after provi-
sion for losses
on loans.........     761,563       71,265                      832,828     761,563       67,468
                    ---------     --------       -----       ----------   ---------     --------       -------
NON-INTEREST IN-
COME
Service charges
on deposit ac-
counts...........     119,412        6,527                      125,939     119,412        7,780
Trust income.....      71,441        3,324                       74,765      71,441        2,229
Fees for interna-
tional services..      50,890                                    50,890      50,890          705
Debit and credit
card fees........      42,492        1,739                       44,231      42,492        1,272
Securities gains
(losses).........       5,530         (105)                       5,425       5,530           36
Other operating
income...........      80,753       10,590                       91,343      80,753       20,987
                    ---------     --------       -----       ----------   ---------     --------       -------
 Total non-inter-
 est income......     370,518       22,075                      392,593     370,518       33,009
                    ---------     --------       -----       ----------   ---------     --------       -------
NON-FINANCIAL EX-
PENSES
Salaries, wages
and benefits.....     403,359       34,368                      437,727     403,359       30,977          (225)(3)
Net occupancy....      74,831        5,029                       79,860      74,831        6,737
Equipment ex-
penses...........      47,074        4,492                       51,566      47,074        4,275
Other operating
expenses.........     241,738       26,196                      267,934     241,738       46,355
                    ---------     --------       -----       ----------   ---------     --------       -------
 Total non-finan-
 cial expenses...     767,002       70,085                      837,087     767,002       88,344          (225)
                    ---------     --------       -----       ----------   ---------     --------       -------
Income before in-
come taxes.......     365,079       23,255                      388,334     365,079       12,133           225
Provision for in-
come taxes.......     122,464        6,199                      128,663     122,464          477         3,001 (3)(4)
                    ---------     --------       -----       ----------   ---------     --------       -------
Net income.......   $ 242,615     $ 17,056       $   0       $  259,671   $ 242,615     $ 11,656       $(2,776)
                    =========     ========       =====       ==========   =========     ========       =======
Average common
shares outstand-
ing..............     117,335       11,498                      134,007     117,335       27,182
PER COMMON SHARE
DATA(5)
Net income.......       $2.07        $1.48                        $1.94       $2.07        $0.43
Cash dividends
declared.........       $0.84        $0.87                        $0.84       $0.84
                    CORESTATES    PRO FORMA
                        AND        COMBINED
                   CONSTELLATION     ALL
                     PRO FORMA   TRANSACTIONS
                   ------------- ------------
INTEREST INCOME
Interest and fees
on loans.........   $1,079,031    $1,185,938
Interest on in-
vestment securi-
ties.............      134,075       159,840
Interest on time
deposits in
banks............       33,066        34,017
Interest on
federal funds
sold and
securities
purchased under
agreements to
resell...........        4,303         5,044
Other interest
income...........           40            40
                   ------------- ------------
 Total interest
 income..........    1,250,515     1,384,879
                   ------------- ------------
INTEREST EXPENSE
Interest on de-
posits...........      244,318       290,124
Interest on funds
borrowed.........       46,189        48,432
Interest on long-
term debt........       48,477        54,472
                   ------------- ------------
 Total interest
 expense.........      338,984       393,028
                   ------------- ------------
Net interest in-
come.............      911,531       991,851
Provision for
losses on loans..       82,500        91,555
                   ------------- ------------
Net interest in-
come after provi-
sion for losses
on loans.........      829,031       900,296
                   ------------- ------------
NON-INTEREST IN-
COME
Service charges
on deposit ac-
counts...........      127,192       133,719
Trust income.....       73,670        76,994
Fees for interna-
tional services..       51,595        51,595
Debit and credit
card fees........       43,764        45,503
Securities gains
(losses).........        5,566         5,461
Other operating
income...........      101,740       112,330
                   ------------- ------------
 Total non-inter-
 est income......      403,527       425,602
                   ------------- ------------
NON-FINANCIAL EX-
PENSES
Salaries, wages
and benefits.....      434,111       468,479
Net occupancy....       81,568        86,597
Equipment ex-
penses...........       51,349        55,841
Other operating
expenses.........      288,093       314,289
                   ------------- ------------
 Total non-finan-
 cial expenses...      855,121       925,206
                   ------------- ------------
Income before in-
come taxes.......      377,437       400,692
Provision for in-
come taxes.......      125,942       132,141
                   ------------- ------------
Net income.......   $  251,495    $  268,551
                   ============= ============
Average common
shares outstand-
ing..............      128,534       145,206
PER COMMON SHARE
DATA(5)
Net income.......        $1.96         $1.85
Cash dividends
declared.........        $0.84         $0.84

See Footnotes to Pro Forma Condensed Combined Statements of Income on pages 59-
60.

             PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                                  (UNAUDITED)

                      NINE MONTHS ENDED SEPTEMBER 30, 1992

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            CORESTATES                                              CORESTATES
                     CORESTATES  INDEPENDENCE                  AND       CORESTATES  CONSTELLATION                      AND
                        AND      BANCORP AND   PRO FORMA   INDEPENDENCE     AND       BANCORP AND   PRO FORMA      CONSTELLATION
                    SUBSIDIARIES SUBSIDIARIES ADJUSTMENTS   PRO FORMA   SUBSIDIARIES SUBSIDIARIES  ADJUSTMENTS       PRO FORMA
                    ------------ ------------ -----------  ------------ ------------ ------------- -----------     -------------
INTEREST INCOME
Interest and fees
on loans..........   $1,025,994    $113,996                 $1,139,990   $1,025,994    $110,623                     $1,136,617
Interest on in-
vestment securi-
ties..............      126,045      33,798      $(24)(2)      159,819      126,045      20,369                        146,414
Interest on time
deposits in banks.       41,922       2,375                     44,297       41,922                                     41,922
Interest on
federal funds sold
and securities
purchased under
agreements to
resell............        8,775         738                      9,513        8,775       3,876                         12,651
Other interest in-
come..............           39                                     39           39                                         39
                     ----------    --------      ----       ----------   ----------    --------       ----          ----------
  Total interest
  income..........    1,202,775     150,907       (24)       1,353,658    1,202,775     134,868                      1,337,643
                     ----------    --------      ----       ----------   ----------    --------       ----          ----------
INTEREST EXPENSE
Interest on depos-
its...............      320,498      63,175                    383,673      320,498      68,952                        389,450
Interest on funds
borrowed..........       45,090       2,506                     47,596       45,090         328                         45,418
Interest on long-
term debt.........       54,058       4,044       (24)(2)       58,078       54,058       1,592                         55,650
                     ----------    --------      ----       ----------   ----------    --------       ----          ----------
  Total interest
  expense.........      419,646      69,725       (24)         489,347      419,646      70,872                        490,518
                     ----------    --------      ----       ----------   ----------    --------       ----          ----------
Net interest in-
come..............      783,129      81,182         0          864,311      783,129      63,996                        847,125
Provision for
losses on loans...       92,300      11,684                    103,984       92,300       8,500                        100,800
                     ----------    --------      ----       ----------   ----------    --------       ----          ----------
Net interest in-
come after provi-
sion for losses on
loans.............      690,829      69,498                    760,327      690,829      55,496                        746,325
                     ----------    --------      ----       ----------   ----------    --------       ----          ----------
NON-INTEREST IN-
COME
Debit and credit
card fees.........      116,768       1,671                    118,439      116,768         299                        117,067
Service charges on
deposit accounts..      105,576       6,266                    111,842      105,576       9,614                        115,190
Trust income......       72,420       3,002                     75,422       72,420       2,083                         74,503
Fees for interna-
tional services...       44,010                                 44,010       44,010         773                         44,783
Securities gains
(losses)..........       13,405        (271)                    13,134       13,405       1,633                         15,038
Other operating
income............       34,744       7,587                     42,331       34,744      22,588                         57,332
                     ----------    --------      ----       ----------   ----------    --------       ----          ----------
  Total non-inter-
  est income......      386,923      18,255                    405,178      386,923      36,990                        423,913
                     ----------    --------      ----       ----------   ----------    --------       ----          ----------
NON-FINANCIAL EX-
PENSES
Salaries, wages
and benefits......      399,012      34,725                    433,737      399,012      32,574       $447 (3)         432,033
Net occupancy.....       74,591       4,900                     79,491       74,591       7,259                         81,850
Equipment ex-
penses............       54,195       4,561                     58,756       54,195       5,640                         59,835
Other operating
expenses..........      263,318      23,938                    287,256      263,318      49,859                        313,177
                     ----------    --------      ----       ----------   ----------    --------       ----          ----------
  Total non-finan-
  cial expenses...      791,116      68,124                    859,240      791,116      95,332        447             886,895
                     ----------    --------      ----       ----------   ----------    --------       ----          ----------
Income (loss) be-
fore income taxes.      286,636      19,629                    306,265      286,636      (2,846)      (447)            283,343
Provision for in-
come taxes........       93,339       5,784                     99,123       93,339                   (679)(3)(4)       92,660
                     ----------    --------      ----       ----------   ----------    --------       ----          ----------
Income (loss) be-
fore cumulative
effect of a change
in accounting
principle.........   $  193,297    $ 13,845                 $  207,142   $  193,297    $ (2,846)      $232          $  190,683
                     ==========    ========      ====       ==========   ==========    ========       ====          ==========
Average common
shares outstand-
ing...............      115,322      11,210                    131,577      115,322       8,187                        118,695
PER COMMON SHARE
DATA(5)
Income (loss) be-
fore cumulative
effect of a change
in accounting
principle.........        $1.68       $1.24                      $1.57        $1.68      $(0.35)                         $1.61
Cash dividends de-
clared............        $0.75       $0.87                      $0.75        $0.75                                      $0.75
                     PRO FORMA
                    COMBINED ALL
                    TRANSACTIONS
                    ------------
INTEREST INCOME
Interest and fees
on loans..........   $1,250,613
Interest on in-
vestment securi-
ties..............      180,188
Interest on time
deposits in banks.       44,297
Interest on
federal funds sold
and securities
purchased under
agreements to
resell............       13,389
Other interest in-
come..............           39
                    ------------
  Total interest
  income..........    1,488,526
                    ------------
INTEREST EXPENSE
Interest on depos-
its...............      452,625
Interest on funds
borrowed..........       47,924
Interest on long-
term debt.........       59,670
                    ------------
  Total interest
  expense.........      560,219
                    ------------
Net interest in-
come..............      928,307
Provision for
losses on loans...      112,484
                    ------------
Net interest in-
come after provi-
sion for losses on
loans.............      815,823
                    ------------
NON-INTEREST IN-
COME
Debit and credit
card fees.........      118,738
Service charges on
deposit accounts..      121,456
Trust income......       77,505
Fees for interna-
tional services...       44,783
Securities gains
(losses)..........       14,767
Other operating
income............       64,919
                    ------------
  Total non-inter-
  est income......      442,168
                    ------------
NON-FINANCIAL EX-
PENSES
Salaries, wages
and benefits......      466,758
Net occupancy.....       86,750
Equipment ex-
penses............       64,396
Other operating
expenses..........      337,115
                    ------------
  Total non-finan-
  cial expenses...      955,019
                    ------------
Income (loss) be-
fore income taxes.      302,972
Provision for in-
come taxes........       98,444
                    ------------
Income (loss) be-
fore cumulative
effect of a change
in accounting
principle.........   $  204,528
                    ============
Average common
shares outstand-
ing...............      134,950
PER COMMON SHARE
DATA(5)
Income (loss) be-
fore cumulative
effect of a change
in accounting
principle.........        $1.52
Cash dividends de-
clared............        $0.75

See Footnotes to Pro Forma Condensed Combined Statements of Income on pages 59-
60.

             PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                                  (UNAUDITED)

                          YEAR ENDED DECEMBER 31, 1992

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                           CORESTATES                                              CORESTATES
                    CORESTATES  INDEPENDENCE                  AND       CORESTATES  CONSTELLATION                      AND
                       AND      BANCORP AND   PRO FORMA   INDEPENDENCE     AND       BANCORP AND   PRO FORMA      CONSTELLATION
                   SUBSIDIARIES SUBSIDIARIES ADJUSTMENTS   PRO FORMA   SUBSIDIARIES SUBSIDIARIES  ADJUSTMENTS       PRO FORMA
                   ------------ ------------ -----------  ------------ ------------ ------------- -----------     -------------
INTEREST INCOME
Interest and fees
on loans.........   $1,352,164    $150,174                 $1,502,338   $1,352,164    $145,244                     $1,497,408
Interest on in-
vestment securi-
ties.............      168,713      44,986      $(41)(2)      213,658      168,713      25,316                        194,029
Interest on time
deposits in
banks............       55,635       2,855                     58,490       55,635                                     55,635
Interest on fed-
eral funds sold
and securities
purchased under
agreements to re-
sell.............       10,791       1,113                     11,904       10,791       4,831                         15,622
Other interest
income...........           57                                     57           57                                         57
                    ----------    --------      ----       ----------   ----------    --------       ----          ----------
 Total interest
 income..........    1,587,360     199,128       (41)       1,786,447    1,587,360     175,391                      1,762,751
                    ----------    --------      ----       ----------   ----------    --------       ----          ----------
INTEREST EXPENSE
Interest on de-
posits...........      402,846      80,952                    483,798      402,846      86,657                        489,503
Interest on funds
borrowed.........       56,709       3,410                     60,119       56,709         361                         57,070
Interest on long-
term debt........       70,759       5,638       (41)(2)       76,356       70,759       2,069                         72,828
                    ----------    --------      ----       ----------   ----------    --------       ----          ----------
 Total interest
 expense.........      530,314      90,000       (41)         620,273      530,314      89,087                        619,401
                    ----------    --------      ----       ----------   ----------    --------       ----          ----------
Net interest in-
come.............    1,057,046     109,128         0        1,166,174    1,057,046      86,304                      1,143,350
Provision for
losses on loans..      119,300      30,950                    150,250      119,300      10,000                        129,300
                    ----------    --------      ----       ----------   ----------    --------       ----          ----------
Net interest in-
come after provi-
sion for losses
on loans.........      937,746      78,178                  1,015,924      937,746      76,304                      1,014,050
                    ----------    --------      ----       ----------   ----------    --------       ----          ----------
NON-INTEREST IN-
COME
Debit and credit
card fees........      149,154       2,186                    151,340      149,154         738                        149,892
Service charges
on deposit ac-
counts...........      142,672       8,465                    151,137      142,672      11,995                        154,667
Trust income.....       89,833       4,077                     93,910       89,833       2,821                         92,654
Fees for interna-
tional services..       60,247                                 60,247       60,247                                     60,247
Securities gains
(losses).........       13,407      (1,280)                    12,127       13,407       1,678                         15,085
Other operating
income...........       91,196      10,493                    101,689       91,196      22,982                        114,178
                    ----------    --------      ----       ----------   ----------    --------       ----          ----------
 Total non-inter-
 est income......      546,509      23,941                    570,450      546,509      40,214                        586,723
                    ----------    --------      ----       ----------   ----------    --------       ----          ----------
NON-FINANCIAL EX-
PENSES
Salaries, wages
and benefits.....      537,755      45,837                    583,592      537,755      43,716       $596(3)          582,067
Net occupancy....       96,751       6,562                    103,313       96,751       9,452                        106,203
Equipment ex-
penses...........       72,042       6,239                     78,281       72,042       7,308                         79,350
Other operating
expenses.........      388,043      34,612                    422,655      388,043      57,680                        445,723
                    ----------    --------      ----       ----------   ----------    --------       ----          ----------
 Total non-finan-
 cial expenses...    1,094,591      93,250                  1,187,841    1,094,591     118,156        596           1,213,343
                    ----------    --------      ----       ----------   ----------    --------       ----          ----------
Income (loss) be-
fore income tax-
es...............      389,664       8,869                    398,533      389,664      (1,638)      (596)            387,430
Provision for in-
come taxes.......      127,260       1,757                    129,017      127,260          53       (905)(3)(4)      126,408
                    ----------    --------      ----       ----------   ----------    --------       ----          ----------
Income (loss)
before cumulative
effect of a
change in
accounting
principle........   $  262,404    $  7,112                 $  269,516   $  262,404    $ (1,691)      $309          $  261,022
                    ==========    ========      ====       ==========   ==========    ========       ====          ==========
Average common
shares outstand-
ing..............      115,600      11,237                    131,894      115,600       9,065                        119,335
PER COMMON SHARE
DATA(5)
Income (loss)
before cumulative
effect of a
change in
accounting
principle........        $2.27       $0.63                      $2.04        $2.27      $(0.19)                         $2.19
Cash dividends
declared.........        $1.02       $1.16                      $1.02        $1.02                                      $1.02
                    PRO FORMA
                     COMBINED
                       ALL
                   TRANSACTIONS
                   ------------
INTEREST INCOME
Interest and fees
on loans.........   $1,647,582
Interest on in-
vestment securi-
ties.............      238,974
Interest on time
deposits in
banks............       58,490
Interest on fed-
eral funds sold
and securities
purchased under
agreements to re-
sell.............       16,735
Other interest
income...........           57
                   ------------
 Total interest
 income..........    1,961,838
                   ------------
INTEREST EXPENSE
Interest on de-
posits...........      570,455
Interest on funds
borrowed.........       60,480
Interest on long-
term debt........       78,425
                   ------------
 Total interest
 expense.........      709,360
                   ------------
Net interest in-
come.............    1,252,478
Provision for
losses on loans..      160,250
                   ------------
Net interest in-
come after provi-
sion for losses
on loans.........    1,092,228
                   ------------
NON-INTEREST IN-
COME
Debit and credit
card fees........      152,078
Service charges
on deposit ac-
counts...........      163,132
Trust income.....       96,731
Fees for interna-
tional services..       60,247
Securities gains
(losses).........       13,805
Other operating
income...........      124,671
                   ------------
 Total non-inter-
 est income......      610,664
                   ------------
NON-FINANCIAL EX-
PENSES
Salaries, wages
and benefits.....      627,904
Net occupancy....      112,765
Equipment ex-
penses...........       85,589
Other operating
expenses.........      480,335
                   ------------
 Total non-finan-
 cial expenses...    1,306,593
                   ------------
Income (loss) be-
fore income tax-
es...............      396,299
Provision for in-
come taxes.......      128,165
                   ------------
Income (loss)
before cumulative
effect of a
change in
accounting
principle........   $  268,134
                   ============
Average common
shares outstand-
ing..............      135,628
PER COMMON SHARE
DATA(5)
Income (loss)
before cumulative
effect of a
change in
accounting
principle........        $1.98
Cash dividends
declared.........        $1.02

See Footnotes to Pro Forma Condensed Combined Statements of Income on pages 59-
60.

             PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                                  (UNAUDITED)

                          YEAR ENDED DECEMBER 31, 1991

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            CORESTATES                                             CORESTATES
                    CORESTATES  INDEPENDENCE                   AND       CORESTATES  CONSTELLATION                     AND
                       AND      BANCORP AND   PRO FORMA    INDEPENDENCE     AND       BANCORP AND   PRO FORMA     CONSTELLATION
                   SUBSIDIARIES SUBSIDIARIES ADJUSTMENTS    PRO FORMA   SUBSIDIARIES SUBSIDIARIES  ADJUSTMENTS      PRO FORMA
                   ------------ ------------ -----------   ------------ ------------ ------------- -----------    -------------
INTEREST INCOME
Interest and fees
on loans.........   $1,759,239    $169,555                  $1,928,794   $1,759,239    $186,841                    $1,946,080
Interest on in-
vestment securi-
ties.............      176,149      53,104                     229,253      176,149      32,860                       209,009
Interest on time
deposits in
banks............       73,132       5,734     $   (13)(2)      78,853       73,132         643                        73,775
Interest on
federal funds
sold and
securities
purchased under
agreements to
resell...........       13,286       2,424                      15,710       13,286      12,272                        25,558
Other interest
income...........           51                                      51           51                                        51
                    ----------    --------     -------      ----------   ----------    --------     --------       ----------
 Total interest
 income..........    2,021,857     230,817         (13)      2,252,661    2,021,857     232,616                     2,254,473
                    ----------    --------     -------      ----------   ----------    --------     --------       ----------
INTEREST EXPENSE
Interest on
deposits.........      689,397     114,712         (13)(2)     804,096      689,397     146,303                       835,700
Interest on funds
borrowed.........      164,009       5,118                     169,127      164,009       2,478                       166,487
Interest on long-
term debt........       82,058       5,945                      88,003       82,058       2,360                        84,418
                    ----------    --------     -------      ----------   ----------    --------     --------       ----------
 Total interest
 expense.........      935,464     125,775         (13)      1,061,226      935,464     151,141                     1,086,605
                    ----------    --------     -------      ----------   ----------    --------     --------       ----------
Net interest
income...........    1,086,393     105,042           0       1,191,435    1,086,393      81,475                     1,167,868
Provision for
losses on loans..      190,601      18,665                     209,266      190,601      81,995                       272,596
                    ----------    --------     -------      ----------   ----------    --------     --------       ----------
Net interest
income after
provision for
losses on loans..      895,792      86,377                     982,169      895,792        (520)                      895,272
                    ----------    --------     -------      ----------   ----------    --------     --------       ----------
NON-INTEREST
INCOME
Debit and credit
card fees........      166,231       1,753                     167,984      166,231         (64)                      166,167
Service charges
on deposit
accounts.........      120,602       7,841                     128,443      120,602      14,546                       135,148
Trust income.....       90,482       3,976                      94,458       90,482       2,904                        93,386
Fees for
international
services.........       47,275                                  47,275       47,275                                    47,275
Securities gains
(losses).........      (17,546)        307                     (17,239)     (17,546)      3,371                       (14,175)
Other operating
income...........      134,602      14,575                     149,177      134,602      24,710                       159,312
                    ----------    --------     -------      ----------   ----------    --------     --------       ----------
 Total non-
 interest income.      541,646      28,452                     570,098      541,646      45,467                       587,113
                    ----------    --------     -------      ----------   ----------    --------     --------       ----------
NON-FINANCIAL
EXPENSES
Salaries, wages
and benefits.....      522,828      44,921                     567,749      522,828      52,610                       575,438
Net occupancy....      104,667       6,386                     111,053      104,667      10,795                       115,462
Equipment
expenses.........       72,915       5,975                      78,890       72,915      10,176                        83,091
Other operating
expenses.........      395,709      32,927                     428,636      395,709      59,556                       455,265
                    ----------    --------     -------      ----------   ----------    --------     --------       ----------
 Total non-
 financial
 expenses........    1,096,119      90,209                   1,186,328    1,096,119     133,137                     1,229,256
                    ----------    --------     -------      ----------   ----------    --------     --------       ----------
Income (loss)
before income
taxes............      341,319      24,620                     365,939      341,319     (88,190)                      253,129
Provision for
income taxes.....      113,573       5,664       1,265 (4)     120,502      113,573         532     $(23,602)(4)       90,503
                    ----------    --------     -------      ----------   ----------    --------     --------       ----------
Net income
(loss)...........   $  227,746    $ 18,956     $(1,265)     $  245,437   $  227,746    $(88,722)    $ 23,602       $  162,626
                    ==========    ========     =======      ==========   ==========    ========     ========       ==========
Average common
shares
outstanding......      113,624      11,047                     129,642      113,624       8,200                       117,002
PER COMMON SHARE
DATA(5)
Net income
(loss)...........        $2.00       $1.72                       $1.89        $2.00     $(10.82)                        $1.39
Cash dividends
declared.........        $0.97       $1.16                       $0.97        $0.97                                     $0.97
                    PRO FORMA
                     COMBINED
                       ALL
                   TRANSACTIONS
                   ------------
INTEREST INCOME
Interest and fees
on loans.........   $2,115,635
Interest on in-
vestment securi-
ties.............      262,113
Interest on time
deposits in
banks............       79,496
Interest on
federal funds
sold and
securities
purchased under
agreements to
resell...........       27,982
Other interest
income...........           51
                   ------------
 Total interest
 income..........    2,485,277
                   ------------
INTEREST EXPENSE
Interest on
deposits.........      950,399
Interest on funds
borrowed.........      171,605
Interest on long-
term debt........       90,363
                   ------------
 Total interest
 expense.........    1,212,367
                   ------------
Net interest
income...........    1,272,910
Provision for
losses on loans..      291,261
                   ------------
Net interest
income after
provision for
losses on loans..      981,649
                   ------------
NON-INTEREST
INCOME
Debit and credit
card fees........      167,920
Service charges
on deposit
accounts.........      142,989
Trust income.....       97,362
Fees for
international
services.........       47,275
Securities gains
(losses).........      (13,868)
Other operating
income...........      173,887
                   ------------
 Total non-
 interest income.      615,565
                   ------------
NON-FINANCIAL
EXPENSES
Salaries, wages
and benefits.....      620,359
Net occupancy....      121,848
Equipment
expenses.........       89,066
Other operating
expenses.........      488,192
                   ------------
 Total non-
 financial
 expenses........    1,319,465
                   ------------
Income (loss)
before income
taxes............      277,749
Provision for
income taxes.....       97,432
                   ------------
Net income
(loss)...........   $  180,317
                   ============
Average common
shares
outstanding......      133,021
PER COMMON SHARE
DATA(5)
Net income
(loss)...........        $1.36
Cash dividends
declared.........        $0.97

See Footnotes to Pro Forma Condensed Combined Statements of Income on pages 59-
60.

             PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                                  (UNAUDITED)

                          YEAR ENDED DECEMBER 31, 1990

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            CORESTATES                                             CORESTATES
                     CORESTATES  INDEPENDENCE                  AND       CORESTATES  CONSTELLATION                     AND
                        AND      BANCORP AND   PRO FORMA   INDEPENDENCE     AND       BANCORP AND   PRO FORMA     CONSTELLATION
                    SUBSIDIARIES SUBSIDIARIES ADJUSTMENTS   PRO FORMA   SUBSIDIARIES SUBSIDIARIES  ADJUSTMENTS      PRO FORMA
                    ------------ ------------ -----------  ------------ ------------ ------------- -----------    -------------
INTEREST INCOME
Interest and fees
 on loans.........   $2,026,147    $184,767                 $2,210,914   $2,026,147    $232,588                    $2,258,735
Interest on in-
 vestment securi-
 ties.............      179,033      53,227                    232,260      179,033      38,153                       217,186
Interest on time
 deposits in
 banks............       55,412       7,184                     62,596       55,412         332                        55,744
Interest on
 federal funds
 sold and
 securities
 purchased under
 agreements to
 resell...........       11,396       4,696                     16,092       11,396       5,607                        17,003
Other interest in-
 come.............          599                                    599          599                                       599
                     ----------    --------      -----      ----------   ----------    --------     --------       ----------
  Total interest
   income.........    2,272,587     249,874                  2,522,461    2,272,587     276,680                     2,549,267
                     ----------    --------      -----      ----------   ----------    --------     --------       ----------
INTEREST EXPENSE
Interest on
 deposits.........      833,090     133,077                    966,167      833,090     159,540                       992,630
Interest on funds
 borrowed.........      315,817      10,833                    326,650      315,817       6,216                       322,033
Interest on long-
 term debt........       65,293       6,462                     71,755       65,293       2,407                        67,700
                     ----------    --------      -----      ----------   ----------    --------     --------       ----------
  Total interest
   expense........    1,214,200     150,372                  1,364,572    1,214,200     168,163                     1,382,363
                     ----------    --------      -----      ----------   ----------    --------     --------       ----------
Net interest
 income...........    1,058,387      99,502                  1,157,889    1,058,387     108,517                     1,166,904
Provision for
 losses on loans..      327,300      13,216                    340,516      327,300      97,344                       424,644
                     ----------    --------      -----      ----------   ----------    --------     --------       ----------
Net interest
 income after
 provision for
 losses on loans..      731,087      86,286                    817,373      731,087      11,173                       742,260
                     ----------    --------      -----      ----------   ----------    --------     --------       ----------
NON-INTEREST
 INCOME
Debit and credit
 card fees........      134,148       1,385                    135,533      134,148        (220)                      133,928
Service charges on
 deposit accounts.       98,449       7,237                    105,686       98,449      14,353                       112,802
Trust income......       84,857       3,216                     88,073       84,857       2,977                        87,834
Fees for
 international
 services.........       39,707                                 39,707       39,707                                    39,707
Securities gains
 (losses).........        2,177         204                      2,381        2,177          31                         2,208
Other operating
 income...........       53,420       8,580                     62,000       53,420      24,450                        77,870
                     ----------    --------      -----      ----------   ----------    --------     --------       ----------
  Total non-
   interest
   income.........      412,758      20,622                    433,380      412,758      41,591                       454,349
                     ----------    --------      -----      ----------   ----------    --------     --------       ----------
NON-FINANCIAL
 EXPENSES
Salaries, wages
 and benefits.....      493,343      42,117                    535,460      493,343      56,278                       549,621
Net occupancy.....       92,035       6,338                     98,373       92,035      11,391                       103,426
Equipment
 expenses.........       66,353       5,918                     72,271       66,353      11,563                        77,916
Other operating
 expenses.........      325,330      30,333                    355,663      325,330      45,320                       370,650
                     ----------    --------      -----      ----------   ----------    --------     --------       ----------
  Total non-
   financial
   expenses.......      977,061      84,706                  1,061,767      977,061     124,552                     1,101,613
                     ----------    --------      -----      ----------   ----------    --------     --------       ----------
Income (loss)
 before income
 taxes............      166,784      22,202                    188,986      166,784     (71,788)                       94,996
Provision for
 income taxes.....       38,128       5,100      $ 533 (4)      43,761       38,128     (10,017)    $(21,746)(4)        6,365
                     ----------    --------      -----      ----------   ----------    --------     --------       ----------
Net income (loss).      128,656      17,102       (533)        145,225      128,656     (61,771)      21,746           88,631
Dividends on
 preferred stock..        1,662                                  1,662        1,662                                     1,662
                     ----------    --------      -----      ----------   ----------    --------     --------       ----------
Net income (loss)
 applicable to
 common stock.....   $  126,994    $ 17,102      $(533)     $  143,563   $  126,994    $(61,771)    $ 21,746       $   86,969
                     ==========    ========      =====      ==========   ==========    ========     ========       ==========
Average common
 shares
 outstanding......      113,956      11,019                    129,934      113,956       8,067                       117,280
PER COMMON SHARE
 DATA(5)
Net income (loss).        $1.11       $1.55                      $1.10        $1.11      $(7.66)                        $0.74
Cash dividends
 declared.........        $0.96       $1.16                      $0.96        $0.96       $1.44                         $0.96
                     PRO FORMA
                      COMBINED
                        ALL
                    TRANSACTIONS
                    ------------
INTEREST INCOME
Interest and fees
 on loans.........   $2,443,502
Interest on in-
 vestment securi-
 ties.............      270,413
Interest on time
 deposits in
 banks............       62,928
Interest on
 federal funds
 sold and
 securities
 purchased under
 agreements to
 resell...........       21,699
Other interest in-
 come.............          599
                    ------------
  Total interest
   income.........    2,799,141
                    ------------
INTEREST EXPENSE
Interest on
 deposits.........    1,125,707
Interest on funds
 borrowed.........      332,866
Interest on long-
 term debt........       74,162
                    ------------
  Total interest
   expense........    1,532,735
                    ------------
Net interest
 income...........    1,266,406
Provision for
 losses on loans..      437,860
                    ------------
Net interest
 income after
 provision for
 losses on loans..      828,546
                    ------------
NON-INTEREST
 INCOME
Debit and credit
 card fees........      135,313
Service charges on
 deposit accounts.      120,039
Trust income......       91,050
Fees for
 international
 services.........       39,707
Securities gains
 (losses).........        2,412
Other operating
 income...........       86,450
                    ------------
  Total non-
   interest
   income.........      474,971
                    ------------
NON-FINANCIAL
 EXPENSES
Salaries, wages
 and benefits.....      591,738
Net occupancy.....      109,764
Equipment
 expenses.........       83,834
Other operating
 expenses.........      400,983
                    ------------
  Total non-
   financial
   expenses.......    1,186,319
                    ------------
Income (loss)
 before income
 taxes............      117,198
Provision for
 income taxes.....       11,998
                    ------------
Net income (loss).      105,200
Dividends on
 preferred stock..        1,662
                    ------------
Net income (loss)
 applicable to
 common stock.....   $  103,538
                    ============
Average common
 shares
 outstanding......      133,257
PER COMMON SHARE
 DATA(5)
Net income (loss).        $0.78
Cash dividends
 declared.........        $0.96

See Footnotes to Pro Forma Condensed Combined Statements of Income on pages 59-
60.

      FOOTNOTES TO PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                                  (UNAUDITED)

(1) The Pro Forma Condensed Combined Statements of Income do not reflect the estimated $107.0 million provision for losses on loans related to Constellation's loan portfolio, the $38.0 million addition to Constellation's reserve against OREO, or charges of approximately $42.5 million which include expenses directly attributable to the Merger and certain other costs and expenses. Were these expenses reflected in the Pro Forma Condensed Combined Statements of Income for the nine months ended September 30, 1993, net income would decrease by $121.9 million, or $0.84 per share.

    The Pro Forma Condensed Combined Statements of Income also do not reflect the estimated $25.0 million provision for losses on loans related to Independence's loan portfolio, the $5.0 million addition to Independence's reserve against OREO, or charges of approximately $24.2 million directly attributable to the Proposed Combination. Were these expenses reflected in the Pro Forma Condensed Combined Statements of Income for the nine months ended September 30, 1993, net income would decrease by $35.2 million, or $0.24 per share.

(2) Reflects the elimination of intercompany interest on deposits, long-term debt and Federal funds transactions.

(3) Reflects the adoption of FAS 106, "Employers Accounting for Postretirement Benefits Other Than Pensions." As permitted under FAS 106, CoreStates elected to recognize immediately the January 1, 1992 transitional liability of $122.7 million pre-tax, $81.0 million or $0.70 per share after-tax, as the cumulative effect of a change in accounting principle in the first quarter of 1992.

    Constellation adopted FAS 106 on January 1, 1993, the date required under that statement. Constellation elected not to recognize immediately its $6.0 million transitional liability, but to amortize that liability over 20 years. As permitted under FAS 106 and pooling accounting, the pro forma financial information is prepared as if Constellation adopted FAS 106 effective January 1, 1992 and immediately recognized the $6.0 million, $4.0 million after-tax, transitional liability. Pro forma salaries, wages and benefits have been adjusted accordingly.

    The impact of FAS 106 on Independence is immaterial.

(4) In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("FAS 109"), which has superseded FAS 96. Although FAS 109 was not required to be adopted until the first quarter of 1993, in the first quarter of 1992 CoreStates retroactively adopted FAS 109 as of January 1, 1987.

    Constellation adopted FAS 109 on January 1, 1993. However, pro forma financial information is prepared as if CoreStates and Constellation retroactively adopted FAS 109 as of January 1, 1987 on a combined basis. The impact of retroactively applying FAS 109 to Constellation has the following effect on pro forma net income and period-end common shareholders' equity (in thousands, except per share):

                                              INCREASE
                                             (DECREASE)         CUMULATIVE
                                           IN NET INCOME    INCREASE (DECREASE)
                                           ---------------       IN COMMON
                                                     PER       SHAREHOLDERS'
                                           AMOUNT   SHARE         EQUITY
                                           -------  ------  -------------------
   Nine months ended September 30, 1993... $(2,922) $(0.02)       $42,078
   Year ended:
    December 31, 1992.....................     702    0.01         45,000
    December 31, 1991.....................  23,602    0.20         44,298
    December 31, 1990.....................  21,746    0.19         20,696
    December 31, 1989.....................     --      --          (1,050)
    December 31, 1988.....................     --      --          (1,050)

  Independence prospectively adopted FAS 109 on January 1, 1992, recognizing a cumulative benefit of $4.4 million as the cumulative effect of a change in accounting principle. However, the pro forma financial information is prepared as if Independence retroactively adopted FAS 109 as of January 1, 1987. The impact of retroactively applying FAS 109 to Independence has the following effects on pro forma net income and period-end common shareholders' equity (in thousands, except per share):

                                              INCREASE
                                             (DECREASE)         CUMULATIVE
                                           IN NET INCOME    INCREASE (DECREASE)
                                           ---------------       IN COMMON
                                                     PER       SHAREHOLDERS'
                                           AMOUNT   SHARE         EQUITY
                                           -------  ------  -------------------
   Nine months ended September 30, 1993...     --      --            --
   Year ended:
    December 31, 1992..................... $(4,378) $(0.03)          --
    December 31, 1991.....................  (1,265)  (0.01)       $4,378
    December 31, 1990.....................    (533)      *         5,643
    December 31, 1989.....................    (613)      *         6,176
    December 31, 1988.....................   6,789   (0.05)        6,789

   --------
   * Decrease less than $.01 per share.

(5) Reflects the impact of the Stock Dividend. CoreStates, Constellation, Independence and pro forma earnings per common share for the nine months ended September 30, 1993 and 1992 and for the years ended December 31, 1992, 1991 and 1990 were based on weighted average common shares outstanding as dilution from potentially dilutive common stock equivalents was less than 3% for each period.

                               LEGAL PROCEEDINGS

  A class action complaint was filed against Constellation and certain other parties in the United States District Court for the Southern District of New York on June 8, 1990. A first amended and second amended complaint were filed on August 23, 1990 and April 1, 1992, respectively. The second amended complaint names as defendants Constellation, its then banking subsidiaries, Constellation Bank and New Brunswick Savings Bank, and the following present and former directors and officers: John J. Connolly, C. William Kuhlthau, III, Frederic K. Becker, Francis V. Bonello, Anne Evans Gibbons, W. Emlen Roosevelt, Joel D. Siegel, Martin L. Ritter, John A. Brockriede and Robert M. Jackson. The second amended complaint alleges that Constellation's reserves for loan losses were inadequate, and that defendants made misleading positive statements about Constellation's financial condition, thus artificially inflating Constellation's assets and earnings and the prices of Constellation's securities during a purported class period of February 6, 1989 through January 24, 1990. The suit further alleges that Constellation's internal credit review and controls were inadequate. In addition, plaintiffs assert that the Registration Statement, dated August 11, 1989, issued by Constellation in connection with its acquisition of New Brunswick Savings Bank, was false and misleading because it did not disclose the foregoing conduct. The plaintiffs demand judgment including unspecified monetary damages and attorneys' fees. On March 3, 1992, the Court denied defendants' motion to dismiss the first amended complaint. On May 20, 1993, the court ordered, pursuant to a stipulation of the parties, the certification of a class of individuals who purchased Constellation Common Shares between February 6, 1989 and January 24, 1990. The Constellation Board and management of Constellation believe the allegations contained in the second amended complaint to be lacking in merit. Based on their understanding and evaluation of the relevant facts and circumstances, the Constellation Board and management of Constellation believe that there are meritorious defenses to the litigation described above and intend to defend this action vigorously.

  As a result of the Merger, CoreStates will succeed to the assets and liabilities of Constellation and its banking subsidiaries, including any liabilities with respect to this action. The management of CoreStates believes that the consolidated financial condition, liquidity and results of operations of CoreStates will not be affected materially by the outcome of this action.

                       CERTAIN REGULATORY CONSIDERATIONS

GENERAL

  Each of CoreStates and Constellation is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the "1956 Act") and is registered as such with the FRB. As bank holding companies, each is also subject to regulation by applicable state regulatory authorities. The national bank subsidiaries of each of CoreStates and Constellation are subject to regulation, supervision and regular examination by the OCC, as well as regulation by the FDIC. Bank holding companies and banks are extensively regulated under both federal and state law. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. A change in applicable law or regulation may have a material effect on the business of CoreStates and Constellation.

  Each of CoreStates and Constellation is required to file an annual report with the FRB containing such additional information as the FRB may require pursuant to the 1956 Act. Copies of annual and other periodic reports are also required to be filed with the applicable state regulatory authorities. The 1956 Act requires each bank holding company to obtain the prior approval of the FRB before it may acquire substantially all of the assets of any bank, or before it may acquire ownership or control of any voting shares of any bank, if, after such acquisition, it would own or control, directly or indirectly, more than 5% of the voting shares of such bank. The 1956 Act also restricts the types of businesses and operations in which a bank holding company and its nonbank subsidiaries may engage. Generally, permissible activities are limited to banking and activities found by the FRB to be so closely related to banking as to be a proper incident thereto.

  The operations of the banking subsidiaries of each of CoreStates and Constellation are subject to requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be made and limits upon the types of services which may be offered. Various consumer laws and regulations also affect the operations of the banking subsidiaries of each of CoreStates and Constellation. The approval of the OCC is required for branching by a national bank and for bank mergers in which the continuing bank is a national bank.

  Each of CoreStates, Constellation and their respective subsidiaries are subject to examination on a periodic basis by the FRB in the case of holding companies and non-banking subsidiaries and the OCC in the case of national bank subsidiaries. In light of Constellation's and Constellation Bank's financial condition, such examinations have taken, and can be expected to take, place on a frequent basis. Furthermore, in light of Constellation's and Constellation Bank's financial condition, Constellation and Constellation Bank discuss and consult with their regulators on a regular basis concerning various aspects of their operations and activities.

CAPITAL

  The FRB in the case of bank holding companies such as CoreStates and Constellation and the OCC in the case of national banks in general measure capital adequacy by using a risk-based capital framework and by monitoring compliance with minimum leverage ratio guidelines. The required minimum ratio of total risk-based capital to risk-weighted assets (including certain off-balance sheet items, such as standby letters of credit) is 8%. At least half of the total capital, or 4%, is to be comprised of common equity and qualifying perpetual preferred stock, less deductible intangibles ("Tier 1 Capital"). The remainder ("Tier 2 Capital") may consist of mandatory convertible debt securities, qualifying subordinated debt, other preferred stock and a portion of the reserve for possible credit losses up to 1.25% of total risk weighted assets. The aggregate amount of Tier 1 Capital and Tier 2 Capital is referred to herein as "Total Capital".

  In addition, the FRB has established minimum leverage ratio guidelines for bank holding companies and the OCC has established minimum leverage ratio guidelines for national banks. These guidelines provide for a minimum leverage ratio (Tier 1 Capital to quarterly average total assets less deductible intangibles) of 3% for bank holding companies and banks that meet certain criteria, including the maintenance of the highest regulatory rating. All other bank holding companies and banks are required to maintain a leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points.

  In the Consent Order (as defined below), Constellation Bank agreed with the OCC to achieve by June 30, 1992 a Tier 1 Risk-Based Capital Ratio of at least 6.00% and a Leverage Ratio of at least 5.50% (calculated on the basis of period end assets). In the Written Agreement (as defined below), the FRB has not specified any specific leverage ratio applicable to Constellation, but Constellation expects that if the FRB were to advise it of a required minimum that it would not be less than 5.00%.

  In addition to considering specific minimum capital levels, the regulatory agencies review capital adequacy in light of a variety of factors, including asset quality. Therefore, the capital adequacy of a banking organization will be impacted by and assessed in relation to its asset quality. Bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond current levels. However, it is difficult to predict whether and when higher capital requirements would be imposed, and if so, at what levels and on what schedule. In addition, institutions which meet minimum regulatory capital requirements, but are not "well capitalized," are subject to certain restrictions and disadvantages, such as restrictions on the receipt of brokered deposits.

  Failure to satisfy the minimum capital requirements of the regulatory guidelines and requirements such as those set forth in the Consent Order could subject a banking organization to enforcement action by the regulatory authorities, including the termination of FDIC deposit insurance, and in the case of Constellation and Constellation Bank, result in additional restrictions on, and requirements for, Constellation and Constellation Bank and the possible appointment of a conservator or receiver for Constellation Bank.

  Set forth below are the minimum regulatory capital ratios and the capital ratios for each of CoreStates and Constellation and their banking subsidiaries as of September 30, 1993:

                         MINIMUM             CORESTATES                           CONSTELLATION
                          RATIO   CORESTATES BANK, N.A. NJNB  CBD   CONSTELLATION     BANK
                         -------  ---------- ---------- ----  ----  ------------- -------------
Total Capital to Risk
 Adjusted Assets........     8.0%    13.1%      11.3%   11.5% 14.5%     10.9%         10.4%
Tier 1 to Risk Adjusted
 Assets.................     4.0      9.5        8.7     9.3  13.3       9.6           9.1
Leverage Ratio.......... 3.0-5.0      8.1        7.2     6.7  14.9       6.7           6.5

  CoreStates' and all of CoreStates' bank subsidiaries' capital ratios as of September 30, 1993 exceed all general minimum capital requirements imposed by the FRB and the OCC. Both Constellation's and Constellation Bank's capital ratios as of September 30, 1993 met all general minimum capital requirements imposed by the FRB and the OCC and the requirements of the Consent Order and the Written Agreement.

REGULATORY AGREEMENTS

  Consent Order. On August 22, 1991, Constellation Bank entered into a consent order (the "Consent Order") with the OCC. Under the Consent Order, Constellation Bank has agreed with the OCC to: (i) select and appoint a compliance committee of directors responsible for coordinating and monitoring compliance with the Consent Order; (ii) achieve and maintain certain financial ratios and develop a three year capital plan; (iii) refrain from paying any dividends without prior regulatory approval and obtain regulatory approval prior to entering into certain transactions with affiliates, including any transfer of assets to or exchange of assets with Constellation; (iv) employ an independent management consultant to conduct a management study reviewing all aspects of Constellation Bank; (v) establish a plan to reduce assets criticized by the OCC; (vi) review and revise loan review procedures, monitor the level of allowance for loan losses at least quarterly and maintain an adequate allowance for loan losses; (vii) provide effective review of internal troubled loan identification and loan review activities and implement an effective independent internal loan review system to identify developing problem loans;
(viii) evaluate and revise real estate lending policies, establishing a written policy setting forth criteria for credit approval and management of OREO, foreclosures and repossessed property; (ix) develop and implement a written program to improve loan administration; (x) extend credit for commercial real estate purposes only in conformity with lending policies and enhance loan related management information systems with respect to commercial real estate loans; (xi) review its residential real estate department and lending activities; (xii) implement an independent appraisal process for each parcel of real estate that represents a primary source of collateral relating to material assets criticized by the OCC; (xiii) maintain adequate liquidity levels and not accept any brokered deposits without the written permission of the OCC; (xiv) develop and implement a profit plan to improve and sustain earnings; and (xv) submit monthly information to the OCC, including a balance sheet, income statement, report of non-performing assets and an allowance for loan loss reconciliation and liquidity reports.

  The Consent Order resulted from, among other things, the OCC's determination as indicated in the Consent Order that certain practices of Constellation Bank were deemed to be unsafe and unsound. Constellation and Constellation Bank have been devoting significant effort to the work of the compliance committee and to take necessary and appropriate action to comply with the terms of the Consent Order. The Compliance Committee has been monitoring compliance with the requirements of the Consent Order and providing monthly progress reports to the Board of Directors and the OCC. Constellation Bank believes that it is presently in substantial compliance with the Consent Order.

  The Consent Order remains in effect until modified, changed or terminated by the OCC, notwithstanding the consummation of the Merger or the merger of Constellation Bank into NJNB. CoreStates, however, expects that after the consummation of the Merger it will request the OCC to terminate the Consent Order and that such request will be granted. Failure to comply could lead to certain enforcement actions by regulators.

  Written Agreement. On July 20, 1992, Constellation entered into a written agreement (the "Written Agreement") with the Federal Reserve Bank of New York ("FRBNY"). Pursuant to the Written Agreement, Constellation may not, without the prior written approval of the FRBNY and/or the Director of the Division of Banking Supervision and Regulation of the FRB, (i) declare or pay any dividends; (ii) incur any debt; (iii) make any cash expenditures in excess of $10,000 to any individual or entity during any calendar month; or (iv) enter into or approve any personal service agreement (which shall include an employment contract or agreement, a consulting agreement, a severance package, or an excess or supplemental retirement plan (other than plans that are not discriminatory and that are made available to all employees of Constellation and Constellation Bank) with any current or former senior executive officer of Constellation or Constellation Bank) unless reviewed and approved by the Constellation Board and certified to by an independent third party consultant. Under the Written Agreement, Constellation is required to develop and submit a written capital plan to the FRBNY designed to achieve, and thereafter maintain, an adequate capital position by Constellation and Constellation Bank, as well as a written plan to improve the earnings of the consolidated organization. Constellation believes that it is presently in compliance with the Written Agreement. The Written Agreement remains in effect until modified, changed or terminated by the FRBNY, notwithstanding the consummation of the Merger. CoreStates, however, expects that after consummation of the Merger it will request the FRBNY to terminate the Written Agreement and that such request will be granted.

POTENTIAL ENFORCEMENT ACTIONS

  Bank holding companies and banks and their institution-affiliated parties may be subject to potential enforcement actions by the FRB, the OCC or the FDIC for unsafe or unsound practices in conducting their businesses, or for violations of any law, rule or regulation or provision, any consent order with any agency, any condition imposed in writing by the agency or any written agreement with the agency. Enforcement actions may include the imposition of a conservator or receiver, additional cease-and-desist orders and written agreements, the termination of insurance of deposits, the imposition of civil money penalties and removal and prohibition orders against institution-affiliated parties.

DIVIDENDS

  Each of CoreStates and Constellation is a legal entity separate and distinct from its bank and other subsidiaries. CoreStates principal source of revenue consists of dividends from its bank and non-bank subsidiaries. Other than its equity interest in Constellation Bank, Constellation has no significant sources of revenue other than dividends from Constellation Bank. Federal law imposes limitations on the payment of dividends by national banks.

  The payment of dividends by each of CoreStates and Constellation and their respective bank subsidiaries may also be affected by other factors, such as the maintenance of adequate capital. For example, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") generally prohibits an undercapitalized institution from paying dividends. In addition, if, in the opinion of the applicable regulatory authority, a bank holding company or a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such organization cease and desist from such practice. The FRB, the Comptroller and the FDIC have issued policy statements which provide that insured banks and bank holding companies should generally only pay dividends out of current operating earnings.

  Each subsidiary bank that is a national banking association is required by federal law to obtain the approval of the OCC for the payment of dividends if the total of all dividends declared by the board of directors of such bank in any year will exceed the total of such bank's net profits (as defined and interpreted by regulation) for that year and the retained net profits (as defined) for the preceding two years, less any required transfers to surplus. National banks can only pay dividends to the extent that retained net profits

(including the portion transferred to surplus) exceed bad debts. As of September 30, 1993, the banking subsidiaries of CoreStates could pay $238 million in dividends under the foregoing restrictions. Constellation Bank could not pay any dividends under the foregoing restrictions and, as of September 30, 1993, had a deficit with respect to its undivided profits of $22.6 million.

  In addition to the foregoing, the Written Agreement prohibits Constellation from paying dividends without the approval of the FRBNY and the Director of the Division of Banking Supervision and Regulation of the FRB and the Consent Order prohibits Constellation Bank from paying any dividends without the approval of the OCC.

SUPPORT OF BANK SUBSIDIARIES

  A depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance.

  Under FRB regulations, a bank holding company is required to serve as a source of financial and managerial strength to its subsidiary banks and may not conduct its operations in an unsafe or unsound manner. In addition, it is the FRB's policy that in serving as a source of strength to its subsidiary banks, a bank holding company should stand ready to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity and should maintain the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks. A bank holding company's failure to meet its obligations to serve as a source of strength to its subsidiary banks will generally be considered by the FRB to be an unsafe and unsound banking practice or a violation of the FRB regulations or both. This doctrine is commonly known as the "source of strength" doctrine.

  Federal law provides for the enforcement of any pro rata assessment of shareholders of a national bank to cover impairment of capital stock by sale, to the extent necessary, of the stock of any assessed shareholder failing to pay the assessment.

BORROWINGS BY HOLDING COMPANIES

  Federal law also prevents each of CoreStates and Constellation and certain of their respective affiliates from borrowing from their banking subsidiaries unless such borrowings are secured by specified amounts and types of collateral. Additionally, each such secured loan to an affiliate is generally limited to an amount not exceeding 10% of the bank's capital and surplus, and all such loans between the lending bank and its affiliates are limited to an amount not to exceed 20% of the lending bank's capital and surplus. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

FDICIA

  Insurance Premiums. FDICIA, enacted on December 19, 1991 in connection with the recapitalization of the Bank Insurance Fund ("BIF"), requires the FDIC to set semi-annual assessment rates for BIF members at levels sufficient to increase the BIF's reserve ratio to a designated level within a prescribed period of time, not to exceed 15 years from the date that the FDIC promulgates the applicable time schedule. In addition, FDICIA directs the FDIC to develop and implement, on or before January 1, 1994, a system of risk-based premiums for federal deposit insurance under which the semi-annual rates at which a depository institution is assessed will be based on the probability that the depository insurance fund will incur a loss with respect to the institution. Pursuant to FDICIA, the FDIC has developed a risk-based assessment system, under which the assessment rate for an insured depository institution varies according to the level of risk incurred in its activities. An institution's risk category is based upon whether the institution is well capitalized, adequately capitalized or less than adequately capitalized. Each insured depository institution is also to be assigned to one of the following "supervisory subgroups": Subgroup A, B or C. Subgroup A institutions are financially sound institutions with few minor weaknesses; Subgroup B institutions are institutions that demonstrate weaknesses which, if not corrected, could result in significant deterioration; and Subgroup C institutions are institutions for which there is a substantial probability that the FDIC will suffer a loss in connection with the institution unless effective action is taken to correct the areas of weakness. Based on its capital and supervisory subgroups, each BIF or Savings Association Insurance Fund member institution is assigned an annual FDIC assessment rate varying between 0.23% per annum (for well capitalized Subgroup A institutions) and 0.31% per annum (for undercapitalized Subgroup C institutions). Each of the CoreStates banking subsidiaries is considered well capitalized. Constellation Bank is considered adequately capitalized. See "CERTAIN REGULATORY CONSIDERATIONS--General".

  Prompt Corrective Action. FDICIA substantially revised the bank regulatory provisions of the Federal Deposit Insurance Act and several other federal banking statutes. Among other things, FDICIA requires federal banking agencies to broaden the scope of regulatory corrective action taken with respect to depository institutions that do not meet minimum capital requirements and to take such actions promptly in order to minimize losses to the FDIC. In connection with FDICIA, federal banking agencies are required to establish capital measures (including both a leverage measure and a risk-based capital measure) and to specify for each capital measure the levels at which depository institutions will be considered "well capitalized", "adequately capitalized", "undercapitalized", "significantly undercapitalized" or "critically undercapitalized".

  Under FDICIA, the OCC has adopted regulations establishing relevant capital measures and relevant capital levels. The relevant capital measures are the Total Capital to risk adjusted assets ratio, Tier 1 Capital to risk adjusted assets ratio and the leverage ratio. Under the regulations, a national bank will be (i) well capitalized if it has a Total Capital to risk adjusted assets ratio of 10% or greater, a Tier 1 Capital to risk adjusted assets ratio of 6% or greater and a leverage ratio of 5% or greater and is not subject to any order or written directive by the OCC to meet and maintain a specific capital level for any capital measure; (ii) adequately capitalized if it has a Total Capital to risk adjusted assets ratio of 8% or greater, a Tier 1 Capital to risk adjusted assets ratio of 4% or greater and a leverage ratio of 4% or greater (3% in certain circumstances) and is not well capitalized; (iii) undercapitalized if it has a Total Capital to risk adjusted assets ratio of less than 8%, a Tier 1 Capital to risk adjusted assets ratio of less than 4% or a leverage ratio of less than 4% (3% in certain circumstances); (iv) significantly undercapitalized if it has a Total Capital to risk adjusted assets ratio of less than 6%, a Tier 1 Capital to risk adjusted assets ratio of less than 3% or a leverage ratio of less than 3%; and (v) critically undercapitalized if its tangible equity is equal to or less than 2% of average quarterly tangible assets. Each of the CoreStates banking subsidiaries is considered well capitalized. Constellation Bank is considered adequately capitalized.

  FDICIA authorizes the appropriate federal banking agency, after notice and an opportunity for a hearing, to treat a well capitalized, adequately capitalized or undercapitalized insured depository institution as if it had a lower capital-based classification if it is in an unsafe or unsound condition or engaging in an unsafe or unsound practice. Thus, an adequately capitalized institution can be subjected to the restrictions on undercapitalized institutions (provided that a capital restoration plan cannot be required of the institution) described below and an undercapitalized institution can be subjected to the restrictions applicable to significantly undercapitalized institutions described below.

  FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to growth limitations and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of (i) an amount equal to five percent of the depository institution's total assets at the time it became undercapitalized, and (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized.

  Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized institutions are subject to the appointment of a receiver or conservator.

  Brokered Deposits. Under FDICIA, a bank cannot accept brokered deposits (which term is defined to include payment of an interest rate more than 75 basis points above prevailing rates) unless (i) it is well capitalized or (ii) it is adequately capitalized and receives a waiver from the FDIC. A bank that cannot receive brokered deposits also cannot offer "pass-through" insurance on certain employee benefit accounts. In addition, a bank that is adequately capitalized may not pay an interest rate on any deposits in excess of 75 basis points over certain prevailing market rates. There are no such restrictions on a bank that is well capitalized. All of the CoreStates banking subsidiaries are well capitalized for purposes of the foregoing. Under these limitations, Constellation Bank would be prohibited from accepting brokered deposits without a waiver from the FDIC. Constellation Bank does not presently utilize brokered deposits.

  Safety and Soundness Standards. FDICIA requires that each of the Federal bank regulatory agencies prescribe by regulation the depository institution and depository institution holding company standards relating to internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, and employee compensation, fees and benefits and standards specifying minimum earnings sufficient to absorb losses without impairing capital, to the extent feasible a minimum ratio of market value to book value for publicly traded shares and such other standards relating to the foregoing as it deems appropriate. A holding company or institution that fails to comply with such standards will be required to submit a plan designed to achieve such compliance. If no such plan is submitted or a failure to implement such a plan exists, the depository institution or holding company would become subject to additional regulatory action or enforcement proceedings. FDICIA provides that final regulations under such provisions should have become effective no later than December 1, 1993. Since the standards have not yet been prescribed in final form, neither CoreStates nor Constellation can assess the significance of the impact such standards will have on their respective operations, which could be material.

  Other. FDICIA also contains a variety of other provisions that may affect the operations of bank holding companies and banks, including new reporting requirements, revised regulatory standards for real estate lending, "truth in savings" provisions and the requirement that a depository institution give 90 days' prior notice to customers and regulatory authorities before closing any branch.

MISCELLANEOUS

  Because of Constellation's and Constellation Bank's condition, the FRB and the OCC must be given 30 days' written notice of any changes in directors or senior executive officers of Constellation and Constellation Bank, respectively. The FRB and the OCC may object to such changes.

                    DESCRIPTION OF CORESTATES CAPITAL STOCK

CORESTATES CAPITAL STOCK

  As of January 31, 1994, the authorized capital stock of CoreStates consisted of 10,000,000 shares of Series Preferred Stock, without par value ("Series Preferred Stock"), of which none was issued and outstanding, and 200,000,000 CoreStates Common Shares, par value $1.00 per share, of which 117,858,148 shares were issued and outstanding.

  CoreStates' Board of Directors is authorized to issue the shares of Series Preferred Stock in series without further shareholder action with such voting rights, designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of any series as it may determine from time to time by resolution.

CORESTATES COMMON SHARES

  Dividend Rights. The holders of CoreStates Common Shares are entitled to share ratably in dividends out of funds legally available therefor, when and as declared by CoreStates' Board of Directors, after full cumulative dividends on all shares of Series Preferred Stock, and any other class or series of preferred stock ranking superior as to dividends to CoreStates Common Shares, have been paid or declared and funds sufficient for the payment thereof set apart.

  Voting Rights. Each holder of CoreStates Common Shares has one vote on matters presented for consideration by the shareholders for each share held. There are no cumulative voting rights in the election of directors. All issued and outstanding CoreStates Common Shares are fully paid and non-assessable. In certain circumstances, issued and outstanding Series Preferred Stock or any other class or series of preferred stock issued by CoreStates may affect voting rights of CoreStates Common Shares. There are no shares of Series Preferred Stock or any other class or series of preferred stock issued by CoreStates outstanding.

  Size and Classification of Board of Directors. CoreStates' Articles of Incorporation provide for a classified Board of Directors, consisting of three substantially equal classes of directors, each serving for a three-year term, with the term of each class of directors ending in successive years. The Board of Directors currently consists of 19 members. Classification of the Board of Directors may have the effect of decreasing the number of directors that could otherwise be elected at a given annual meeting by anyone who obtains a controlling interest in CoreStates Common Shares and thereby could impede a change in control of CoreStates.

  Preemptive Rights. The holders of CoreStates Common Shares have no preemptive rights to acquire any new or additional unissued shares or treasury shares of CoreStates capital stock.

  Liquidation Rights. In the event of a liquidation, dissolution or winding up of CoreStates, whether voluntary or involuntary, the holders of CoreStates Common Shares will be entitled to share ratably in any of CoreStates' assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities (or after adequate provision is made therefor) and after preferences on any outstanding preferred stock.

  Assessment and Redemption. The CoreStates Common Shares issuable pursuant to the Merger will be, when issued, fully paid and nonassessable. CoreStates Common Shares do not have any redemption provisions.

CORESTATES SERIES PREFERRED STOCK

  CoreStates' Articles of Incorporation contain general terms for Series Preferred Stock, and specific terms for a series of 3,041,000 shares designated as Series A Preferred Stock. No shares of Series Preferred Stock or Series A Preferred Stock are issued and outstanding.

  Dividend Rights. The holders of Series A Preferred Stock are entitled to receive out of any funds legally available therefor, when and as declared by CoreStates' Board of Directors, cash dividends at an annual per share rate equal to 12.3%.

  Voting Rights. Except as otherwise required by law or as provided in any resolution of CoreStates' Board of Directors designating a series of Series Preferred Stock (a "Creating Resolution"), any series of Series Preferred Stock has no voting rights and shall not be entitled to notice of any meeting of the shareholders of CoreStates or, upon any matter on which the shares of Series Preferred Stock of any series having voting rights, each holder of shares of Series Preferred Stock of such series shall be entitled to one vote for each $25 which would be payable with respect to the holders of shares of Series Preferred Stock of such series upon any involuntary liquidation, dissolution or winding up of CoreStates. The Creating Resolution relating to the Series A Preferred Stock did not provide for any voting rights or notice of any meeting of the shareholders of CoreStates. Except as otherwise provided in a Creating Resolution, in the event that dividends upon any series of the Series Preferred Stock shall be in arrears in an amount equal to six full quarterly dividends thereon, the holders of such series shall become entitled to vote noncumulatively at all elections of directors of CoreStates, and to receive notice of all shareholders' meetings to be held for such purpose. At such meetings, the holders of such series, voting as a class together with the holders of any other series then having the right to elect directors under such circumstances, shall be entitled solely to elect two members of the Board of Directors of CoreStates and all other directors of CoreStates shall be elected by the other shareholders of CoreStates entitled to vote in the election of directors. Such voting rights of the holders of such series shall continue until all accumulated and unpaid dividends thereon shall have been paid or funds sufficient therefor set aside, whereupon all such voting rights of the holders of shares of such series shall cease, subject to being again revived from time to time upon the reoccurrence of the conditions above described as giving rise thereto.

  At any time when such right to elect directors separately as a class has so vested, CoreStates may, and upon written request of the holders of record of not less than 20% of the then outstanding total number of shares of all the Series Preferred Stock having the right to elect directors in such circumstances shall, call a special meeting of holders of such Series Preferred Stock for the election of directors. Upon the mailing of the notice of such special meeting to the holders of such Series Preferred Stock, or, if no such meeting is held, then upon the mailing of the notice of the next annual or special meeting of shareholders for the election of directors, the number of directors of CoreStates shall be increased only to the extent necessary to provide sufficient vacancies to enable the holders of such Series Preferred Stock to elect the two directors discussed herein, and all such vacancies shall be filled only by a vote of the holders of such Series Preferred Stock as discussed herein. Whenever the number of directors of CoreStates shall have been increased, the number as so increased may thereafter be further increased or decreased in such manner as may be permitted by CoreStates' By-laws and without the vote of the holders of Series Preferred Stock, provided that no such action shall impair the right of the holders of Series Preferred Stock to elect and to be represented by two directors as herein provided.

  So long as the holders of any series of Series Preferred Stock are entitled to voting rights under CoreStates' Articles of Incorporation, any vacancy in the Board of Directors caused by the death or resignation of any director elected by the holders of Series Preferred Stock, shall, until the next meeting of shareholders for the election of directors, in each case be filled by the remaining director elected by the holders of Series Preferred Stock having the right to elect directors in such circumstances.

  Upon termination of the voting rights of the holders of any series of Series Preferred Stock, so long as no other Series Preferred Stock then outstanding has the right to elect directors in such circumstances, the terms of office of all persons who shall have been elected directors of CoreStates by vote of the holders of Series Preferred Stock or by a director elected by such holders shall forthwith terminate.

  Except in certain cases, as long as two or more series of Series Preferred Stock are outstanding, no particular series of Series Preferred Stock shall be entitled to vote as a separate series on any matter and all shares of Series Preferred Stock of all series shall be deemed to constitute but one class for any purpose for which a vote of the shareholders of CoreStates by classes may now or hereafter be required.

  Preemptive Rights. No holder of Series Preferred Stock shall have any preemptive right to acquire any new or additional unissued shares or treasury shares of CoreStates capital stock.

  Liquidation Rights. In the event of a liquidation, dissolution or winding up of CoreStates, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled only to payment in cash of $25 per share, plus an amount equal to full cumulative dividends to the date when such payments shall be made available to the holders thereof.

  Redemption. The Series A Preferred Stock may be called for redemption and redeemed by the payment therefor of $25.00 per share, plus an amount equal to full cumulative dividends to the date fixed by the Board of Directors as such redemption date.

  Certain Corporation Action. Without the consent of the holders of at least a majority of the shares of Series Preferred Stock at the time outstanding, CoreStates cannot (i) authorize any new class or series of shares or any series of Series Preferred Stock, or an increase in the authorized amount of any class or series of shares or any series of Series Preferred Stock, which shall rank senior to any series of the Series Preferred Stock with respect to payment of dividends or distribution upon liquidation; provided, however, that if shares of such class or series would rank prior to one or more but not all of the several series of the Series Preferred Stock at the times outstanding, the consent of the holder of a majority of the shares of all series with respect to which shares of such class or series would rank prior shall be required in lieu of the consent of holders of all Series Preferred Stock; or (ii) increase the authorized Series Preferred Stock to any amount in excess of 5,000,000; or
(iii) merge or consolidate with any other corporation if the corporation resulting from such merger or consolidation would have after such merger or consolidation any authorized class of shares ranking prior to or equal with the Series Preferred Stock with respect to payment of dividends or distributions upon liquidation, except for classes having the same number of shares with the same rights and preferences as the authorized shares of CoreStates immediately preceding such merger or consolidation.

  See "COMPARISON OF SHAREHOLDER RIGHTS--Amendment of Certificate or Articles of Incorporation or Bylaws," for a description of the manner in which CoreStates' Articles of Incorporation and By-laws may be amended.

                        COMPARISON OF SHAREHOLDER RIGHTS

GENERAL

  CoreStates is a Pennsylvania corporation subject to the provisions of the Pennsylvania Business Corporation Law ("PaBCL"). Constellation is a New Jersey corporation subject to the provisions of the New Jersey Business Corporation Act ("NJBCA"). Shareholders of Constellation, whose rights are governed by Constellation's certificate of incorporation (the "Constellation Certificate of Incorporation") and bylaws (the "Constellation Bylaws") and the NJBCA will, upon consummation of the Merger, become shareholders of CoreStates and, at the Effective Time, their rights as shareholders will be determined by the CoreStates Articles of Incorporation, the CoreStates Bylaws and the PaBCL.

  The following is a summary of the material differences in the rights of shareholders of Constellation under the Constellation Certificate of Incorporation, Constellation Bylaws and the NJBCA, on the one hand, and the rights of shareholders of CoreStates under the CoreStates Articles of Incorporation, the CoreStates By-laws and the PaBCL, on the other hand. THE FOLLOWING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE GOVERNING LAW AND THE ARTICLES OR CERTIFICATE OF INCORPORATION AND BY-LAWS OF EACH CORPORATION.

AUTHORIZED CAPITAL

  The Constellation Certificate of Incorporation authorizes the issuance of 75,000,000 of Constellation Common Shares, no par value, of which 27,261,769 shares were issued and outstanding as of the Record Date, and 5,000,000 shares of preferred stock, no par value ("Constellation Preferred Stock"), none of which were issued and outstanding as of the Record Date. Constellation Preferred Stock is issuable in series, each having such rights and preferences as the Constellation Board may, by adoption of an amendment of the Constellation Certificate of Incorporation, fix and determine. As of the Record Date, 750,000 shares of Series A Preferred Stock, no par value ("Constellation Series A Preferred Stock"), were reserved for issuance upon the exercise of Constellation's preferred stock purchase rights pursuant to the Constellation Rights Agreement (as defined below under "Shareholder Protection Rights Plan").

  For a description of the authorized capital of CoreStates, see "DESCRIPTION OF CORESTATES CAPITAL STOCK--CoreStates Capital Stock."

VOTING AND OTHER RIGHTS

  Subject to the voting rights of Constellation Series A Preferred Stock and any other series of Constellation Preferred Stock then outstanding, the holders of Constellation Common Shares possess exclusive voting rights of Constellation. Each holder of Constellation Common Shares is entitled to one vote for each share owned of record. There are no cumulative voting rights in the election of directors. All of the issued and outstanding Constellation Common Shares are fully paid and nonassessable. The Constellation Certificate of Incorporation does not provide for any conversion rights, sinking fund provisions, redemption provisions or restrictions on alienability with respect to Constellation Common Shares.

  For a description of the voting and other rights of CoreStates Common Shares and CoreStates Series Preferred Stock see "DESCRIPTION OF CORESTATES CAPITAL STOCK--CoreStates Common Shares--Voting Rights" and "CoreStates Series Preferred Stock--Voting Rights."

  The voting rights and other rights of Constellation Common Shares and CoreStates Common Shares are similar in that in each instance each holder of a share of common stock is entitled to one vote for each share of record and that there are no cumulative voting rights in the election of directors.

AMENDMENT OF CERTIFICATE OR ARTICLES OF INCORPORATION OR BYLAWS

  The Constellation Certificate of Incorporation may be amended by Constellation's shareholders upon the affirmative vote of the holders of a majority of the votes cast by the holders of outstanding Constellation Common Shares if such amendment is first approved by the Constellation Board. An amendment to Constellation's Bylaws requires the affirmative vote of a majority of the Constellation Board or the affirmative vote of a majority of the outstanding Constellation Common Shares. Any amendment to Constellation's Bylaws adopted by Constellation shareholders may be amended or repealed by the Constellation Board unless the adopting resolution for such bylaw amendment expressly reserves to the shareholders the right to amend.

  CoreStates' Articles of Incorporation may be amended in the manner prescribed by the PaBCL. The PaBCL generally provides that an amendment of the articles of incorporation must be proposed by the Board of Directors and may be adopted by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and by a majority of the votes cast by the shareholders any class or series of shares entitled to vote thereon. Notwithstanding the foregoing, without the consent of the holders of at least two-thirds of the shares of Series Preferred Stock outstanding, CoreStates cannot adopt or effect any amendment to its Articles or Incorporation which would adversely affect the rights or preferences of the Series Preferred Stock (except as may be expressly permitted under its Articles of Incorporation with the consent of the holders of a majority of the shares of Series Preferred Stock); provided, however, that if any such amendment adversely affects the rights or preferences of one or more, but not all, of the series of Series Preferred Stock at the time outstanding, the consent of the holders of at least two-thirds of the shares of all series adversely affected, is required in lieu of the consent of the holders of two-thirds of the shares of Series Preferred Stock. CoreStates' By-laws may be amended by shareholder vote by a majority of the votes cast by all shareholders entitled to vote or by a majority of the Board of Directors if the matter in question is not committed to the shareholders by statute.

  The rights to amend the Constellation Certificate of Incorporation and the CoreStates' Articles of Incorporation are similar for holders of Constellation Common Shares and CoreStates Common Shares, respectively, except that CoreStates' Articles of Incorporation may not be amended by holders of CoreStates Common Shares if such amendment would have an adverse effect on the rights of the holders of any Series Preferred Stock.

SIZE AND CLASSIFICATION OF BOARD OF DIRECTORS

  Constellation's Bylaws provide that the Constellation Board will be composed of five or more, but not more than ten members, the number of which may be fixed by resolution of the Constellation Board. All directors are elected at each annual meeting of shareholders to serve until their successors have been elected and qualified. The Constellation Board is not classified. The current number of directors is 10.

  For a description of the size and classification of CoreStates' Board of Directors, see "DESCRIPTION OF CORESTATES CAPITAL STOCK--CoreStates Common Shares--Size and Classification of Board of Directors."

  The classification of the CoreStates Board of Directors may have the effect of decreasing the number of directors that could otherwise be elected at a given annual meeting by any holder of CoreStates Common Shares who obtains a controlling interest in CoreStates Common Shares. Any holder of Constellation Common Shares who obtains a controlling interest in Constellation Common Shares could elect the entire Constellation Board at any meeting held for the purpose of electing directors.

REMOVAL OF DIRECTORS

  Under the Constellation Certificate of Incorporation as well as the NJBCA, a director of Constellation may be removed for cause only by the shareholders by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of directors.

  CoreStates' By-laws provide that the entire Board of Directors, or any class of the Board of Directors, or any individual directors may be removed from office by vote of the shareholders entitled to vote thereon without assigning any cause, provided, however, that, if the Articles of Incorporation or By-laws adopted by the shareholders provide for a classified Board of Directors, the entire Board of Directors, or any class of the board, or any individual director may be removed from office by vote of the shareholders entitled to vote thereon only for cause. Because CoreStates' By-laws adopted by the shareholders provide for a classified board, directors may only be removed for cause. In case the Board of Directors or a class of the Board of Directors or any one or more directors are so removed, new directors may be elected at the same meeting.

  The holders of Constellation Common Shares and CoreStates Common Shares have the similar right to remove directors only for cause.

INDEMNIFICATION AND LIMITATION OF LIABILITY

  As permitted by the NJBCA, the Constellation Certificate of Incorporation provides that every director, officer, employee or agent of Constellation, or any such person who serves or served in any capacity with any other enterprise at the request of Constellation, may be indemnified by Constellation to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by or imposed upon such person, in connection with any proceeding to which such person may be made, or threatened to be made, a party, or in which such person may become involved by reason of being or having been a director, officer, employee or agent of Constellation, or of serving or having served such other enterprise, whether or not such person is a director, officer, employee or agent of Constellation, or continues to serve such other enterprise, at the time the expenses or liabilities are incurred.

  Also, as permitted by the NJBCA, the Constellation Certificate of Incorporation provides that, except to the extent otherwise prohibited by law, no director or officer of Constellation will be personally liable to Constellation or its shareholders for damages for breach of any duty owed to Constellation or its shareholders, except that a director or officer is not to be relieved from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to Constellation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit.

  As permitted by the PaBCL, the Articles of Incorporation of CoreStates provide that a director or officer shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless the director or officer has breached or failed to perform the duties of his or her office and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Such limitation (i) does not apply to the responsibility or liability of a director or officer pursuant to any criminal statute or the liability of a director for the payment of taxes, and
(ii) may, in the view of certain commentators, shield a director from liability for certain breaches of his or her duty of loyalty as well as his or her duty of care.

  In accordance with the PaBCL, and pursuant to its By-laws, CoreStates is obligated to indemnify an Indemnified representative (as defined below) against any Liability (as defined below) incurred in connection with any Proceeding (as defined below) in which the Indemnified representative may be involved as a party or otherwise, by reason of the fact that such person is or was serving in an Indemnified capacity (as defined below), including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or product Liability; except:

    (i) where such indemnification is expressly prohibited by applicable law, or

    (ii) where the conduct of the Indemnified representative has been determined to constitute willful misconduct or recklessness within the meaning of 42 Pa.C.S. (S)(S) 8365(b) (now a reference to PaBCL (S)1746(b)) or any superseding provision of law, sufficient in the circumstances to bar indemnification against Liabilities arising from the conduct.

  For purposes of the foregoing,

  "Indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of CoreStates, or, at the request of CoreStates, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

  "Indemnified representative" means any and all directors and officers of the corporation and any other person designated as an indemnified representative by the Board of Directors of CoreStates (which may, but need not, include any person serving at the request of CoreStates, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

  "Liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or other cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and

  "Proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of CoreStates, a class of its security holders or otherwise.

  The Constellation Certificate of Incorporation and the By-laws of CoreStates provide for a similar degree of indemnification of any director, officer, employee or agent. The By-laws of CoreStates, however, obligate CoreStates to indemnify any Indemnified Representatives in the instances set forth above, while the Constellation Certificate of Incorporation provides that (i) such persons may be indemnified to the fullest extent permitted by law and (ii) no directors or officers will be liable to Constellation or its shareholders, as discussed above.

SHAREHOLDER MEETINGS

  The Constellation Bylaws provide that the annual meeting of shareholders of Constellation be held upon not less than ten nor more than sixty days' written notice in order to elect directors and transact any other business properly before the meeting. The presence in person or by proxy of holders of shares entitled to cast a majority of the votes of all outstanding Constellation Common Shares constitutes a quorum at any shareholders' meeting. The Constellation Bylaws provide that in order for business, including the nomination of directors by a shareholder, to be properly brought by a shareholder before an annual shareholders' meeting, notice must be given by such shareholder to the Secretary of Constellation not more than 90 days and not less than 60 days prior to the anniversary date of the immediately preceding annual meeting. No other business may be conducted at the annual meeting except in accordance with the procedures set forth in the Constellation Bylaws. A special meeting of Constellation shareholders may be called for any purpose by Constellation's President or a majority of the Constellation Board. Action by shareholders may be taken by written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting. In addition, holders of 10% or more of the outstanding Constellation Common Shares may apply to the Superior Court of New Jersey to order that a special meeting of shareholders be held. The court may proceed, if good cause is shown, to order a special meeting of shareholders to be called.

  CoreStates' By-laws provide that the Board of Directors may fix and designate the date and time of the annual meeting of shareholders, but if no such date is fixed, the meeting for any calendar year is to be held on the third Tuesday of April in such year. The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting constitutes a quorum at that meeting.

  CoreStates' By-laws provide that a special meeting of the shareholders may be called at any time by the Chairman of the Board, the President or the Board of Directors, who may fix the date, time and place of the meeting. If the date, time or place of the meeting is not so fixed, it will be fixed by the Secretary. A date fixed by the secretary cannot be more than 60 days after the date of the calling of the meeting. CoreStates' By-laws expressly provide that, except when acting by unanimous consent to remove a director or directors, shareholders may act only at a duly organized meeting.

  CoreStates' By-laws provide that nominations for election of directors may be made by any shareholder entitled to vote for the election of directors so long as written notice of such shareholder's intent to nominate a director at the meeting is given by the shareholder and received by the Secretary of CoreStates not less than 45 days prior to the date of the annual meeting of shareholders. If directors are to be elected by shareholders at any other time, notice is required to be delivered to the Secretary of CoreStates not later than the seventh day following the day on which notice of the meeting was first mailed to shareholders. In lieu of delivery to the Secretary of CoreStates, such notice may be mailed to the Secretary of CoreStates by certified mail, return receipt requested, but shall be deemed to have been given only upon actual receipt by the Secretary of CoreStates. The notice is required to be in writing and contain or be accompanied by certain information about such shareholder, as described in CoreStates' By-Laws. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the foregoing procedures and, in such event, the nomination will be disregarded.

  The NJBCA provides that holders of 10% or more of the outstanding Constellation Common Shares may apply to the Superior Court of New Jersey to order that a special meeting of shareholders be held. Neither the PaBCL nor CoreStates' Articles of Incorporation or By-laws provide that a special meeting of the shareholders may be called by the shareholders. The Constellation Bylaws set forth procedures pursuant to which any business, including the nomination of directors by a shareholder, may be properly brought by a shareholder before an annual meeting of shareholders. CoreStates' By-laws set forth similar procedures that are applicable only to the election of directors.

MERGER OR OTHER FUNDAMENTAL TRANSACTIONS

  The approval of at least two-thirds of the outstanding Constellation Common Shares is required for any merger, consolidation or sale, lease, exchange or other disposition of assets of Constellation other than in the usual and regular course of business.

  Under the PaBCL, a plan of merger, consolidation, share exchange, division, conversion or asset transfer (in respect of a sale, lease, exchange or other disposition of all, or substantially all, the assets of a corporation other than in the usual and regular course of business) generally must be proposed by the board of directors and approved by the affirmative vote of a majority of the votes cast by all shareholders of any class or series of shares entitled to vote thereon as a class.

  The PaBCL provides that if a shareholder of a covered corporation is a party to a sale of assets transaction, share exchange, merger or consolidation involving the corporation or a subsidiary, or if a shareholder is to receive a disproportionate amount of the shares or other securities of any corporation surviving or resulting from a plan of division, or is to be treated differently in a corporate dissolution from other shareholders of the same class, or is to have a materially increased percentage of voting or economic share interest in the corporation relative to substantially all other shareholders as a result of a reclassification, then approval must be obtained of the shareholders entitled to cast at least a majority of the votes which all shareholders other than the interested shareholder are entitled to cast with respect to the transaction, without counting the votes of the interested shareholder (and certain affiliated and associated persons). Such additional shareholder approval is not required if the consideration to be received by the other shareholders in such transaction for shares of any class is not less than the highest amount paid by the interested shareholder in acquiring shares of the same class, or if the proposed transaction is approved by a majority of the board of directors other than certain directors affiliated or associated with, or nominated by, the interested shareholder.

  Under the PaBCL, an articles amendment or plan of reclassification, merger, consolidation, exchange, asset transfer, division or conversion that provides mandatory special treatment for the shares of a class held by particular shareholders or groups of shareholders that differs materially from the treatment accorded other shareholders or groups of shareholders holding shares of the same class must be approved by each group of holders of any outstanding shares of a class who are to receive the same special treatment under the amendment or plan, voting as a special class in respect of the plan, regardless of any limitations stated in the articles or bylaws on the voting rights of any class or series. At the option of the corporation's board of directors, the approval of such special treatment by any such affected group may be omitted, but in such event the holder of any outstanding shares of the special class so denied voting rights will be entitled to dissenters' rights (i.e., the right to demand payment in cash by the corporation of the fair value of the shareholder's shares).

  Any merger or other fundamental transaction with respect to Constellation other than in the usual and regular course of business must be approved by at least two-thirds of the outstanding Constellation Common Shares. Under the PaBCL, such transactions with respect to CoreStates generally must be approved by a majority of the votes cast by all shareholders of any class of securities entitled to vote thereon, voting as a class.

STATE ANTI-TAKEOVER STATUTES

  Chapter 10A of Title 14A of the NJBCA, entitled the New Jersey Shareholders Protection Act ("NJSPA"), contains New Jersey's business combination statute. The NJSPA provides that no corporation organized under the laws of New Jersey with its principal executive offices or significant operations located in New Jersey (a "New Jersey Resident Domestic Corporation") may engage in any "business combination" (as defined in the NJSPA, a "Business Combination") with any interested shareholder (as defined in the NJSPA, an "Interested Stockholder") of that New Jersey Resident Domestic Corporation for a period of five years following that Interested Stockholder's stock acquisition unless that Business Combination is approved by the board of directors of that New Jersey Resident Domestic Corporation prior to that Interested
Stockholder's stock acquisition. The term Business Combination as defined in the NJSPA includes, among other things, certain mergers, consolidations, asset transfers, stock issuances, plans of liquidation and recapitalizations. Interested Stockholder, as defined in the NJSPA, includes certain holders of 10% or more of the voting power of the outstanding voting stock of that New Jersey Resident Domestic Corporation and certain affiliates of the New Jersey Resident Domestic Corporation that at any time within the five-year period immediately prior to the date in question were the beneficial owners, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the New Jersey Resident Domestic Corporation.

  Pursuant to the NJSPA, no New Jersey Resident Domestic Corporation may engage, at any time, in any Business Combination with any Interested Stockholder of that New Jersey Resident Domestic Corporation other than: (i) a Business Combination approved by the board of directors of that New Jersey Resident Domestic Corporation prior to that Interested Stockholder's stock acquisition, (ii) a Business Combination approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by that Interested Stockholder at a meeting called for such purpose, or (iii) a Business Combination where the Interested Stockholder pays a formula price designed to ensure that all holders (other than the Interested Stockholder) of stock of the New Jersey Resident Domestic Corporation receive at least the highest price per share paid by that Interested Stockholder. The NJSPA does not apply to certain inadvertent acquisitions, provided the shareholder divests itself or himself of a sufficient number of shares in accordance with the NJSPA. A New Jersey Resident Domestic Corporation may not opt-out of the NJSPA.

  Under the NJBCA, the director of a New Jersey corporation may consider, in discharging his or her duties to the corporation and in determining what he or she reasonably believes to be in the best interest of the corporation, any of the following (in addition to the effects of any action on shareholders): (i) the effects of the action on the corporation's employees, suppliers, creditors and customers, (ii) the effects of the action on the community in which the corporation operates and (iii) the long-term as well as the short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation. If, on the basis of the foregoing factors, the board of directors determines that any proposal or offer to acquire the corporation is not in the best interest of the corporation, it may reject such proposal or offer, in which event the board of directors will have no duty to remove any obstacles to, or refrain from impeding, such proposal or offer.

  CoreStates is subject to some, but not all, of various provisions of the PaBCL which are triggered, in general, if any person or group acquires, or discloses an intent to acquire, 20% or more of the voting power of a covered corporation, other than pursuant to a registered firm commitment underwriting or, in certain cases, pursuant to the approving vote of the board of directors. The relevant provisions are contained in Subchapters 25E-H of the PaBCL.

  Subchapter 25E (relating to control transactions) provides that if any person or group acquires 20% or more of the voting power of a covered corporation, the remaining shareholders may demand from such person or group the fair value of their shares, including a proportionate amount of any control premium.

  Subchapter 25F (relating to business combinations) delays for five years and imposes conditions upon "business combinations" between an "interested shareholder" and the corporation. The term "business combination" is defined broadly to include various transactions utilizing a corporation's assets for purchase price amortization or refinancing purposes. For this purpose, an "interested shareholder" is defined generally as the beneficial owner of at least 20% of a corporation's voting shares.

  Subchapter 25G (relating to control-share acquisitions) prevents a person who has acquired 20% or more of the voting power of a covered corporation from voting such shares unless the "disinterested" shareholders approve such voting rights. Failure to obtain such approval exposes the owner to the risk of a forced sale of the shares to the issuer. If shareholder approval is obtained, the corporation is also subject to Subchapters 25I and J. Subchapter 25I provides for a minimum severance payment to certain employees terminated within two years of the approval. Subchapter 25J prohibits the abrogation of certain labor contracts prior to their stated date of expiration.

  Subchapter 25H (relating to disgorgement) applies in the event that (i) any person or group publicly discloses that the person or group may acquire control of the corporation or (ii) a person or group acquires (or publicly discloses an offer or intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation by the person or group during the 18-month period belong to the corporation if the securities that were sold were acquired during the 18-month period or within 24 months prior thereto.

  Subchapters 25E-H contain a wide variety of transactional and status exemptions, exclusions and safe harbors. As permitted under the PaBCL, CoreStates has opted out of the provisions of Subchapters 25G and H but is subject to the provisions of Subchapters 25E and F.

  In addition, the fiduciary duty standards applicable to the Board of Directors of CoreStates under the PaBCL (i) explicitly give the Board of Directors the authority to weigh (in addition to consideration of employees, suppliers, customers and creditors of the corporation, the communities in which the corporation is located and other pertinent factors) the short and long-term interests of the corporation and the possibility that they may be best served by the independence of the corporation, and the resources, intent and past and potential conduct of the prospective acquiror, (ii) relieve the board from any duty to regard the shareholder interest as dominant or controlling, (iii) explicitly give the board the discretion to refuse to redeem a shareholder rights plan or to refuse to take certain specified actions with respect to potential acquisitions of control of the corporation, (iv) declare actions by directors with respect to a takeover bid to be subject to the same standard of conduct for directors that is applicable to all other conduct and (v) establish a presumption that actions with respect to a takeover bid by the "disinterested directors" (a term defined to include essentially all directors except certain officers and persons associated with the prospective acquiror) are lawful unless it is proved under a clear and convincing evidence standard that the director did not act in good faith after reasonable investigation.

  Under a provision of the Pennsylvania Banking Code of 1965 designed to protect shareholders of Pennsylvania banking institutions, subject to certain exceptions, no person may offer to acquire, or acquire, control of more than 10% of the outstanding shares of a Pennsylvania banking institution or 5% of the outstanding shares of a Pennsylvania banking institution if such institution had net operating loss carry forwards in excess of 20% of its total shareholders' equity as reported in its most recent publicly available annual financial statements, without the prior written approval of the Pennsylvania Department of Banking.

  Both New Jersey and Pennsylvania law include a business combination statute and a provision that permits, in certain circumstances, directors to consider factors other than any effects of an action on the shareholders in discharging their fiduciary duties as a director. Additionally, Pennsylvania law includes a control share acquisition statute and a disgorgement statute, each of which may impede a change in control of CoreStates.

SHAREHOLDER PROTECTION RIGHTS PLAN

  Attached to each Constellation Common Share is a preferred stock purchase right (each, a "Constellation Preferred Stock Purchase Right") issued pursuant to a Rights Agreement dated as of February 19, 1991 (as amended to date, the "Constellation Rights Agreement"). Each Constellation Preferred Stock Purchase Right entitles its registered holder to purchase one one-hundredth (1/100th) of a share of the Constellation Series A Preferred Stock at the price of $55 (the "Exercise Price"), subject to adjustment, at the close of business on the tenth business day after the earlier to occur of (i) a public announcement that a person or group of affiliated or associated persons (other than a tender or exchange offer by an Exempt Person (as defined in the Constellation Rights Agreement)) has acquired beneficial ownership of 10% or more of Constellation's voting stock ("Acquiring Person"), or (ii) after the commencement of, or public announcement of an intention to make, a tender or exchange offer, which if consummated, would result in the ownership by a person or group of affiliated or associated persons of 30% or more of the outstanding voting stock of Constellation, even if no shares are actually purchased pursuant to such offer (the earlier of such dates being called the "Distribution Date"). The Constellation Preferred Stock Purchase Rights will not trade separately from Constellation Common Shares unless and until the Distribution Date. The Constellation Rights Agreement does not contain any provision intended to benefit management.

  The Constellation Preferred Stock Purchase Rights will not be exercisable until the Distribution Date. Constellation's Preferred Stock Purchase Rights expire at the earlier of (i) the close of business on February 19, 2001 and
(ii) the date on which the Constellation Preferred Stock Purchase Rights are redeemed as described below. The Exercise Price and the number of Constellation Preferred Stock Purchase Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Constellation Preferred Stock Purchase Rights, are subject to adjustment upon the occurrence of certain events.

  The Constellation Rights Agreement provides that, unless the Constellation Preferred Stock Purchase Rights are earlier redeemed and except pursuant to a transaction approved in advance by a majority of the Continuing Directors (as defined in the Constellation Rights Agreement), in the event that, after the Constellation Preferred Stock Purchase Rights have become exercisable, (i) Constellation were to be a party to a merger or consolidation in which Constellation was not the surviving corporation or in which the outstanding shares of Constellation's voting stock were changed or exchanged or (ii) more than 50% of the assets or earning power of Constellation and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, proper provision must be made so that each holder of record of a Constellation Preferred Stock Purchase Right will have the right to receive, upon payment of the Exercise Price, that number of shares of common stock of the acquiring company having a Fair Market Value (as defined in the Constellation Rights Agreement) at the time of such transaction equal to two times the Exercise Price. The Constellation Rights Agreement further provides that, unless the Constellation Preferred Stock Purchase Rights are earlier redeemed, in the event that any person becomes an Acquiring Person, each holder of record of a Constellation Preferred Stock Purchase Right, other than a Constellation Preferred Stock Purchase Right owned at such time or prior thereto by the Acquiring Person (which Constellation Preferred Stock Purchase Rights will thereupon become null and void), will thereafter have the right to receive, upon payment of the Exercise Price, that number of shares of Constellation's Series A Preferred Stock having a Fair Market Value at the time of the transaction equal to two times the Exercise Price.

  At any time on or prior to the close of business on the tenth day (or such later date as a majority of the Continuing Directors may determine) after a public announcement that a person has become an Acquiring Person, Constellation may redeem Constellation's Preferred Stock Purchase Rights in whole, but not in part, at a price of $0.01 per Constellation Preferred Stock Purchase Right. Immediately upon the action of the Board of Directors of Constellation authorizing redemption of Constellation's Preferred Stock Purchase Rights, the right to exercise Constellation's Preferred Stock Purchase Rights will terminate and the only right of the holders of Constellation Preferred Stock Purchase Rights will be to receive the redemption price.

  Until a Constellation Preferred Stock Purchase Right is exercised, the holder, as such, will have no rights as a shareholder of Constellation, including, without limitation, the right to vote or to receive dividends. Constellation has reserved 750,000 shares of Constellation Series A Preferred Stock for issuance upon exercise of Constellation's Preferred Stock Purchase Rights.

  CoreStates has not adopted a plan similar to or having the same effect as the Stockholder Protection Rights Agreement.

DISSENTERS' RIGHTS

  The NJBCA generally provides for dissenters' rights in connection with any merger or consolidation or any sale, lease, exchange, or other disposition of all or substantially all of the assets of the corporation not in the usual or ordinary course of business. However, no such rights exist with respect to (i) any class or series of shares that is listed on a national securities exchange or is held of record by not less than 1,000 holders on the record date fixed to determine the shareholder entitled to vote on the transaction, or, generally, (ii) any transaction in connection with which the shareholders of the corporation will receive only (a) cash, (b) securities that, upon consummation of the transaction, will be listed on a national securities exchange or held by record by not less than 1,000 holders, or (c) cash and such securities. A shareholder of a corporation may also dissent from any acquisition of shares owned by such shareholder in connection with the acquisition by another New Jersey corporation, in exchange for its shares, of all the shares of a class or series of securities of such corporation. Any shareholder that perfects dissenters' rights under the NJBCA is entitled to receive the "fair value" of such shares as determined either by agreement between such shareholder and the corporation or by a court of competent jurisdiction.

  As described under "THE MERGER--No Dissenters' Rights of Appraisal" above, holders of Constellation Common Shares have no dissenters' rights with respect to the Merger.

  Under the PaBCL, a shareholder of a corporation is generally entitled to receive payment for the fair value of such shareholder's shares if such shareholder duly exercises its dissenters rights with respect to a plan of merger or consolidation, share exchange or asset transfer, to which such corporation is a party, except if the shares are (i) listed on a national securities exchange or (ii) held by more than 2,000 shareholders. The foregoing market exceptions do not apply, and dissenters rights generally are available in respect of, (i) shares that are not converted solely into shares or shares and money in lieu of fractional shares, (ii) shares of any preferred or special class unless the shareholders of the class are entitled to vote on the plan and such class vote is required for the adoption of the plan or to effectuate the transaction and (iii) shares which under the plan are treated differently from shares of the same class or series and which are not entitled to vote as a special class under PaBCL (S) 1906(c). The PaBCL allows a corporation to provide dissenters rights notwithstanding the statutory exceptions but CoreStates' Articles of Incorporation and By-laws do not require such optional dissenters rights. Under the PaBCL, if a plan of merger or consolidation, share exchange, asset transfer, division or conversion is adopted by the directors only, without any shareholder approvals required, the shareholders have no statutory dissenters rights in respect of the plan other than optional dissenters rights, if any. (In respect of the Merger, as permitted under the PaBCL, the plan has been adopted by the CoreStates' Board of Directors, no action is required by CoreStates shareholders and no optional dissenters rights have been granted to CoreStates shareholders.)

  The statutory dissenters rights under New Jersey and Pennsylvania law applicable to Constellation Common Shares and CoreStates Common Shares are generally similar in that each statute provides for the receipt of fair value to shareholders entitled to receive dissenters rights and provides that no such rights exist in certain situations.

DIVIDENDS AND OTHER DISTRIBUTIONS

  Under the NJBCA, a corporation may pay dividends or purchase, redeem or otherwise acquire its own shares unless, after giving effect thereto, (i) the corporation would be unable to pay its debts as they become due in the usual course of its business or (ii) the corporation's total assets would be less than its total liabilities.

  For a description of dividend rights of CoreStates Common Shares and CoreStates Series Preferred Stock, see "DESCRIPTION OF CORESTATES CAPITAL STOCK--CoreStates Common Shares--Dividend Rights" and "CoreStates Series Preferred Stock--Dividend Rights."

VOLUNTARY DISSOLUTION

  Under the NJBCA, Constellation may be dissolved upon the consent of all its shareholders entitled to vote thereon or, alternatively, if the Constellation Board recommends that Constellation be dissolved and directs that the question be submitted to a vote at a meeting of shareholders, Constellation may be dissolved upon the affirmative vote of a majority of the votes cast by the shareholders entitled to vote thereon and, if any class or series of securities of Constellation is entitled to vote on such motion as a class, upon the affirmative vote of a majority of the votes cast by each such class. If the dissolution is proposed by, on behalf of or pursuant to any agreement, arrangement or understanding with an Interested Stockholder, the NJSPA will apply. See "State Anti-Takeover Statutes" above.

  For a description of voluntary dissolution with respect to CoreStates Common Shares and CoreStates Series Preferred Stock, see "DESCRIPTION OF CORESTATES CAPITAL STOCK--CoreStates Common Shares--Liquidation Rights" and "CoreStates Series Preferred Stock--Liquidation Rights". See "State Anti-Takeover Statutes" above.

PREEMPTIVE RIGHTS

  Constellation Common Shares may be issued from time to time by a majority vote of the Constellation Board for such consideration as the Constellation Board may determine. Holders of Constellation Common Shares are not entitled to preemptive rights with respect to any shares which may be issued.

  For a description of Preemptive Rights of CoreStates Common Shares and CoreStates Series Preferred Stock, see "DESCRIPTION OF CORESTATES CAPITAL STOCK--CoreStates Common Shares--Preemptive Rights" and "CoreStates Series Preferred Stock--Preemptive Rights."

  Neither the holders of Constellation Common Shares nor CoreStates Common Shares are entitled to preemptive rights with respect to any shares which may be issued.

PREFERRED STOCK

  Constellation's Preferred Stock (other than Constellation's Series A Preferred Stock) is issuable in one or more series and the Constellation Board, subject to certain limitations, is authorized to provide for the issuance of one or more new series of Constellation's Preferred Stock and to fix the number of shares, dividend rate, liquidation prices, redemption, conversion and voting rights and other terms of the series without further action of the shareholders. The Constellation Board may issue such preferred stock from time to time in transactions that may not require the approval of Constellation's shareholders, and the preferences, designations, and voting rights of such preferred stock may materially limit or qualify the rights of the outstanding Constellation Common Shares.

  For a description of CoreStates Series Preferred Stock, see "DESCRIPTION OF CORESTATES CAPITAL STOCK--CoreStates Series Preferred Stock."

                                    EXPERTS

CORESTATES

  The consolidated financial statements of CoreStates Financial Corp incorporated by reference in CoreStates Financial Corp's Annual Report (Form 10-K) for the year ended December 31, 1992 have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

CONSTELLATION

  The consolidated financial statements of Constellation Bancorp and subsidiaries as of December 31, 1992 and 1991 and for each of the years in the three year period ended December 31, 1992, incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INDEPENDENCE BANCORP

  The consolidated financial statements of Independence Bancorp, Inc. as of December 31, 1992 and for the year ended December 31, 1992, incorporated by reference herein, have been incorporated by reference herein in reliance on the report, which includes an explanatory paragraph noting that Independence Bancorp, Inc. changed its method of accounting for income taxes in 1992, of Coopers & Lybrand, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

  David J. Martin, Executive Vice President and Chief Counsel of CoreStates, has rendered an opinion with respect to the validity of the CoreStates Common Shares to be issued in connection with the Merger and has passed upon certain other legal matters on behalf of CoreStates.

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- --------------------------------------------------------------------------------
                                                                      APPENDIX I

                           AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                    DATED AS OF THE 2ND DAY OF AUGUST, 1993

                                 BY AND BETWEEN

                           CORESTATES FINANCIAL CORP

                                      AND

                             CONSTELLATION BANCORP



- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
 Recitals.................................................................  I-1

                             ARTICLE I. THE MERGER

 Section 1.1.  Structure of the Merger...................................   I-1
 Section 1.2.  Effect on Outstanding Shares..............................   I-2
 Section 1.3.  Exchange Procedures.......................................   I-2
 Section 1.4.  Options...................................................   I-4
 Section 1.5.  Stock Option Agreement....................................   I-4

                     ARTICLE II. CONDUCT PENDING THE MERGER

 Section 2.1.  Conduct of the Company's Business Prior to the Effective
                Time.....................................................   I-4
 Section 2.2.  Forbearance by the Company................................   I-4
 Section 2.3.  Forbearance by Acquiror...................................   I-5

                  ARTICLE III. REPRESENTATIONS AND WARRANTIES

 Section 3.1.  Representations and Warranties............................   I-5

                             ARTICLE IV. COVENANTS

 Section 4.1.  Acquisition Proposals.....................................  I-11
 Section 4.2.  Employee Benefits.........................................  I-11
 Section 4.3.  Access and Information....................................  I-11
 Section 4.4.  Certain Filings, Consents and Arrangements................  I-12
 Section 4.5.  Indemnification; Directors' and Officers' Insurance.......  I-12
 Section 4.6.  Additional Agreements.....................................  I-13
 Section 4.7.  Publicity.................................................  I-13
 Section 4.8.  Proxy; Registration Statement.............................  I-14
 Section 4.9.  Shareholders' Meetings....................................  I-14
 Section 4.10. Securities Act; Pooling of Interests......................  I-14
 Section 4.11. Pooling of Interests and Tax-Free Reorganization
                Treatment................................................  I-14
 Section 4.12. Executive Advisory Committee; Directorships...............  I-14
 Section 4.13. Antitakeover Statutes.....................................  I-14
 Section 4.14. Severance Benefits........................................  I-15
 Section 4.15. Allowance For Credit Losses...............................  I-15
 Section 4.16  Bank Merger...............................................  I-15

                     ARTICLE V. CONDITIONS TO CONSUMMATION

 Section 5.1.  Conditions to All Parties' Obligations....................  I-16
 Section 5.2.  Conditions to Obligations of Acquiror.....................  I-17
 Section 5.3.  Conditions to the Obligation of the Company...............  I-17

                            ARTICLE VI. TERMINATION

 Section 6.1.  Termination...............................................  I-18
 Section 6.2.  Effect of Termination.....................................  I-20

                 ARTICLE VII. EFFECTIVE DATE AND EFFECTIVE TIME

 Section 7.1.  Effective Date and Effective Time.........................  I-20

                          ARTICLE VIII. OTHER MATTERS

                                                                           PAGE
                                                                           ----
 Section 8.1. Certain Definitions; Interpretation........................  I-20
 Section 8.2. Survival...................................................  I-21
 Section 8.3. Waiver.....................................................  I-21
 Section 8.4. Counterparts...............................................  I-21
 Section 8.5. Governing Law..............................................  I-21
 Section 8.6. Expenses...................................................  I-21
 Section 8.7. Notices....................................................  I-21
 Section 8.8. Entire Agreement; Etc......................................  I-22
 Section 8.9. Assignment.................................................  I-22

 Exhibit A    Stock Option Agreement

                                LIST OF ANNEXES

      Annex 1         --Acquiror Rights (Recital C)

      Annex 2         --The Company Rights (Recital C)

      Annex 3         --Significant Subsidiaries of Acquiror (Section 3.1(d))

      Annex 4         --The Company Employee Benefit Plans (Section 3.1(m))

      Annex 5         --Form of Amendment to Rights Agreement (Section 3.1(u))

      Annex 6         --Severance Policies (Section 4.14)

                              INDEX TO DEFINITIONS

                                                                    LOCATION OF
TERM                                                                DEFINITION
- ----                                                                -----------
Acquiror...........................................................  Preamble
Acquiror Common Stock..............................................  Recital A
Acquiror Preferred Stock...........................................  Recital A
Acquisition Proposal...............................................  4.1
Acquiror Ratio.....................................................  6.1(e)
Affiliates.........................................................  4.10(a)
Average Closing Price..............................................  1.2(b)
Bank Regulators....................................................  3.1(k)
Benefit Plans......................................................  3.1(m)
Branch Property....................................................  3.1(v)
Certificate........................................................  1.3(a)
Code...............................................................  Recital D
Company............................................................  Preamble
Company Common Stock...............................................  Recital B
Company Meeting....................................................  4.9
Company Preferred Stock............................................  Recital B
Control............................................................  8.1
Conversion Number..................................................  1.2(a)
Costs..............................................................  4.5(a)
Determination Date.................................................  6.1(e)
Effective Date.....................................................  7.1
Effective Time.....................................................  7.1
Environmental Law..................................................  3.1(v)
ERISA..............................................................  3.1(m)
Exchange Agent.....................................................  1.3(b)
Exchange Fund......................................................  1.3(b)
Federal Reserve Board..............................................  5.1(b)
Final Index Price..................................................  6.1(e)
Final Price........................................................  6.1(e)
Governmental Entity................................................  3.1(v)
Hazardous Substance................................................  3.1(v)
Indemnified Parties................................................  4.5(a)
Index Group........................................................  6.1(e)
Index Ratio........................................................  6.1(e)
Initial Index Price................................................  6.1(e)
IRS................................................................  3.1(m)
ISRA...............................................................  4.4
Material...........................................................  8.1
Material Adverse Effect............................................  8.1
Maximum Amount.....................................................  4.5(c)
Merger.............................................................  1.1
NJBCA..............................................................  1.1
NJDEPE.............................................................  4.4
NJNB...............................................................  4.12(b)
NMS................................................................  1.2(b)
OREO...............................................................  3.1(v)
Pension Plan.......................................................  3.1(m)
Person.............................................................  8.1

                                                                    LOCATION OF
TERM                                                                DEFINITION
- ----                                                                -----------
Plan...............................................................  Preamble
Proxy Statement....................................................  3.1(s)
Proxy Statement/Prospectus.........................................  3.1(s)
Real Property......................................................  3.1(v)
Registration Statement.............................................  3.1(s)
Reports............................................................  3.1(g)
Restricted Parties.................................................  4.1
Rights.............................................................  Recital C
Rights Agreement...................................................  Recital C
SEC................................................................  3.1(g)
Securities Act.....................................................  3.1(s)
Securities Exchange Act............................................  3.1(g)
Significant Subsidiary.............................................  3.1(b)
Starting Date......................................................  6.1(e)
Starting Price.....................................................  6.1(e)
Subsidiary.........................................................  8.1
Surviving Corporation..............................................  1.1

  Agreement and Plan of Merger, dated as of the 2nd day of August, 1993, as amended (this "Plan"), by and between CoreStates Financial Corp ("Acquiror") and Constellation Bancorp (the "Company").

                                   Recitals:

  A. Acquiror. Acquiror has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Pennsylvania with its principal executive offices located in Philadelphia, Pennsylvania. As of the date hereof, Acquiror has 200,000,000 authorized shares of common stock, par value $1.00 per share (the "Acquiror Common Stock"), of which approximately 58,700,000 shares are outstanding, and 10,000,000 authorized shares of series preferred stock, no par value (the "Acquiror Preferred Stock"), none of which is outstanding (no other class of capital stock being authorized).

  B. The Company. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of New Jersey, with its principal executive offices located in Elizabeth, New Jersey. As of the date hereof, the Company has 75,000,000 authorized shares of common stock, no par value (the "Company Common Stock"), of which 27,171,995 shares are outstanding, and 5,000,000 authorized shares of preferred stock, no par value (the "Company Preferred Stock"), none of which is outstanding (no other class of capital stock being authorized).

  C. Rights, Etc. None of Acquiror or the Company has any shares of its capital stock reserved for issuance, any outstanding option, call or commitment relating to shares of its capital stock or any outstanding securities, obligations or agreements convertible into or exchangeable for, or giving any person any right (including, without limitation, pre-emptive rights) to subscribe for or acquire from it, any shares of its capital stock (collectively, "Rights"), except (i) in the case of the Company pursuant to the Rights Agreement, dated as of February 19, 1991, as amended, between the Company and Constellation Bank, N.A., as Rights Agent (the "Rights Agreement") and (ii) as set forth on Annex 1 (as to Acquiror) and Annex 2 (as to the Company).

  D. Intention of the Parties. It is the intention of the parties to this Plan that the Merger (as defined below) (i) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) for accounting purposes shall qualify for treatment as a "pooling of interests."

  E. Board Approvals. The respective boards of directors of Acquiror and the Company have duly approved the Plan and have duly authorized its execution and delivery.

  F. Stock Option. The Acquiror and the Company will enter into a Stock Option Agreement.

  Now, Therefore, in consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Plan and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                             ARTICLE I. THE MERGER

  Section 1.1. Structure of the Merger. On the Effective Date (as defined in
Section 7.1), the Company will merge (the "Merger") with and into Acquiror, with Acquiror being the surviving corporation (the "Surviving Corporation"), pursuant to the provisions of, and with the effect provided in, the Pennsylvania Business Corporation Law and the New Jersey Business Corporation Act (the "NJBCA"). At the Effective Time (as defined in Section 7.1), the articles of incorporation and by-laws of the Surviving Corporation shall be the articles of incorporation and by-laws of Acquiror in effect immediately prior to the Effective Time. At the Effective Time, the directors and officers of the Surviving Corporation shall be the directors and officers of Acquiror.

  Section 1.2. Effect on Outstanding Shares. (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of the Company Common Stock issued and outstanding at the Effective Time (other than shares held directly or indirectly by Acquiror, excluding shares held in a fiduciary capacity, or in satisfaction of a debt previously contracted) shall become and be converted into .206 of a share of Acquiror Common Stock (the "Conversion Number"); provided that if Acquiror effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction, after the date hereof and before the Effective Time, the Conversion Number shall be appropriately adjusted. As of the Effective Time, each share of the Company Common Stock held directly or indirectly by Acquiror, excluding shares held in a fiduciary capacity or in satisfaction of a debt previously contracted and shares held as treasury stock of the Company, shall be cancelled, retired and cease to exist, and no exchange or payment shall be made with respect thereof. Notwithstanding the foregoing, the Conversion Number shall be .4137 of a share of Acquiror Common Stock for each share of Company Common Stock (as appropriately adjusted to give effect to Acquiror's stock dividend paid on October 15, 1993 to Acquiror's shareholders of record on September 15, 1993) so long as the Effective Date occurs on or before March 30, 1994.

  (b) No fractional shares of Acquiror Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of Acquiror Common Stock pursuant to Section 1.2(a), cash adjustments will be paid to holders in respect of any fractional share of Acquiror Common Stock that would otherwise be issuable; the amount of such cash adjustment shall be equal to such fractional proportion of the Average Closing Price of a share of Acquiror Common Stock with respect to the Effective Date. "Average Closing Price" with respect to a day means the average of the closing price per share of Acquiror Common Stock, as reported on the National Association of Securities Dealers Automated Quotation National Market System ("NMS") (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source), for the 20 NMS trading days ending on the trading day prior to such day.

  (c) The shares of Acquiror Common Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged after the Merger.

  Section 1.3. Exchange Procedures. (a) At and after the Effective Time, each certificate previously representing shares of the Company Common Stock (each a "Certificate") shall represent (i) the number of whole shares of Acquiror Common Stock and (ii) the right to receive cash in lieu of fractional shares into which such the Company Common Stock has been converted pursuant to Sections 1.2(a) and (b). Certificates previously representing shares of the Company Common Stock shall be exchanged for certificates representing whole shares of Acquiror Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with this Section 1.3, without any interest thereon.

  (b) As of the Effective Time, Acquiror shall deposit, or shall cause to be deposited, with a bank or trust company subsidiary of the Acquiror (or another bank selected by the Acquiror and reasonably acceptable to the Company) (the "Exchange Agent"), for the benefit of the holders of shares of the Company Common Stock, for exchange in accordance with this Section 1.3, certificates representing the shares of Acquiror Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of Acquiror Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to
Section 1.2 and paid pursuant to this Section 1.3 in exchange for outstanding shares of the Company Common Stock.

  (c) Promptly after the Effective Time, Acquiror shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates the following: (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, which shall be in a form and contain any other provisions as Acquiror and the Company may reasonably agree; and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock and cash in lieu of fractional shares. Upon the proper surrender of a Certificate to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Acquiror Common Stock and (y) a check representing the amount of cash in lieu of any fractional shares and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of Section 1.2(a), and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates. In the event of a transfer of ownership of any shares of the Company Common Stock not registered in the transfer records of the Company, a certificate representing the proper number of shares of Acquiror Common Stock, together with a check for the cash to be paid in lieu of fractional shares, may be issued to the transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by documents sufficient (1) to evidence and effect such transfer and (2) to evidence that all applicable stock transfer taxes have been paid.

  (d) Whenever a dividend or other distribution is declared by Acquiror on Acquiror Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Plan; provided that after the 90th day following the Effective Date no dividend or other distribution declared or made on Acquiror Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of such Certificate shall duly surrender such Certificate in accordance with this Section 1.3. Following such surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions having a record date after the Effective Time theretofore payable with respect to such whole shares of Acquiror Common Stock and not yet paid and (ii) at the appropriate payment date, the amount of dividends or other distributions having (x) a record date after the Effective Time but prior to surrender and (y) a payment date subsequent to surrender payable with respect to such whole shares of Acquiror Common Stock.

  (e) From and after the Effective Time, there shall be no transfers on the stock transfer records of the Company of any shares of the Company Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to Acquiror, they shall be cancelled and exchanged for the shares of Acquiror Common Stock and cash in lieu of fractional shares, if any, deliverable in respect thereof pursuant to this Plan in accordance with the procedures set forth in this Section 1.3.

  (f) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Acquiror Common Stock) that remains unclaimed by the shareholders of the Company for six months after the Effective Time shall be repaid to Acquiror. Any shareholders of the Company who have not theretofore complied with this Section 1.3 shall thereafter look only to Acquiror for payment of their shares of Acquiror Common Stock, cash in lieu of fractional shares and any unpaid dividends and distributions on the Acquiror Common Stock deliverable in respect of each share of the Company Common Stock such stockholder holds as determined pursuant to this Plan, in each case, without any interest thereon. If outstanding certificates for shares of the Company Common Stock are not surrendered or the payment for them not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Acquiror (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of Acquiror, the Exchange Agent or any other person shall be liable to any former holder of the Company Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Acquiror, the posting by such person of a bond in such amount as Acquiror may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Acquiror Common Stock and cash in lieu of fractional shares deliverable (and unpaid dividends and distributions) in respect thereof pursuant to this Plan.

  (h) Notwithstanding anything in this Plan to the contrary, for a period of 90 days after the Effective Date holders of Certificates shall be entitled to vote as holders of shares of Acquiror Common Stock notwithstanding that such Certificates shall not have been exchanged.

  Section 1.4. Options. At the Effective Time, each option granted by the Company to purchase shares of the Company Common Stock, which is outstanding and unexercised immediately prior thereto, shall be converted, into an option to purchase shares of Acquiror Common Stock on the same terms and conditions as are in effect immediately prior to the Merger as adjusted as set forth below. Each such option that is converted shall be converted into an option to purchase such number of shares of Acquiror Common Stock at such exercise price as is determined as provided below (and otherwise having the same duration and other terms as the original option):

    (a) the number of shares of Acquiror Common Stock to be subject to the new option shall be equal to the product of (i) the number of shares of the Company Common Stock subject to the original option and (ii) the Conversion Number, the product being rounded, if necessary, up or down, to the nearest whole share; and

    (b) the exercise price per share of Acquiror Common Stock under the new option shall be equal to (i) the exercise price per share of the Company Common Stock under the original option divided by (ii) the Conversion Number, rounded, if necessary, up or down, to the nearest cent.

The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

  Section 1.5. Stock Option Agreement. Immediately after the execution and delivery of this Plan, the Acquiror and the Company will execute a Stock Option Agreement in the form attached hereto as Exhibit A.

                    ARTICLE II. CONDUCT PENDING THE MERGER

  Section 2.1. Conduct of the Company's Business Prior to the Effective
Time. Except as expressly provided in this Plan, during the period from the date of this Plan to the Effective Time, the Company shall, and shall cause its subsidiaries to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) use its best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees, and (iii) take no action which would adversely affect or delay the ability of the Company or the Acquiror to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Plan.

  Section 2.2. Forbearance by the Company. During the period from the date of this Plan to the Effective Time, except as noted in the letter delivered by the Company to Acquiror pursuant to Section 3.1, the Company shall not, and shall not permit any of its subsidiaries, without the prior written consent of Acquiror, to:

    (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance;

    (b) adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock, except pursuant to the Rights Agreement and except for dividends paid by any of the wholly owned subsidiaries of the Company to the Company or any of its wholly owned subsidiaries; or issue any additional shares of capital stock except pursuant to (i) the exercise of stock options outstanding as of the date hereof or (ii) the Rights Agreement;

    (c) other than in the ordinary course of business consistent with past practice, sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a direct or indirect wholly owned subsidiary of the Company, or cancel, release or assign any indebtedness of any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Plan;

    (d) other than in the ordinary course of business consistent with past practice, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly owned subsidiary of the Company;

    (e) other than in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

    (f) except as may be required by law, increase in any manner the compensation or fringe benefits of any of its employees (other than increases not greater than 6% over the current level of compensation and in accordance with past practice) or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees, or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee (other than with respect to new employees in the ordinary course of business), or adopt, amend or modify any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit agreements, trusts, plans, funds, employee stock ownership, consulting, severance or fringe benefit plan, formal or informal, written or oral, or other arrangements for the benefit or welfare of any director, officer or employee.

    (g) other than in the ordinary course of business consistent with past practice, settle any claim, action or proceeding involving any liability of the Company or any of its subsidiaries for material money damages or restrictions upon the operations of the Company or any of its subsidiaries;

    (h) modify in any material respect the manner in which it and its subsidiaries have heretofore conducted or accounted for their business;

    (i) except as contemplated by this Plan, amend its articles of incorporation, its by-laws or the Rights Agreement;

    (j) elect or appoint any new director or officer of the Company or any of its subsidiaries; or

    (k) agree to, or make any commitment to, take any of the actions prohibited by this Section 2.2.

  Section 2.3. Forbearance by Acquiror. During the period from the date of this Plan to the Effective Time, without the prior written consent of the Company, Acquiror will not declare or pay any extraordinary or special dividend on the Acquiror Common Stock or take any action that would (a) delay or adversely affect in any material respect the ability of the Company or Acquiror to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or (b) adversely affect its ability to perform its covenants and agreements on a timely basis under this Plan.

                  ARTICLE III. REPRESENTATIONS AND WARRANTIES

  Section 3.1. Representations and Warranties. Acquiror represents and warrants to the Company, and the Company represents and warrants to Acquiror that, except as previously disclosed in a letter of the Acquiror or the Company, respectively, of even date herewith delivered to the other party:

    (a) RECITALS TRUE. The facts set forth in the Recitals of this Plan with respect to it are true and correct.

    (b) CAPITAL STOCK. All outstanding shares of capital stock of it and its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X, provided that any subsidiary that is a bank, savings bank or trust company shall be deemed a Significant Subsidiary) are duly authorized, validly issued and outstanding, fully paid and (subject to 12 U.S.C. (S) 55 in the case of a national bank subsidiary and any similar state statute in the case of a subsidiary that is a state-chartered bank, savings bank or trust company) non-assessable, and subject to no preemptive rights.

    (c) AUTHORITY. Each of it and its Significant Subsidiaries has the power and authority, and is duly qualified in all jurisdictions (except for such qualifications the absence of which, individually or in the aggregate, would not have a Material Adverse Effect (as defined in Section 8.1)) where such qualification is required, to carry on its business as it is now being conducted and to own all its material properties and assets, and it has all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except for such powers and authorizations the absence of which, either individually or in the aggregate, would not have a Material Adverse Effect.

    (d) SUBSIDIARIES. In the case of Acquiror, a list of its Significant Subsidiaries is contained in Annex 3; and in the case of the Company, its sole Significant Subsidiary is Constellation Bank, N.A. The shares of capital stock of each of its Significant Subsidiaries are owned by it (except for director's qualifying shares) free and clear of all liens, claims, encumbrances and restrictions on transfer and there are no Rights with respect to such capital stock.

    (e) APPROVALS. In the case of Acquiror, and subject, in the case of the Company, to the receipt of the required shareholder approval for this Plan, this Plan has been authorized by all necessary corporate action of it. Subject to receipt of (A) such shareholder approval and (B) the required approvals, consents or waivers of governmental authorities referred to in
  Section 5.1(b), this Plan is a valid and binding agreement of it enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

    (f) NO VIOLATIONS. The execution, delivery and performance of this Plan by it does not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or its subsidiaries or to which it or its subsidiaries (or any of their respective properties) is subject, which breach, violation or default would have a Material Adverse Effect on it, or enable any person to enjoin the Merger or (ii) a breach or violation of, or a default under, the certificate or articles of incorporation or by-laws of it or any of its Significant Subsidiaries; and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approval, consents and waivers of governmental authorities referred to in
  Section 5.1(b), (ii) the approval of the shareholders of the Company referred to in Section 3.1(e), (iii) such approvals, consents or waivers as are required under the federal and state securities or "Blue Sky" laws in connection with the transactions contemplated by this Plan and (iv) any other approvals, consents or waivers the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect or enable any person to enjoin the Merger.

    (g) SEC REPORTS. As of their respective dates, neither its Annual Report on Form 10-K for the fiscal year ended December 31, 1992, nor any other document filed subsequent to December 31, 1992 under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), each in the form (including exhibits) filed with the Securities and Exchange Commission (the "SEC") (collectively, its "Reports"), contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets or statements of condition contained or incorporated by reference in its

  Reports (including any related notes and schedules) fairly presented or will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of operations and retained earnings and of cash flows and changes in financial position or equivalent statements contained or incorporated by reference in its Reports (including any related notes and schedules) fairly presented or will fairly present the results of operations, retained earnings and cash flows of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles applicable to bank holding companies consistently applied during the periods involved, except as may be noted in the Reports. There exist no material liabilities of it and its consolidated subsidiaries, contingent or otherwise, that are required to be disclosed under generally accepted accounting principles, or would be required to be disclosed in the financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 1992 or its report on Form 10-Q for the quarter ended March 31, 1993, but are not so disclosed in its Reports.

    (h) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in its Reports filed prior to the date of this Plan, since December 31, 1992, there has not been any change in the financial condition or results of operations of it or any of its subsidiaries which, individually or in the aggregate, has had a Material Adverse Effect on it (other than as a result of changes in banking laws or regulations of general applicability or interpretations thereof).

    (i) TAXES. In the case of the Company, except as otherwise would not have a Material Adverse Effect, all federal, state, local, and foreign tax returns required to be filed by or on behalf of it or any of its subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired. In the case of the Company, all taxes shown on returns filed by or on behalf of it or any of its subsidiaries have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles). In the case of the Company, as of the date of this Plan, there are no assessments or notices of deficiency or proposed assessments with respect to any taxes of it or any of its subsidiaries that, if resolved in a manner adverse to it, would result in a determination that would have a Material Adverse Effect on it. In the case of the Company, except as otherwise would not have a Material Adverse Effect, it has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

    (j) ABSENCE OF CLAIMS. Except in the case of the Company as disclosed in the Reports, no material litigation, proceeding or controversy before any court or governmental agency is pending, and there is no pending claim, action or proceeding against it or any of its subsidiaries, which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect or to materially hinder or delay consummation of the transactions contemplated hereby.

    (k) ABSENCE OF REGULATORY ACTIONS. Except in the case of the Company with respect to the Written Agreement, dated July 20, 1992, between the Company and the Federal Reserve Bank of New York and the Consent Order, dated August 22, 1991, between Constellation Bank, N.A. and the Office of the Comptroller of the Currency, neither it nor any of its subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits ("Bank Regulators"), nor has it been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

    (l) LABOR MATTERS. In the case of the Company, neither it nor any of its subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is it or any of its subsidiaries the subject of any proceeding asserting that it or any such subsidiary has committed an unfair labor practice or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its subsidiaries pending or threatened.

    (m) EMPLOYEE BENEFIT PLANS. In the case of the Company, all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that cover any of its or its subsidiaries' employees, comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; neither it nor any of its subsidiaries has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any such plan which is likely to result in any material penalties or taxes under Section 502(i) of ERISA or Section 4975 of the Code; no material liability to the Pension Benefit Guaranty Corporation has been or is expected by it or them to be incurred with respect to any such plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in
  Section 4001(a)(15) of ERISA) currently or formerly maintained by it, them or any entity which is considered one employer with it under Section 4001 of ERISA or Section 414 of the Code; no Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Pension Plan exceeded the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Pension Plan as of the end of the most recent plan year with respect to the respective Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan as of the date hereof; no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan within the 12-month period ending on the date hereof; neither it nor any of its subsidiaries has provided, or is required to provide, security to any Pension Plan pursuant to Section 401(a)(29) of the Code; it and its subsidiaries have not contributed to any "multiemployer plan", as defined in Section 3(37) of ERISA, on or after September 26, 1980; and it and its subsidiaries do not have any obligations for retiree health and life benefits under any benefit plan, contract or arrangement that cannot be amended or terminated without incurring any liability thereunder. In the case of the Company, with respect to each benefit plan for employees that is maintained or contributed to by the Company or any of its subsidiaries, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA (the "Benefit Plans"), it has made available to Acquiror a true and correct copy of (i) the most recent annual report on Form 5500 filed with the Internal Revenue Service (the "IRS"), (ii) such Benefit Plan, (iii) each trust agreement and insurance contract relating to such Benefit Plan, (iv) the most recent summary plan description for such Benefit Plan, (v) the most recent actuarial report or valuation if such Benefit Plan is subject to Title IV of ERISA and (vi) the most recent determination letter issued by the IRS if such Benefit Plan is intended to be qualified under Section 401(a) of the Code and (vii) all outstanding employment contracts or agreements. Annex 4 contains a complete list of the Benefit Plans (other than medical and other similar welfare plans made generally available to employees) as well as all outstanding employment contracts or agreements.

    (n) TITLE TO ASSETS. Each of it and its subsidiaries has good and marketable title to its properties and assets (other than property as to which it is lessee), except for such defects in title which would not, individually or in the aggregate, have a Material Adverse Effect.

    (o) KNOWLEDGE AS TO CONDITIONS. It knows of no reason why the approvals, consents and waivers of governmental authorities referred to in Section 5.1(b) should not be obtained without the imposition of any condition of the type referred to in the provisos thereto or why the accountants' letter referred to in Section 5.1(h) cannot be obtained.

    (p) COMPLIANCE WITH LAWS. It and each of its subsidiaries has all permits, licenses, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, federal, state, local, and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted and the absence of which could, individually or in the aggregate, have a Material Adverse Effect.

    (q) ACQUIROR COMMON STOCK. In the case of Acquiror, the shares of Acquiror Common Stock to be issued pursuant to this Plan, when issued in accordance with the terms of this Plan, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

    (r) FEES. Other than financial advisory services performed for Acquiror by J. P. Morgan Securities, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and for the Company by Keefe, Bruyette & Woods, Inc. (on terms disclosed to Acquiror), neither it nor any of its subsidiaries, nor any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it or any of its subsidiaries, in connection with the Plan or the transactions contemplated hereby.

    (s) REGISTRATION STATEMENT. The information to be supplied by it for inclusion in (i) the Registration Statement on Form S-4 and/or such other form(s) as may be appropriate to be filed under the Securities Act of 1933, as amended (the "Securities Act"), with the SEC by Acquiror for the purpose of, among other things, registering the Acquiror Common Stock to be issued to the shareholders of the Company in the Merger (the "Registration Statement"), or (ii) the proxy statement to be filed with the SEC by the Company under the Securities Exchange Act and distributed in connection with the Company's meeting of its shareholders to vote upon this Plan (as amended or supplemented from time to time, the "Proxy Statement", and together with the prospectus included in the Registration Statement, as amended or supplemented from time to time, the "Proxy Statement/Prospectus") will not, at the time such Registration Statement becomes effective, and, in the case of the Proxy Statement/Prospectus, at the time it is mailed and at the time of the Company Meeting (as defined below), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    (t) ANTITAKEOVER PROVISIONS INAPPLICABLE. In the case of the Company, the provisions of Sections 14A:10A-4 and 14A:10A-5 of the NJBCA do not and will not apply to this Plan or the Merger or the transactions contemplated hereby.

    (u) RIGHTS AGREEMENT. In the case of the Company, the Company has duly adopted an amendment to the Rights Agreement in the form of Annex 5.

    (v) ENVIRONMENTAL MATTERS.

      (i) For purposes of this Section 3.1(v), the following terms shall have the indicated meaning:

        "Branch Property" means all real property presently or formerly owned or operated by the Company and each of its subsidiaries on which branches or facilities are or were located.

        "Environmental Law" means any applicable federal, state or local statute, law, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction, directive, requirement or agreement with any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity") now existing, relating to: (a) the protection, preservation or restoration of the environment, (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and (c) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass, and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

        "Hazardous Substance" means any substance, whether liquid, solid or gas, listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, under any applicable Environmental Law, whether by type or by quantity. Hazardous Substance includes, without limitation, (i) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, (ii) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, and (iii) any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyls.

        "Real Property" means the Branch Property, all real property classified by the Company and each of its subsidiaries as other real estate owned ("OREO"), all real property on which the Company holds a lien or security interest and all real property (including property held as trustee or in any other fiduciary capacity) over which the Company and each of its subsidiaries currently or formerly has exercised dominion, management or control.

      (ii) Except as disclosed to Acquiror in writing or as would not individually or in the aggregate have a Material Adverse Effect on the Company,

        (a) each of the Company and its subsidiaries is and has been in substantial compliance with all applicable Environmental Laws,

        (b) the Real Property does not contain any Hazardous Substance in violation of any applicable Environmental Law,

        (c) neither the Company nor any of its subsidiaries has received any written notices, demand letters or written requests for information from any Governmental Entity or any third party indicating that the Company or any subsidiary may be in violation of, or liable under, any Environmental Law,

        (d) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened against the Company or any subsidiary alleging that they may be in violation of, or liable under, any Environmental Law,

        (e) no reports have been filed, or are required to be filed, by the Company or any of its subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law on or at the Real Property,

        (f) to the knowledge of the Company, there are no underground storage tanks on, in or under any of the Branch Property and no underground storage tanks have been closed or removed from any Branch Property while such Branch Property was owned or operated by the Company or any of its subsidiaries, and

        (g) to the knowledge of the Company, neither the Company nor any of its subsidiaries has incurred, and none of the Real Property is presently subject to, any liabilities (fixed or, to the knowledge of the Company, contingent) relating to any suit, settlement, court order, administrative order, judgment or claim asserted or arising under any Environmental Law.

      (iii) For purposes of this Section 3.1(v), "to the knowledge of the Company" shall mean to the knowledge of each person with the title of Senior Vice President of the Company or higher.

      (iv) There are no permits or licenses required under any Environmental Law in respect of the Branch Property presently operated by the Company or any of its subsidiaries or in respect of OREO presently held by the Company or in respect of any real property held as trustee or in any other fiduciary capacity that are not held and that the absence of which could, individually or in the aggregate, have a Material Adverse Effect.

      (v) The Company has delivered to Acquiror copies of all documentation representing the Company's environmental policies and procedures and has operated and conducted the Company's business and operations in compliance with all such policies and procedures except where the failure to so operate or conduct would not, individually or in the aggregate, have a Material Adverse Effect.

                             ARTICLE IV. COVENANTS

  Section 4.1. Acquisition Proposals. Neither the Company nor any of its subsidiaries nor any of their respective officers, employees, or directors (including the Company and its subsidiaries, "Restricted Parties") will, directly or indirectly, solicit or encourage any inquiries or proposals with respect to a business combination, tender offer, exchange offer, merger, consolidation, recapitalization or similar transaction regarding any purchase of all or a substantial portion of the assets of, or any equity interest in, the Company or any of its subsidiaries (an "Acquisition Proposal"). Except as may be legally required for the discharge by the Company's board of directors of its fiduciary duties, a Restricted Party will not itself, or otherwise authorize, permit or instruct the Company's investment bankers or other third parties, to (i) solicit or encourage an Acquisition Proposal or (ii) cooperate, discuss or negotiate with, or furnish non-public information concerning the Company or any of its subsidiaries to, any person in connection with, or otherwise facilitate, an Acquisition Proposal. To the extent not prohibited by a confidentiality agreement executed as of the date hereof, the Company will notify Acquiror immediately if any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Company relating to an Acquisition Proposal. To the extent not prohibited by a confidentiality agreement executed prior to the date hereof, the Company will provide to Acquiror a copy of any written information provided to any person relating to or in connection with a proposed or potential Acquisition Proposal. As of the time hereof, the Company is not engaged in any negotiations or discussions relating to an Acquisition Proposal. To the extent not prohibited by a confidentiality agreement executed prior to the date hereof, the Company shall promptly notify Acquiror orally and in writing of any proposal or offer regarding an Acquisition Proposal or any inquiries with respect thereto. To the extent not prohibited by a confidentiality agreement executed prior to the date hereof, such written notification shall include the identity of the Person making such inquiry or Acquisition Proposal or offer and such other information with respect thereto as is reasonably necessary to apprise Acquiror of the material terms of such Acquisition Proposal or offer and all other material information relating thereto. To the extent not prohibited by a confidentiality agreement executed prior to the date hereof, the Company shall give Acquiror contemporaneous written notice upon engaging in discussions or negotiations with, or providing any information regarding the Company to, any such person regarding an Acquisition Proposal.

  Section 4.2. Employee Benefits. (a) Acquiror hereby unconditionally agrees to, and agrees to cause its subsidiaries to honor, without modification, all contracts, agreements and commitments of the Company or any of its subsidiaries authorized by the Company or any of its subsidiaries prior to the date of this Plan which apply to any current or former employee or current or former director of the Company or any of its subsidiaries, including, without limitation, the severance agreements between Constellation Bank, N.A. and sixteen senior officers (copies of which severance agreements have been furnished to Acquiror). In accordance with the terms of such severance agreements, Acquiror hereby assumes, subject to the consummation of the Merger, all of Constellation Bank, N.A.'s obligations under such severance agreements.

  (b) Acquiror hereby unconditionally agrees to, and to cause its subsidiaries to, provide to officers and employees of the Company and its subsidiaries who become or remain regular (full-time) employees of Acquiror or any of its subsidiaries employee benefits, no less favorable to those provided by Acquiror and its subsidiaries to their similarly situated officers and employees. Any employee of the Company or any of its subsidiaries who becomes a participant in any employee benefit plan, program, policy, or arrangement of Acquiror or any of its subsidiaries shall be given credit under such plan, program, policy, or arrangement for all service prior to becoming such a participant with the Company or any of its subsidiaries for purposes of eligibility and vesting.

  Section 4.3. Access and Information. Upon reasonable notice, each party shall (and shall cause each of the parties' subsidiaries to) afford to the other party and their representatives (including, without limitation, directors, officers and employees of the parties and their affiliates, and counsel, accountants and other professionals retained) such access during normal business hours throughout the period prior to the Effective

Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request; provided, however, that no investigation pursuant to this Section 4.3 shall affect or be deemed to modify any representation or warranty made herein. Each party will not, and will cause its representatives not to, use any information obtained pursuant to this
Section 4.3 for any purpose unrelated to the consummation of the transactions contemplated by this Plan. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 4.3 unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Plan is terminated or the transactions contemplated by this Plan shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same.

  Section 4.4. Certain Filings, Consents and Arrangements. (a) Acquiror and the Company shall (i) as soon as practicable make any filings and applications required to be filed in order to obtain all approvals, consents and waivers of governmental authorities necessary or appropriate for the consummation of the transactions contemplated hereby, (ii) cooperate with one another (1) in promptly determining what filings are required to be made or approvals, consents or waivers are required to be obtained under any relevant federal, state or foreign law or regulation and (2) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers and (iii) deliver to the other copies of the publicly available portions of all such filings and applications promptly after they are filed.

  (b) Promptly after the execution of this Plan, the Company shall notify the New Jersey Department of Environmental Protection and Energy ("NJDEPE") of the transactions contemplated by this Plan and shall use its best efforts (including taking any actions required in connection therewith) to obtain a remediation agreement or administrative consent order from the NJDEPE permitting completion of the Merger prior to obtaining a no further action letter under the New Jersey Industrial Site Remediation Act ("ISRA"), and Acquiror will fully cooperate with and assist the Company in connection therewith. Such cooperation and assistance shall include, but not be limited to, providing a "remediation funding service" as that term is defined in ISRA, in connection with any remediation agreement, remediation plan or other arrangement with the NJDEPE pursuant to ISRA in connection with the Merger.

  Section 4.5. Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, Acquiror agrees to indemnify and advance costs and expenses (including reasonable attorney's fees, disbursements and expenses) and hold harmless each present and former director and officer of the Company or its subsidiaries determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys'
fees), judgments, fines, losses, claims, damages, settlements or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising within 6 years of the Effective Time and out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under New Jersey law and its certificate of incorporation or by-laws in effect on the date hereof to indemnify such person (and also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification); provided that any determination required by law to be made with respect to whether an officer's or director's conduct complies with the standards set forth under New Jersey law and the Company's certificate of incorporation and by-laws shall be made by independent counsel selected jointly by Acquiror and the Indemnified Party.

  (b) Any Indemnified Party wishing to claim indemnification under Section 4.5(a), shall notify Acquiror within forty-five days upon learning of any such claim, action, suit, proceeding or investigation, but the failure to so notify shall not relieve Acquiror of any liability it may have to such Indemnified Party if such failure does not materially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) other than such as is described in the Reports filed prior to the date hereof, (i) Acquiror shall have the right to assume the defense thereof and Acquiror shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Acquiror elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Acquiror and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Acquiror shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Acquiror shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Acquiror shall not be liable for any settlement effected without its prior written consent which shall not be unreasonably withheld; and provided further that Acquiror shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. If such indemnity is not available with respect to any Indemnified Party, then the Acquiror and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

  (c) For a period of three years after the Effective Time, Acquiror shall use all reasonable efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Acquiror may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous to such directors and officers) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that in no event shall Acquiror be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Subsection 4.5(c), any amount per annum in excess of 200% of the amount of the annual premiums paid as of the date hereof by the Company for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Acquiror shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. In the event that the Acquiror acts as its own insurer for all of its directors and officers with respect to matters typically covered by a directors' and officers' liability insurance policy, the Acquiror's obligations under this subsection (c) of Section 4.5 may be satisfied by such self insurance.

  Section 4.6. Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Plan as promptly as practicable, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

  Section 4.7. Publicity. The initial press release announcing this Plan shall be a joint press release and thereafter the Company and Acquiror shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.

  Section 4.8. Proxy; Registration Statement. As soon as practicable after the date hereof, Acquiror and the Company shall prepare the Proxy Statement, file it with the SEC, respond to comments of the Staff of the SEC, clear the Proxy Statement with the Staff of the SEC and promptly thereafter mail the Proxy Statement to all holders of record (as of the applicable record date) of shares of the Company Common Stock. Acquiror and the Company shall cooperate with each other in the preparation of the Proxy Statement. Acquiror shall promptly prepare the Registration Statement and file it with the SEC as soon as is reasonably practicable following receipt of final comments from the Staff of the SEC on the Proxy Statement (or advice that such Staff will not review such filing) and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable and to maintain the effectiveness of such Registration Statement. Acquiror shall also take any action required to be taken under state "Blue Sky" or securities laws in connection with the issuance of Acquiror Common Stock pursuant to the Merger, and the Company shall furnish Acquiror all information concerning the Company and the holders of its capital stock and shall take any action as Acquiror may reasonably request in connection with any such action.

  Section 4.9. Shareholders' Meeting. The Company shall take all action necessary, in accordance with applicable law and its certificate of incorporation and by-laws, to convene a meeting of the holders of the Company Common Stock (the "Company Meeting") as promptly as practicable for the purpose of considering and taking action required by this Plan. Except to the extent legally required for the discharge by the board of directors of its fiduciary duties, the board of directors of the Company shall recommend that the holders of the Company Common Stock vote in favor of and approve the Merger and adopt this Plan at the Company Meeting.

  Section 4.10. Securities Act; Pooling-of-Interests. (a) As soon as practicable after the date of the Company Meeting, the Company shall identify to Acquiror all persons who were, at the time of the Company Meeting, possible "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act and for purposes of qualifying for "pooling-of-interests" accounting treatment (the "Affiliates").

  (b) The Company shall use its best efforts to obtain a written "affiliate" letter agreement in form and substance satisfactory to each of the Company and Acquiror from each person who is identified as a possible Affiliate pursuant to clause (a) above. The Company shall deliver such written "affiliates" letter agreements to Acquiror as soon as practicable after the Company Meeting.

  Section 4.11. Pooling-of-Interests and Tax-Free Reorganization
Treatment. Neither Acquiror nor the Company shall take or cause to be taken, or permit any subsidiary to take, any action, whether before or after the Effective Time, which would disqualify the Merger as a "pooling-of-interests" for accounting purposes or as a "reorganization" within the meaning of Section 368 of the Code.

  Section 4.12. Executive Advisory Committee; Directorships. (a) The Acquiror agrees, promptly following the Effective Time, to cause all the members of the Company's board of directors and Constellation Bank, N.A.'s board of directors immediately prior to the Effective Time who are nominated by the Company and are willing so to serve to be elected or appointed as members of a newly formed executive advisory board, the function of which shall be to advise the Acquiror on deposit and lending activities in the Company's former market area. The executive advisory board shall meet once every calendar quarter and terminate on the second anniversary of the Effective Date.

  (b) Acquiror agrees, following the Effective Time, to cause three members of the Company's board of directors immediately prior to the Effective Time, who are nominated by the Company and approved by Acquiror, one of whom shall be George R. Zoffinger, to be elected or appointed as directors of the Acquiror's wholly-owned subsidiary, New Jersey National Bank ("NJNB").

  Section 4.13. Antitakeover Statutes. The Company shall take all reasonable steps (i) to exempt the Company and the Merger from the requirements of any state antitakeover law by action of its board of directors or otherwise and (ii), upon the request of Acquiror, to assist in any challenge by Acquiror to the applicability to the Merger of any state antitakeover law.

  Section 4.14. Severance Benefits. The Acquiror shall provide severance benefits to the employees of the Company and its subsidiaries in accordance with the terms and conditions set forth in Annex 6 hereof.

  Section 4.15. Allowance for Credit Losses. The allowance for credit losses included in the consolidated financial statements of the Company included in the Company's March 31, 1993 Form 10-Q was determined in accordance with generally accepted accounting principles to be adequate to provide for losses relating to or inherent in the loan and lease portfolios of, and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by, the Company and its subsidiaries. Company has disclosed to Acquiror in writing prior to the date hereof the aggregate amounts as of a recent date of all loans, losses, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of Company and its subsidiaries that have been classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans" or words of similar import, and Company shall promptly on a periodic basis inform Acquiror of any such classification arrived at any time after the date hereof. The OREO included in non-performing assets is carried net of reserves at the lower of cost or market value based on independent appraisals.

  Section 4.16. Bank Merger. During the period from the date of this Plan to the Effective Time, the Company shall, and shall cause its officers, directors and employees to cooperate with and assist Acquiror in the formulation of a plan of integration for the merger of Constellation Bank, N.A. with and into NJNB ("Bank Merger") as soon after the Effective Time as is practicable.

  Notwithstanding that the Company believes that it has established all reserves and taken all provisions for possible loan losses required by generally accepted accounting principles and applicable laws, rules and regulations, the Company recognizes that Acquiror has adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Plan to the Effective Time and in order to formulate the plan of integration for the Bank Merger, the Company and Acquiror shall consult and cooperate with each other with respect to (i) conforming, as specified in a written notice from Acquiror to the Company, based upon such consultation, the Company's loan, accrual and reserve policies to those policies of Acquiror to the extent appropriate, (ii) new extensions of credit or material revisions to existing terms of credits by the Bank in each case where the aggregate exposure exceeds $1,000,000 and (iii) conforming, as specified in a written notice from Acquiror to the Company, based upon such consultation, the composition of the investment portfolio and overall asset/liability management position of the Company and the Bank to the extent appropriate.

  In addition, from and after the date of this Plan to the Effective Time and in order to formulate the plan of integration for the Bank Merger, the Company and Acquiror shall consult and cooperate with each other with respect to determining, as specified in a written notice from Acquiror to the Company, based upon such consultation, appropriate accruals, reserves and charges to establish and take in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments taking into account the Acquiror's plan of integration and the Bank Merger.

  The Company and Acquiror shall consult and cooperate with each other with respect to determining, as specified in a written notice from Acquiror to the Company, based upon such consultation, the amount and the timing for recognizing for financial accounting purposes the expense of the Merger and the restructuring charges related to or to be incurred in connection with the Merger.

  At the request of Acquiror, the Company shall, prior to the Effective Time, use its best efforts to establish and take such reserves and accruals as Acquiror shall request to conform, on a mutually satisfactory basis, the Company's loan, accrual and reserve policies to Acquiror's policies, shall establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger; provided, however, that (i) the Company shall not be obligated to take any such action pursuant to this paragraph of Section 4.16 unless and until Acquiror specifies its request in a writing delivered by Acquiror to the Company, and acknowledges that all conditions to its obligations to consummate the Merger set forth in Section 5.1 and 5.2 have been waived (if waivable) or satisfied, (ii) the Company acknowledges that the conditions to its obligation to consummate the Merger set forth in Sections 5.1 and 5.3 have been satisfied or waived by the Company,
(iii) the Company shall not be required to take any such action that is inconsistent with any requirement applicable to the Company or Constellation Bank, N.A. by any bank regulatory agency and (iv) the Company shall not be required to take any such action that is not consistent with generally accepted accounting principals. The Company's representations, warranties and covenants contained in this Plan shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any action undertaken on account of this Section 4.16.

                     ARTICLE V. CONDITIONS TO CONSUMMATION

  Section 5.1. Conditions to All Parties' Obligations. The respective obligations of Acquiror and the Company to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following conditions:

    (a) The Plan and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of the Company in accordance with applicable law.

    (b) Acquiror shall have procured the required approval, consent, waiver or other administrative action with respect to the Plan and the transactions contemplated hereby (i) by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, and (ii) by the Pennsylvania Department of Banking pursuant to Pennsylvania law and all applicable statutory waiting periods shall have expired; and the parties shall have procured all other regulatory approvals, consents, waivers or administrative actions of governmental authorities or other persons that are necessary or appropriate to the consummation of the transactions contemplated by the Plan; provided, however, that no approval, consent, waiver or administrative action referred to in this Section 5.1(b) shall be deemed to have been received if it shall include any condition or requirement that would (i) result in a Material Adverse Effect on Acquiror (on a combined basis giving effect to the Merger and the other transactions contemplated by this Plan) or (ii) so materially and adversely affect the economic or business benefits of the Merger that the Acquiror would not have entered into this Plan had such conditions or requirements been known at the date hereof;

    (c) All other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Plan shall have been satisfied.

    (d) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger or any other transaction contemplated by this Plan. No litigation or proceeding shall be pending against Acquiror or the Company or any of their subsidiaries brought by any governmental agency seeking to prevent consummation of the transactions contemplated hereby.

    (e) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger or any other transaction contemplated by this Plan.

    (f) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

    (g) Acquiror and the Company each shall have received the opinion of Sullivan & Cromwell, dated as of the Effective Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly: (i) no gain or loss will be recognized by Acquiror or the Company as a result of the Merger; (ii) no gain or loss will be recognized by the shareholders of the Company who exchange their shares of the Company Common Stock solely for shares of Acquiror Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Acquiror Common Stock); (iii) the tax basis of the shares of Acquiror Common Stock received by shareholders who exchange all of their shares of the Company Common Stock solely for shares of Acquiror Common Stock in the Merger will be the same as the tax basis of the shares of the Company Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and (iv) the holding period of the shares of Acquiror Common Stock received in the Merger will include the period during which the shares of the Company Common Stock surrendered in exchange therefor were held, provided such shares of the Company Common Stock were held as capital assets at the Effective Time. In rendering their opinion, Sullivan & Cromwell may require and rely upon representations contained in certificates of officers of Acquiror, the Company and others.

    (h) Acquiror and the Company each shall have received a letter, dated as of the Effective Date, from Acquiror's independent certified public accountants to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with this Plan.

    (i) The Board of Directors of the Company shall have received a letter, in form and substance satisfactory to the Company, dated the date on which the SEC declares the Registration Statement effective, pursuant to which Keefe, Bruyette & Woods, Inc. shall express its opinion that the consideration to be received by the Company's shareholders pursuant to
  Section 1.2 hereof is fair from a financial point of view.

  Section 5.2. Conditions to Obligations of Acquiror. The obligations of Acquiror to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

    (a) Each of the representations and warranties of the Company contained in this Plan shall, in all material respects, be true on the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); the Company shall have performed, in all material respects, each of its covenants and agreements contained in this Plan; and Acquiror shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Effective Date, to the foregoing effect.

    (b) Acquiror shall have received all state securities laws and "Blue Sky" permits and other authorizations necessary to consummate the transactions contemplated hereby.

    (c) The Acquiror and its directors shall have received from KPMG Peat Marwick, the Company's independent certified public accountants, an "agreed upon procedures" letter, dated (i) the date of the mailing of Proxy Statement to the Company's shareholders and (ii) shortly prior to the Effective Time, with respect to certain financial information regarding the Company in the form customarily issued by such accountants at such time in transactions of this type.

  Section 5.3. Conditions to the Obligation of the Company. The obligation of the Company to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

    (a) Each of the representations, warranties and covenants of Acquiror contained in this Plan shall, in all material respects, be true on the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); Acquiror shall have performed, in all material respects, each of its covenants and agreements contained in this Plan;

  and the Company shall have received certificates signed by the Chief Executive Officer and the Chief Financial Officer of Acquiror, dated the Effective Date, to the foregoing effect.

    (b) The Company and its directors shall have received from the Acquiror's independent certified public accountants an "agreed upon procedures" letter, dated (i) the date of the mailing of Proxy Statement to the Company's shareholders and (ii) shortly prior to the Effective Time, with respect to certain financial information regarding the Acquiror in the form customarily issued by such accountants at such time in transactions of this type.

                            ARTICLE VI. TERMINATION

  Section 6.1. Termination. This Plan may be terminated, and the Merger abandoned, prior to the Effective Date, either before or after its approval by the shareholders of the Company:

    (a) by the mutual consent of Acquiror and the Company, if the board of directors of each so determines by vote of a majority of the members of its entire board;

    (b) by Acquiror or the Company, if its board of directors so determines by vote of a majority of the members of its entire board, in the event of the failure of the shareholders of the Company to approve the Plan at its meeting called to consider such approval or a material breach by the other party hereto of any representation, warranty, covenant or agreement contained herein which is not cured or not curable within 60 days after written notice of such breach is given to the party committing such breach by the other party;

    (c) by Acquiror or the Company by written notice to the other party if either (i) any approval, consent or waiver of a governmental authority required to permit consummation of the transactions contemplated hereby shall have been denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Plan;

    (d) by Acquiror or the Company, if its board of directors so determines by vote of a majority of the members of its entire board, in the event that the Merger is not consummated by March 31, 1994, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Plan by the party seeking to terminate; or

    (e) by the Company, if its board of directors so determines by a majority vote of the members of its entire board, at any time during the ten-day period commencing with the Determination Date if both of the following conditions are satisfied:

      (i) the Average Closing Price on the Determination Date of shares of Acquiror Common Stock shall be less than an amount equal to the Starting Price multiplied by 0.85 (adjusted as indicated below in this Section 6.1(e)); and

      (ii) (A) the number obtained by dividing the Average Closing Price on the Determination Date by the Starting Price (the "Acquiror Ratio") shall be less than (B) the number obtained by dividing the Final Index Price on the Determination Date by the Initial Index Price on the Starting Date and subtracting 0.15 from the quotient in this clause
    (ii)(B) (the "Index Ratio");

  subject, however, to the following three sentences. If the Company elects to exercise its termination right pursuant to this Section 6.1(e), it shall give written notice to Acquiror (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period). During the five-day period commencing with its receipt of such notice, Acquiror shall have the option to increase the consideration to be received by the holders of the Company Common Stock hereunder, by adjusting the Conversion Number to equal (calculated to the nearest one one-thousandth) the lesser of (x) a number obtained by dividing (A) the product of the Starting Price, 0.85 and the Conversion Number by (B) the Average Closing Price on the Determination Date, and (y) a number equal to a fraction, the numerator of which is the Index Ratio multiplied by the Conversion Number and the denominator of which is the Acquiror Ratio. If Acquiror so elects within such five-day period, it shall give prompt written notice to the Company of such election and the revised Conversion Number, whereupon no termination shall have occurred pursuant to this Section 6.1(e) and this Plan shall remain in effect in accordance with its terms (except as the Conversion Number shall have been so modified).

    For purposes of this Section 6.1(e), the following terms shall have the meanings indicated:

      "Average Closing Price" shall have the meaning specified in Section
    1.2(b).

      "Determination Date" means the fifteenth day after the required approval of the Federal Reserve Board for the Merger.

      "Final Index Price" means the sum of the Final Price for each company comprising the Index Group multiplied by the appropriate weighting.

      "Final Price", with respect to any company belonging to the Index Group, means the average of the daily closing sales prices of a share of common stock of such company, as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the period of 20 trading days ending on the Determination Date.

      "Index Group" means the 17 bank holding companies listed below, the common stock of which shall be publicly traded and as to which there shall not have been a publicly announced proposal since the Starting Date and before the Determination Date for any such company to be acquired. In the event that the common stock of any such company ceases to be publicly traded or a proposal to acquire any such company is announced after the Starting Date and before the Determination Date, such company will be removed from the Index Group, and the weights (which have been determined based on the number of outstanding shares of common stock and the market prices of such stock) attributed to the remaining companies will be adjusted proportionately for purposes of determining the Final Index Price. The 17 bank holding companies and the weights attributed to them are as follows:

     BANK HOLDING COMPANY                                              WEIGHTING
     --------------------                                              ---------
     The Bank of New York Company, Inc. (BK)..........................    4.91%
     Banc One Corp. (ONE).............................................   16.00%
     Norwest Corporation (NOB)........................................    8.29%
     Sun Trust Banks, Inc. (STI)......................................    6.14%
     First Union Corporation (FTU)....................................    8.58%
     Fleet Financial Group, Inc. (FLT)................................    5.02%
     NBD Bancorp, Inc. (NBD)..........................................    5.77%
     PNC Bank Corp. (PNC).............................................    7.43%
     U.S. Bancorp (USBC)..............................................    2.83%
     Wachovia Corporation (WB)........................................    6.62%
     First Bank System, Inc. (FBS)....................................    3.75%
     First Fidelity Bancorporation (FFB)..............................    4.00%
     Barnett Banks, Inc. (BBI)........................................    4.97%
     National City Corporation (NCC)..................................    4.42%
     Mellon Bank Corporation (MEL)....................................    3.93%
     Boatmen's Bancshares, Inc. (BOAT)................................    3.18%
     Society Corp. (SCY)..............................................    4.16%
                                                                        ------
                                                                        100.00%

      "Index Price" on a given date, means the weighted average (weighted in accordance with the factors listed above) of the closing prices on such date of the common stocks of the companies comprising the Index Group.

      "Initial Index Price" means the sum of each per share closing price of the common stock of each company comprising the Index Group multiplied by the applicable weighting, as such prices are reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded on the Starting Date.

      "Starting Date" means the last trading day immediately preceding the date of the first public announcement of entry into this Plan.

      "Starting Price" means the closing price per share of Acquiror Common Stock, as reported on the NMS (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source) for the Starting Date.

    If Acquiror or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this
  Section 6.1(e).

  Section 6.2. Effect of Termination. In the event of the termination of this Plan by either Acquiror or the Company, as provided above, this Plan shall thereafter become void and there shall be no liability on the part of any party hereto or their respective officers or directors, except that any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach by any other party of any covenant or willful misrepresentation contained in this Plan.

                 ARTICLE VII. EFFECTIVE DATE AND EFFECTIVE TIME

  Section 7.1. Effective Date and Effective Time. On the third business day after the expiration of all applicable waiting periods in connection with approvals of governmental authorities occurs and all conditions to the consummation of this Plan are satisfied or waived, or on such earlier or later date as may be agreed by the parties, but in no event earlier than January 3, 1994, articles or certificates of merger shall be executed in accordance with all appropriate legal requirements and shall be filed as required by law, and the Merger provided for herein shall become effective upon such filing or on such date (which may not be later than such third business day) as may be specified in such articles or certificates of merger. The date of such filing or such later effective date is herein called the "Effective Date". The "Effective Time" of the Merger shall be such time on the Effective Date as may be agreed by the parties.

                          ARTICLE VIII. OTHER MATTERS

  Section 8.1. Certain Definitions; Interpretation. As used in this Plan, the following terms shall have the meanings indicated:

    "Control" shall have the meaning ascribed thereto in the Bank Holding Company Act of 1956, as amended.

    "material" means material to Acquiror or the Company (as the case may be) and its respective subsidiaries, taken as a whole.

    "Material Adverse Effect," with respect to a person, means any condition, event, change or occurrence that is reasonably likely to have a material adverse effect upon (A) the financial condition, business or results of operations of such person and its subsidiaries, taken as a whole, or (B) the ability of such person to perform its obligations under, and to consummate the transactions contemplated by, this Plan.

    "person" includes an individual, corporation, partnership, association, trust or unincorporated organization.

    "subsidiary," with respect to a person, means any other person controlled by such person.

When a reference is made in this Plan to Sections, Annexes or Schedules, such reference shall be to a Section of, or Annex or Schedule to, this Plan unless otherwise indicated. The table of contents, tie sheet and headings contained in this Plan are for ease of reference only and shall not affect the meaning or interpretation of this Plan. Whenever the words "include", "includes", or "including" are used in this Plan, they shall be deemed followed by the words "without limitation". Any singular term in this Plan shall be deemed to include the plural, and any plural term the singular.

  Section 8.2. Survival. Only those agreements and covenants of the parties that are applicable in whole or in part after the Effective Time shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Plan and shall not survive the Effective Time. If the Plan shall be terminated, the agreements of the parties in Sections 4.3 and 8.6 shall survive such termination.

  Section 8.3. Waiver. Prior to the Effective Time, any provision of this Plan may be (i) waived by the party benefitted by the provision or by both parties by a writing executed by an executive officer, or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto approved by their respective boards of directors, except that, after the vote by the shareholders of the Company, no such amendment or modification may be made which reduces or changes the form and amount of consideration payable pursuant to this Plan without further shareholder approval.

  Section 8.4. Counterparts. This Plan may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

  Section 8.5. Governing Law. This Plan shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania.

  Section 8.6. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Plan and the transactions contemplated hereby, except printing expenses which shall be shared equally.

  Section 8.7. Notices. All notices, requests, acknowledgements and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopy, telegram or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

  If to the Company, to:

    Constellation Bancorp
    120 Albany Street Plaza
    New Brunswick, New Jersey 08903-0831
    Telecopy: (908) 943-4223
    Attn: George R. Zoffinger
          President and Chief
            Executive Officer

    With copies to:

    H. Rodgin Cohen, Esq.
    Mark J. Menting, Esq.
    Sullivan & Cromwell
    125 Broad Street
    New York, New York 10004
    Telecopy: (212) 558-3588

  If to Acquiror, to:

    CoreStates Financial Corp
    Broad & Chestnut Street
    Philadelphia, PA 19105
    Attn: Terrence A. Larsen, Chairman

    With copies to:

    David T. Walker
    Deputy Chief Counsel
    CoreStates Financial Corp
    PNB Building, F.C. 1-1-22-1
    Broad & Chestnut Street
    Philadelphia, PA 19107

  Section 8.8. Entire Agreement; Etc. This Plan, together with the Stock Option Agreement, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of the Plan shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as to the last sentence of Section 4.2 and Section 4.5, nothing in this Plan is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Plan.

  Section 8.9. Assignment. This Plan may not be assigned by any party hereto without the written consent of the other parties.

  In Witness Whereof, the parties hereto have caused this Plan to be executed by their duly authorized officers as of the day and year first above written.

                                          CoreStates Financial Corp


                                          By:       /s/ David C. Carney
                                              ---------------------------------
                                                      DAVID C. CARNEY
                                                  CHIEF FINANCIAL OFFICER

                                          Constellation Bancorp


                                          By:     /s/ George R. Zoffinger
                                              ---------------------------------
                                                    GEORGE R. ZOFFINGER
                                                    PRESIDENT AND CHIEF
                                                     EXECUTIVE OFFICER

                                                                 Conformed Copy
                                                                 EXHIBIT A

                             STOCK OPTION AGREEMENT

  Stock Option Agreement, dated August 2, 1993, between CoreStates Financial Corp, a Pennsylvania corporation ("Grantee"), and Constellation Bancorp, a New Jersey corporation ("Issuer").

                                  Witnesseth:

  Whereas, Grantee and Issuer have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto prior to this Agreement; and

  Whereas, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined):

  Now, Therefore, in consideration of the foregoing and the covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

    1. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 5,300,000 nonassessable shares of common stock, no par value ("Common Stock"), of Issuer at a price of $10.375 per share. Such price as adjusted pursuant to
  Section 5 hereof is hereinafter referred to as the "Option Price." The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

    2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection
  (e) of this Section 2) within 30 days following such Subsequent Triggering Event. Each of the following shall be an Exercise Termination Event: (i) the Effective Time of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event; or (iii) the passage of nine months after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event (provided that if an Initial Triggering Event continues or occurs beyond such termination, the Exercise Termination Event shall be nine months from the expiration of the Last Triggering Event but in no event more than twelve months after such termination). The "Last Triggering Event" shall mean the last Initial Triggering Event to occur. The term "Holder" shall mean the holder or holders of the Option. Notwithstanding the foregoing, the Option may not be exercised, nor may Grantee require Issuer to repurchase the Option, if, at the time of exercise or repurchase, Grantee is in breach of any covenant or obligation contained in the Merger Agreement.

    (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

      (i) Issuer or Constellation Bank, N.A. (the "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act, and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or the Issuer Subsidiary, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer or the Issuer Subsidiary, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 20% or more of the voting power of Issuer or Issuer Subsidiary;

      (ii) Any person other than Grantee, any Grantee Subsidiary or any Subsidiary of Issuer acting in a fiduciary capacity shall have acquired beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Option Agreement having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act, and the rules and regulations thereunder);

      (iii) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

      (iv) After a proposal is made by a third party to Issuer or its shareholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and (y) shall not have been cured prior to the Notice Date (as defined below); or

      (v) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

    (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

      (i) The acquisition by any person of beneficial ownership of 25% or more of the then outstanding Common Stock; or

      (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (z) shall be 25%.

    (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event") after it becomes aware that such an event has occurred, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

    (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 30 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

    (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

    (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

    (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

    "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

  It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses
  (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

    (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

    3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock;
  (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. (S)18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended, or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

    4. This Agreement (and the Option granted hereby) is exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

    5. The number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this Section 5.

      (a) In the event of any change in Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted.

      (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

    6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 30 days of such Subsequent Triggering Event (or such later period as provided in Section 9) (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the Securities Act covering any shares issued and issuable pursuant to this Option and shall use its reasonable efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee; provided, however, that Issuer may postpone filing a registration statement relating to a registration request by Grantee under this Section 6 for a period of time (not in excess of 90 days) if in its judgment such filing would require the disclosure of material information that Issuer has a bona fide business purpose for preserving as confidential. Issuer will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; and provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be issued by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practicable and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for the Issuer.

    7. (a) Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, (i) at the request of the Holder, delivered within 30 days of such occurrence (or such later period as provided in Section 9), Issuer shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to (x) the amount by which
  (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 30 days of such occurrence (or such later period as provided in Section 9), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to (x) the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the 30 day period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be.

    (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within ten business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

    (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy or any order, agreement or directive from any governmental authority, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this
  Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy or any order, agreement or directive from any governmental authority, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full, the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase

  Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

    8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

    (b) The following terms have the meanings indicated:

      (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

      (2) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

      (3) "Assigned Value" shall mean the market/offer price, as defined in
    Section 7.

      (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

    (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

    (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

    (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be.

    9. The 30-day period for exercise of certain rights under Sections 2, 6, 7 and 11 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the Securities Exchange Act by reason of such exercise. Nothing contained in this Agreement shall restrict Grantee from specifying alternative exercising of rights pursuant to Sections 2, 6 or 7 hereof in the event that the exercising of any such rights shall not have occurred due to the failure to obtain any required approval referred to in this Section 9.

    10. Issuer hereby represents and warrants to Grantee as follows:

    (a) Issuer has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by Issuer. This Agreement is the valid and legally binding obligation of Issuer.

    (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

    11. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 30 days following such Subsequent Triggering Event (or such later period as provided in Section 9); provided, however, that until the date 30 days following the date on which the Federal Reserve Board approves an application by Grantee under the Bank Holding Company Act to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board.

    12. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation applying to the Federal Reserve Board under the Bank Holding Company Act for approval to acquire the shares issuable hereunder.

    13. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

    14. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

    15. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

    16. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    17. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    18. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

    19. Except as otherwise expressly provided herein or in or pursuant to the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

    20. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

    21. This Agreement is qualified and subject to the qualifications and conditions described or referred to in the letter provided by the Issuer to the Grantee pursuant to Sections 2.2 and 3.1 of the Merger Agreement.

  In Witness Whereof, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                          Constellation Bancorp


                                          By:     /s/ George R. Zoffinger
                                              ---------------------------------
                                                    GEORGE R. ZOFFINGER
                                                    PRESIDENT AND CHIEF
                                                     EXECUTIVE OFFICER

                                          CoreStates Financial Corp


                                          By:       /s/ David C. Carney
                                              ---------------------------------
                                                      DAVID C. CARNEY
                                                  CHIEF FINANCIAL OFFICER

                 [LETTERHEAD OF KEEFE, BRUYETTE & WOODS, INC.]

                                                                     APPENDIX II

                                                           FEBRUARY  , 1994

The Board of Directors
Constellation Bancorp
68 Broad Street
Elizabeth, NJ 07207

Members of the Board:

  You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Constellation Bancorp ("Constellation") of the exchange ratio in the proposed merger (the "Merger") of Constellation with and into CoreStates Financial Corp ("CoreStates"), pursuant to the Agreement and Plan of Merger, dated as of August 2, 1993, as amended (the "Agreement"), between CoreStates and Constellation. Under the terms of the Agreement, each outstanding share of common stock, no par value, of Constellation (the "Common Shares") will be converted into 0.4137 (0.412 under certain circumstances) shares of common stock, $1.00 par value, of CoreStates (the "Exchange Ratio").

  Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to, Constellation and CoreStates and as a market maker in securities we may from time to time have a long or short position in, and buy or sell, debt or equity securities of Constellation and CoreStates for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to Constellation. We have acted exclusively for the Board of Directors of Constellation in rendering this fairness opinion and will receive a fee from Constellation for our services.

  In arriving at our opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Constellation and CoreStates, including, among other things, the following: (i) the Agreement; (ii) the Registration Statement on Form S-4 filed by CoreStates to register the shares of its common stock to be issued in the Merger; (ii) Annual Reports to Shareholders for the three years ended December 31, 1992 of Constellation and CoreStates and Annual Reports on Form 10-K; (iv) certain interim reports to shareholders of Constellation and CoreStates and Quarterly Reports on Form 10-Q of Constellation and CoreStates and certain other communications from Constellation and CoreStates to their respective shareholders; (v) other financial information concerning the businesses and operations of Constellation and CoreStates furnished to us by Constellation and CoreStates for purposes of our analysis, including certain internal financial analyses and forecasts for Constellation and CoreStates prepared by the senior management of Constellation and CoreStates; (vi) plans for the combined company and the strategic objectives of the Merger with the senior executives of CoreStates and Constellation; (vii) certain publicly available information concerning trading of, and the trading market for, the common stock of Constellation and CoreStates; and (viii) certain publicly available information with respect to banking companies and the nature and terms of certain other transactions that we consider relevant to our inquiry.

  In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not attempted independently to verify such information. We have relied upon the management of Constellation and CoreStates as to the reasonableness and achieveability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. We have also assumed, without independent verification, that the aggregate allowances for loan losses for Constellation and CoreStates are adequate to cover such losses. We have not made or obtained any evaluations or appraisals of the property of Constellation or CoreStates, nor have we examined any individual loan credit files. Finally, you have informed us and we have assumed that the Merger will be recorded as a pooling of interests under generally accepted accounting principles.

  We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of Constellation and CoreStates, including interest income, interest expense, net interest income, net interest margin, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for Constellation and for CoreStates; (ii) the assets and liabilities of Constellation and CoreStates, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

  Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio in the Merger is fair, from a financial point of view, to the holders of the Common Shares.

                                          Very truly yours,

                                          Keefe, Bruyette & Woods, Inc.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Sections 1741 et . seq. of the PaBCL provides that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and reasonable belief that the particular action is in, or not opposed to, the best interest of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable for negligence or misconduct in the performance of the person's duties. However, Section 1746 provides that the other sections of the law are not exclusive and that further indemnification may be provided by by-law, agreement or otherwise except where the act or failure to act giving rise to a claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The corporation is required to indemnify directors and officers against expenses they may incur in defending any action against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

  The by-laws of CoreStates provide for the mandatory indemnification of directors and officers to the full extent permitted by law. CoreStates has purchased directors' and officers' liability insurance covering certain liabilities which may be incurred by its officers and directors in connection with the performance of their duties.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   2     --Agreement and Plan of Merger dated as of the 2nd day of August,
           1993, is Appendix I to the Proxy Statement-Prospectus included in
           Part I and is incorporated herein by reference.
   3(a)  --The rights of the holders of CoreStates Financial Corp Common Stock are contained in the Articles of Incorporation of CoreStates
           Financial Corp as amended through May 3, 1993, filed as Exhibit 3(a)
           to the CoreStates Financial Corp Current Report on Form 8-K dated
           October 21, 1993 and incorporated herein by reference.
   3(b)  --Bylaws of CoreStates Financial Corp as amended through April 20,
           1993, filed as Exhibit 3(b) to the CoreStates Financial Corp Current
           Report on Form 8-K dated October 21, 1993, and incorporated herein by reference.
  + 5    --Opinion with consent of David J. Martin regarding legality of securities being registered.
 ** 8    --Opinion of Sullivan & Cromwell regarding certain tax matters.
  +23(a) --Consent of Ernst & Young with respect to CoreStates Financial Corp.
  +23(b) --Consent of KPMG Peat Marwick with respect to Constellation Bancorp.
  *23(c) --Consent of Keefe, Bruyette & Woods, Inc.
  +23(d) --Consent of Coopers & Lybrand with respect to Independence Bancorp,
           Inc.
  *24    --Power of Attorney.
  +99(a) --Draft Proxy Card of Constellation Bancorp.
   99(b) --Opinion of Keefe, Bruyette & Woods, Inc. is Appendix II to the Proxy
           Statement-Prospectus and is incorporated herein by reference.

- --------

  + Filed herewith
  * Previously filed

 ** To be filed by amendment

ITEM 22. UNDERTAKINGS

  (a)(1) The undersigned registrant hereby undertakes:

  (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement,

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (B) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (2) The undersigned registrant hereby undertakes as follows: that prior to any public offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (3) The registrant undertakes that every prospectus (a) that is filed pursuant to paragraph (2) immediately preceding, or (b) that purports to meet the requirements of Section 19(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid for by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter had been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

                           CORESTATES FINANCIAL CORP

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, CORESTATES FINANCIAL CORP HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PHILADELPHIA, COMMONWEALTH OF PENNSYLVANIA, ON FEBRUARY 8, 1994.

                                          Corestates Financial Corp


                                          By:      /s/ Terrence A. Larsen
                                              ---------------------------------
                                                      TERRENCE A. LARSEN
                                               CHAIRMAN OF THE BOARD, PRESIDENT
                                                  AND CHIEF EXECUTIVE OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


             SIGNATURES                       CAPACITY               DATE
             ----------                       --------               ----

                 *                      Director, Chairman       February 8, 1994
- -------------------------------------    of the Board,
         TERRENCE A. LARSEN              President and Chief
                                         Executive Officer
                                         (principal
                                         executive officer)

      /s/ David C. Carney               Chief Financial          February 8, 1994
- -------------------------------------    Officer (principal
           DAVID C. CARNEY               financial officer)


                 *                      Executive Vice           February 8, 1994
- -------------------------------------    President
          ALBERT W. MANDIA               (principal
                                         accounting officer)


                 *                      Director                 February 8, 1994
- -------------------------------------
          GEORGE A. BUTLER


                 *                      Director                 February 8, 1994
- -------------------------------------
         ROBERT H. CAMPBELL


             SIGNATURES                       CAPACITY             DATE
             ----------                       --------             ----
                *                      Director               February 8, 1994
- -------------------------------------
         NELSON G. HARRIS


                *                      Director               February 8, 1994
- -------------------------------------
         VINCENT E. HOYER


                *                      Director               February 8, 1994
- -------------------------------------
         CARLTON E. HUGHES


                *                      Director               February 8, 1994
- -------------------------------------
        SHIRLEY A. JACKSON


                *                      Director               February 8, 1994
- -------------------------------------
          ERNEST E. JONES


                *                      Director               February 8, 1994
- -------------------------------------
          JOSEPH C. LADD


                *                      Director               February 8, 1994
- -------------------------------------
        LEONARD H. LITTMAN


                *                      Director               February 8, 1994
- -------------------------------------
          HERBERT LOTMAN


                *                      Director               February 8, 1994
- -------------------------------------
        PATRICIA A. MCFATE


                *                      Director               February 8, 1994
- -------------------------------------
          JOHN A. MILLER


             SIGNATURES                       CAPACITY             DATE
             ----------                       --------             ----

                 *                      Director               February 8, 1994
- -------------------------------------
         MARLIN MILLER, JR.


                 *                      Director               February 8, 1994
- -------------------------------------
       SEYMOUR S. PRESTON, III


                 *                      Director               February 8, 1994
- -------------------------------------
          J. LAWRENCE SHANE


                 *                      Director               February 8, 1994
- -------------------------------------
          RAYMOND W. SMITH


                 *                      Director               February 8, 1994
- -------------------------------------
         HAROLD A. SORGENTI


                 *                      Director               February 8, 1994
- -------------------------------------
        PETER S. STRAWBRIDGE


*By:    /s/ David C. Carney
     ---------------------------
         ATTORNEY-IN-FACT